UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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La-Z-Boy Incorporated
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NOTICE OF 2022

ANNUAL MEETING & PROXY STATEMENT

LA-Z-BOY INCORPORATED

Reegan Swivel Chair | La-Z-Boy

NOTICE OF 2022 ANNUAL MEETING
OF SHAREHOLDERS
La-Z-Boy Incorporated
One La-Z-Boy Drive
Monroe, Michigan 48162-5138
July 20, 2022
To Our Shareholders:
La-Z-Boy Incorporated will hold its 2022 Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, August 30, 2022, beginning at 8:00 a.m., Eastern Daylight Time, in the Wright Room of The Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Detroit, Michigan. The purpose of the Annual Meeting is to:
•elect the nine director nominees named in the attached Proxy Statement for an annual term until the 2023 annual meeting;
•ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for FY 2023;
•approve, through a non-binding advisory vote, the compensation of our named executive officers as disclosed in the attached Proxy Statement;
•approve the La-Z-Boy Incorporated 2022 Omnibus Incentive Plan; and
•act upon such other business as may properly come before the meeting or any adjournment thereof.
Only shareholders of record at the close of business on July 1, 2022, are entitled to notice of and to vote at the Annual Meeting. We hope you will read the attached Proxy Statement, which contains detailed information about the matters we are asking you to vote on, and vote in accordance with the Board of Directors’ recommendations. Your vote is very important to us. Whether or not you attend the Annual Meeting, we urge you to promptly vote and submit your proxy via a toll-free number or over the Internet, as detailed below. If you received a paper copy of the proxy card by mail, you may submit your proxy by signing, dating and mailing the proxy card in the envelope provided. If you attend the Annual Meeting and prefer to vote in person, you will be able to do so and your vote at the Annual Meeting will revoke any proxy you have previously submitted.
We currently intend to hold the Annual Meeting in person. If we decide to change the location of the Annual Meeting or to hold it partly or solely by means of virtual communications, as permitted by applicable law, we will announce such decision in advance, and details on how to participate will be issued by a press release filed with the U.S. Securities and Exchange Commission (“SEC”) on a Form 8-K and available at proxyvote.com. Please retain the 16-digit control number included on your notice, on your proxy card, or in the voting instructions that accompanied your proxy materials as you will need this number should we determine to allow for virtual attendance and you elect to participate.
BY ORDER OF THE BOARD OF DIRECTORS

Uzma Ahmad
Vice President, Deputy General Counsel and Corporate Secretary
Proxy Voting
Even if you plan to attend the Annual Meeting, please vote as soon as possible using one of the following methods:

Online	By Phone	By Mail
www.proxyvote.com	1-800-690-6903	Completing, dating, signing and returning your proxy card
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on August 30, 2022
Our Proxy Statement and 2022 Annual Report are available online at http://www.proxyvote.com.

2022 Proxy Statement	1

PROXY STATEMENT SUMMARY
This summary is an overview of certain information in this Proxy Statement. As this is only a summary, before you vote, please review the complete Proxy Statement and our annual report to shareholders for the fiscal year ("FY") ended April 30, 2022 (the "2022 Annual Report").
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of La-Z-Boy Incorporated (the “Board of Directors” or “Board”) of proxies to be voted at the Annual Meeting. This Proxy Statement, Notice of 2022 Annual Meeting of Shareholders, accompanying proxy card and the 2022 Annual Report are available at http://www.proxyvote.com. This Proxy Statement has been prepared by our management and approved by the Board, and is being sent or made available to our shareholders on or about July 20, 2022.
Proposals and Voting Recommendations

Proposals		Board's Voting Recommendation
1.	Elect the nine director nominees named in the Proxy Statement for a one-year term	FOR each nominee
2.	Ratify the selection of our independent registered public accounting firm for FY 2023	FOR
3.	Approve, through a non-binding advisory vote, the compensation of our named executive officers	FOR
4.	Approve the La-Z-Boy Incorporated 2022 Omnibus Incentive Plan	FOR
Director Nominees

Nominee	Independent	Director Since	Primary (or Former) Occupation	Committees
Erika L. Alexander	✓	2021	Chief Global Officer, Global Operations, Marriott International, Inc.		C	N
Sarah M. Gallagher	✓	2016	Former President, Ralph Lauren North America e-Commerce		C	N
James P. Hackett	✓	2021	Former President and CEO, Ford Motor Company	A
Janet E. Kerr	✓	2009	Vice Chancellor and Professor Emeritus, Pepperdine University		C	N
Michael T. Lawton*	✓	2013	Former Executive Vice President & CFO, Domino's Pizza, Inc.	A
W. Alan McCollough	✓	2007	Former Chairman and CEO, Circuit City Stores, Inc.	A	C
Rebecca L. O'Grady	✓	2019	Former CMO International Marketing, e-Commerce & Consumer Insights, General Mills	A
Lauren B. Peters	✓	2016	Former Executive Vice President & CFO, Foot Locker, Inc.			N
Melinda D. Whittington		2021	Our President and CEO

A	Audit		Committee Chair
C	Compensation and Talent Oversight	*	Chairman of the Board
N	Nominating and Governance

2	La-Z-Boy Incorporated

Proxy Statement Summary
Corporate Governance Highlights
Our Board of Directors is committed to strong corporate governance as a driver of long-term shareholder value. More information on our key corporate governance practices can be found in this Proxy Statement as indicated below:

7	Annual election of directors; no classified Board	19	Annual Board and committee self-evaluations
7	Majority voting/director resignation policy for uncontested elections	20	Director overboarding policy in place
7, 17	8 of 9 director nominees are independent	20	Anti-hedging and anti-pledging policies in place
8, 67	One class of stock with each share entitled to one vote	20	Strong stock ownership guidelines
17	Independent, non-executive Chairman of the Board	22	All Board committees comprised of independent directors
20	Regular executive sessions of independent directors	—	No poison pill has been adopted
Strategic, Financial and Operational Highlights

Our Purpose
We believe in the transformational power of comfort. Our purpose is to lead the global furnishings industry by leveraging our expertise in comfort, providing the best consumer experience, creating the highest quality products, and empowering our people to transform rooms, homes, and communities.

Our Century Vision
In FY 2022, we were relentlessly focused on transformation. We developed and began implementing our strategic vision for profitable growth as we look to our company's 100th anniversary in 2027. Our goals are to outpace furniture industry sales growth while delivering double‐digit operating margins over the long term.

2022 Proxy Statement	3

Proxy Statement Summary

Our FY 2022 Financial Highlights

Revenue of	GAAP operating income of	Non-GAAP operating income of
$2.4B	$206.8M	$190.6M
36% increase from FY 2021 (or 33% adjusting for 53rd week in FY 2022)	51% increase from FY 2021	22% increase from FY 2021

GAAP diluted EPS of	Non-GAAP diluted EPS of	Amount returned to shareholders through share repurchases and dividends
$3.39	$3.11	$118.4 M
47% increase from $2.30 in FY 2021	19% increase from $2.62 in FY 2021	95% increase from FY 2021
See Appendix B of this Proxy Statement for information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Our FY 2022 Operational Highlights
A Relentless Focus on Transformation and Long-term Growth while Driving Agility Amidst a Challenging External Environment
As we began FY 2022, the singular certainty was uncertainty. Amidst this challenging external environment, we chose to relentlessly focus on transforming our company for long-term growth. After an extensive strategic review, we launched our Century Vision focused on our goal of outpacing furniture industry sales growth while delivering double-digit operating margins over the long term.
While transforming our company for the long-term, we also made a series of enhancements across the enterprise during FY 2022 to drive agility and increase production capacity efficiently. In addition to adding key leadership to our experienced team, with expertise from other industries to bring fresh perspectives to the business, we made structural changes across our supply chain to increase production, including expanding our North American operations with multiple new facilities in Mexico. We also changed processes within our plants to maximize output with a better product mix, shifted procurement strategies with an expanded supplier base in multiple geographies, and are strategically managing inventories to protect against future parts outages and disruption.
Despite a challenging year due to the ongoing pandemic, supply chain disruption, and macroeconomic uncertainty, we closed FY 2022 with $2.4 billion in sales and returned $118.4 million to shareholders through share repurchases and dividends. The record demand across all of our business units, coupled with the continuing challenges and uncertainty in the external environment, required us to manage our business with agility. We remain focused on executing our Century Vision with the highest level of agility and precision, building on our 95 years of strength and success, and utilizing our strong balance sheet to make strategic investments to strengthen our brands, grow our business, and drive demand even as we face what will continue to be a challenging macroeconomic environment.

4	La-Z-Boy Incorporated

Proxy Statement Summary
Executive Compensation Highlights
Executive Compensation Approach
Our executive compensation program is designed to:

✓	pay for performance	✓	reward for total shareholder return
✓	require significant stock ownership	✓	provide market competitive opportunities
✓	support business strategy	✓	manage costs
Summary of Executive Compensation Practices

What We Do
✓	Pay for performance – Our executive officer compensation program emphasizes variable pay over fixed pay. A majority of executive officer target annual compensation is at-risk and linked to our financial or stock performance
✓	Establish and monitor compliance with stock ownership guidelines for executives – Our expectations for stock ownership further align executives' interests with those of our shareholders
✓	Use relative total shareholder return in long-term performance-based share awards
✓	Require company contributions, if any, to the Performance Compensation Retirement Plan to be determined by company performance
✓	Mitigate undue risk – We have maximum caps on potential incentive payments and a clawback policy on performance-based compensation
✓	Appoint only independent directors to the Compensation and Talent Oversight Committee of our Board
✓	The Compensation and Talent Oversight Committee engages an independent compensation consultant to assist it and the Board with executive compensation program design and review
✓	Provide severance and change-in-control arrangements that are designed to be aligned with market practices, including the use of double-trigger change-in-control severance agreements
✓	Prohibit hedging, pledging and short sales by executives and directors

What We Don’t Do
✗	Do not provide employment agreements
✗	Do not gross up excise taxes upon a change in control
✗	Do not reprice options without shareholder approval
✗	Do not pay dividends on unearned performance-based shares or units
✗	Do not have single trigger vesting of equity-based awards upon a change in control
✗	Do not provide excessive perquisites

Pay for Performance
As shown below, the majority of the target total direct compensation for our chief executive officer and, on average, for our other named executive officers is performance-based and “at risk.”

2022 Proxy Statement	5

6	La-Z-Boy Incorporated

BOARD AND CORPORATE
GOVERNANCE MATTERS
Proposal 1: Election of Directors
The Board of Directors has nominated nine director nominees to serve an annual term that will expire at the following annual meeting of shareholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. Our Board currently has eleven directors and two of our current directors, Dr. H. George Levy and Dr. Nido R. Qubein, will retire from the Board as of the Annual Meeting, consistent with the policy on director retirement age in our Corporate Governance Guidelines. The Board expects to reduce the Board size from eleven to nine directors effective as of the Annual Meeting. Proxies cannot be voted for a greater number of persons than the nominees named. The Board has determined, upon the recommendation of the Nominating and Governance Committee, to nominate the remaining current nine directors for election at the Annual Meeting. In addition, the Board remains committed to seeking additional expertise and fresh perspective to advance our strategy. The nine director nominees are:

Erika L. Alexander	Janet E. Kerr	Rebecca L. O'Grady
Sarah M. Gallagher	Michael T. Lawton	Lauren B. Peters
James P. Hackett	W. Alan McCollough	Melinda D. Whittington
Each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. Ms. Alexander, who was appointed as a director by our Board on October 25, 2021, was identified as a potential director candidate by a third party search firm. The third party search firm was engaged to identify possible candidates who met the Board’s qualifications and to screen such candidates. Ms. Alexander was reviewed as a director candidate by our Nominating and Governance Committee, which recommended her election to the Board. If a director nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote shares subject to proxies for the substitute nominee.
In accordance with Michigan law, directors will be elected at the meeting by a plurality of votes cast from among those persons duly nominated, with separate balloting for each of the nine positions. The director nominees who receive the highest through the ninth highest number of votes will be elected, regardless of any votes that are not cast for the election of those nominees, including broker non-votes and withholding of authority. Under our Corporate Governance Guidelines, however, any director who does not receive a majority of the votes cast in an uncontested election must submit his or her resignation promptly following certification of the vote. Within 90 days following certification of the vote, the Board of Directors, excluding the director failing to receive a majority of the votes cast, will decide whether to accept the offered resignation and the company will promptly publicly disclose the Board’s decision. Any vacancy created by acceptance of an offered resignation could then be filled by the Board pursuant to our bylaws.

✓	THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NINE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

2022 Proxy Statement	7

Board and Corporate Governance Matters
Director Nominee Qualifications
The Board of Directors, acting through its Nominating and Governance Committee, seeks directors who collectively possess the experience, skills, backgrounds, and other qualifications necessary to effectively oversee our company in our current and evolving business circumstances. The Nominating and Governance Committee seeks directors with established records of significant accomplishments in business and areas relevant to our business strategies. In determining the slate of director nominees, the committee reviews the Board’s size and the experience, skills and other qualifications of our current directors and director nominees.

Experience, Skills & Qualifications	How These Fit the Characteristics of Our Business
Leadership Experience	We believe that directors with executive leadership experience, derived from their service as executives and entrepreneurs, provide valuable insights. They have an established record of leadership and a practical understanding of complex organizations, strategy development in a rapidly changing business environment, effective risk management, and ways to maintain top-level industry performance and drive growth.
Public Company Board Experience	La-Z-Boy is committed to the highest standards of corporate governance and ethical business conduct. We believe that directors who serve on the boards of other publicly-traded companies have a well-developed understanding of corporate governance and compliance best practices. They also share insights on enhancing board effectiveness, maintaining board independence, and driving meaningful succession planning.
Finance	La-Z-Boy’s reputation and success are partly dependent on accurate financial reporting and robust financial oversight. Therefore, we seek to have directors who qualify as audit committee financial experts (as defined by SEC rules) and who are financially literate. We also seek directors with mergers and acquisitions experience to support our growth strategy.
Technology and Digital	Directors who understand digital technology, enabled e-commerce platforms, and data analytics provide critical insight as we apply new technologies and analysis to transform our business operations and enhance our customer experience. In addition, our directors’ cybersecurity experience is important to our Board’s risk management responsibilities. Experience or expertise in information technology helps us pursue and achieve our business objectives.
Global Perspective	As one of the world’s leading residential furniture producers with international manufacturing and sales operations, our future success depends, in part, on how well we manage and grow our businesses outside the United States. Directors with global business or international experience provide valued perspectives on our operations.
Sourcing/Manufacturing	In our highly-competitive industry, innovation and continuous improvement in sourcing and manufacturing is a key competitive advantage. Having directors who can bring insights from other industries and companies is fundamental to our success.
Consumer Marketing	Directors with knowledge of consumer goods markets and marketing provide crucial insights as we maintain and enhance our brand, develop new and existing markets, and implement our growth strategies.
Retail	Directors who understand retail operations and services, including traditional and e-commerce market channels, help us to better understand our markets and the needs of our retail customers.
Human Capital Management	Talent management is important at all levels of our company, but it is particularly critical with respect to succession planning for senior executives. Having directors with human capital management and talent management experience is important to ensure smooth transitions and appropriate succession planning, as well as to foster a productive and safe working environment. This expertise also covers risks and opportunities associated with corporate culture, diversity and inclusion, and employee engagement, all areas that are drivers of long-term shareholder value.
Risk Management	Directors with risk management experience provide critical insights as the Board oversees the company's enterprise risk management processes and the major risks facing the company.

8	La-Z-Boy Incorporated

Board and Corporate Governance Matters
The following chart summarizes each director nominee’s key experience, skills, and other qualifications.

Experience/Skills/Qualifications	Erika Alexander	Sarah Gallagher	James Hackett	Janet Kerr	Michael Lawton	Alan McCollough	Rebecca O’Grady	Lauren Peters	Melinda Whittington
Leadership Experience	●	●	●	●	●	●	●	●	●
Public Company Board Experience		●	●	●	●	●		●
Finance			●	●	●	●	●	●	●
Technology and Digital	●	●	●	●	●	●		●	●
Global Perspective	●	●	●	●	●	●	●	●	●
Sourcing/Manufacturing	●	●	●		●	●	●		●
Consumer Marketing	●	●		●	●	●	●	●	●
Retail		●		●	●	●	●	●	●
Human Capital Management	●	●	●		●	●	●	●	●
Risk Management	●		●	●	●		●	●	●

2022 Proxy Statement	9

Board and Corporate Governance Matters
Director Nominees
Set forth below is certain information concerning our director nominees. Unless otherwise indicated, the principal occupation of each director nominee has been the same for at least five years.

Erika L. Alexander
Age: 55 Director since: 2021 Committee Membership: Compensation and Talent Oversight Nominating and Governance
Executive Roles:
•Chief Global Officer, Global Operations of Marriott International, Inc. (January 2021 – present)
•Chief Lodging Services Officer, The Americas of Marriott International, Inc. (July 2015 – December 2020)
•Held various other senior leadership roles with Marriott International, Inc., including for several of Marriott's largest brands
•Associate member of the Inclusion and Social Impact Committee of the Marriott International, Inc. board of directors (2020 – present)
Other Leadership Roles:
•Executive Committee member of the Board of Directors of Metro Atlanta Chamber of Commerce
Ms. Alexander's deep operational experience, sustainability and human capital management expertise, and keen understanding of brands, the consumer and the dynamics associated with their ever-evolving needs qualify her to serve on our Board.

	Leadership Experience	Technology and Digital	Global Perspective	Sourcing/ Manufacturing
	Consumer Marketing	Human Capital Management	Risk Management

10	La-Z-Boy Incorporated

Board and Corporate Governance Matters

Sarah M. Gallagher
Age: 70 Director since: 2016 Committee Membership: Compensation and Talent Oversight Nominating and Governance
Executive Roles:
•Former executive Chairperson of Rebecca Taylor, a women’s apparel division of Kellwood Company (August 2014 – August 2015)
•Former President of Ralph Lauren North America e-Commerce, a subsidiary of a lifestyle brand (2007 – 2013)
•Former President of Ralph Lauren Media LLC, a subsidiary of a lifestyle brand (2001 – 2007)
•Formerly held Senior Vice President roles at Banana Republic Direct and Gap Direct (divisions of Gap, Inc., an international retailer of clothing, accessories and personal care products) (1997 – 2001)
•Formerly held senior executive positions at various retailers including Avon Products, Inc. (a direct seller of beauty and related products), Victoria’s Secret Catalogue (a retailer of women’s lingerie and beauty products), and Lord & Taylor (a retail department store chain)
Public Boards:
•Other Public Company Boards: Abercrombie & Fitch Co., a specialty retailer with a portfolio of global lifestyle brands including Abercrombie & Fitch, abercrombie kids, Hollister, and Gilly Hicks (since 2014)
Other Leadership Roles:
•Member of the Advisory Board of ActionIQ, Inc. (a customer data platform service provider) since September 2018
•Executive Advisor of FitforCommerce (retail consultants) since August 2016
Ms. Gallagher’s extensive retail experience with consumer-focused and fashion-orientated brands and over 45 years of experience in consumer-facing retail with 15 years of leadership in e-commerce retail qualify her to serve on our Board.

	Leadership Experience	Public Company Board Experience	Technology and Digital	Global Perspective
	Sourcing/ Manufacturing	Consumer Marketing	Retail	Human Capital Management

2022 Proxy Statement	11

Board and Corporate Governance Matters

James P. Hackett
Age: 67 Director since: 2021 Committee Membership: Audit Nominating and Governance (Chair)
Executive Roles:
•Former President and Chief Executive Officer (2017 – 2020) and Special Advisor (2020 – March 2021) of Ford Motor Company, an automotive manufacturer
•Former Chairman of Ford Smart Mobility LLC, an emerging mobility services subsidiary of Ford Motor Company (2016 – 2017)
•Former interim Athletic Director of the University of Michigan (2014 – 2016)
•Former President and Chief Executive Officer of Steelcase Inc., an office furniture company (1994 – 2014)
Public Boards:
•Previous Public Company Boards (Past Five Years): Ford Motor Company, an automotive manufacturer (2013 – 2016, 2017 – 2020)
Other Leadership Roles:
•Member of the board of directors of State Farm Mutual Automobile Company, a mutual insurance company (since March 2021)
Mr. Hackett's long track record of innovative leadership as the former chief executive officer of two public companies qualifies him to serve on our Board. His focus on the evolving needs of consumers in multiple industries, demonstrated by his leadership on smart vehicle technology and the shift to the open office space environment, along with his over 30 years of experience in the office furniture industry also qualify Mr. Hackett to serve on our Board.

	Leadership Experience	Public Company Board Experience	Finance	Technology and Digital
	Global Perspective	Sourcing/ Manufacturing	Human Capital Management	Risk Management

12	La-Z-Boy Incorporated

Board and Corporate Governance Matters

Janet E. Kerr
Age: 67 Director since: 2009 Committee Membership: Compensation and Talent Oversight Nominating and Governance
Executive Roles:
•Vice Chancellor, Pepperdine University since 2016
•Former strategic adviser to Bloomberg BNA (2014 – 2015) after its acquisition of her technology company
•Professor (1983 – 2013) and Professor Emeritus (since 2013) of the Pepperdine University School of Law
•Co-founder and former chief strategy officer of Exemplify, Inc., a technology knowledge management company, until its acquisition by Bloomberg BNA in 2014
•Founder and former executive director of the Palmer Center for Entrepreneurship and the Law at Pepperdine Law School
•First holder of Laure Sudreau-Rippe Endowed Chair at Pepperdine University School of Law
•A nationally recognized author, lecturer and consultant in the area of securities law compliance, environmental, social and governance issues, banking law, corporate governance, and general corporate law
•Co-founder (with HRL Laboratories, LLC) of X-Laboratories, a technology company, and founder or co-founder of several other technology companies
•Ms. Kerr has earned the CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute, the Certificate from the University of Cambridge program in Disruptive Technologies, and the Certificate in Artificial Intelligence from MIT.
Public Boards:
•Other Public Company Boards: AppFolio, Inc., provider of cloud-based business management software (since 2015); Tilly’s, Inc., a retailer of apparel, footwear and accessories (since 2011)
•Previous Public Company Boards (Past Five Years): Fidelity National Financial, Inc., a title insurance provider (2016 – 2018)
Ms. Kerr’s service on public and private company boards and her skills and experience in the practice of law and corporate governance qualify her to serve on our Board. In addition, her experience with technology companies and cybersecurity and technology certifications allow her to support the Board's effective oversight of our cybersecurity risks.

	Leadership Experience	Public Company Board Experience	Finance	Technology and Digital
	Global Perspective	Consumer Marketing	Retail	Risk Management

2022 Proxy Statement	13

Board and Corporate Governance Matters

Michael T. Lawton
Age: 63 Director since: 2013 Chairman of the Board Committee Membership: Audit
Executive Roles:
•Former Executive Vice President and Chief Financial Officer of Domino’s Pizza, Inc., a pizza restaurant chain (2010 – 2015)
•Formerly held senior executive positions at Domino’s Pizza, Inc.:
•Executive Vice President, Supply Chain Services (2014 – 2015)
•Interim Chief Information Officer (2011 – 2012)
•Executive Vice President of International (2004 – 2011)
•Senior Vice President Finance and Administration of International
•Formerly held various financial and general management positions with Gerber Products Company
Public Boards:
•Other Public Company Boards: Universal Corporation, a leading global supplier of leaf tobacco (since 2016)
Mr. Lawton’s experience as CFO of a public company and senior executive of a well-known consumer brand, along with his experience on a public company board, qualify him to serve on our Board. He also has extensive experience with risk management and oversight.

	Leadership Experience	Public Company Board Experience	Finance	Technology and Digital
	Global Perspective	Sourcing/ Manufacturing	Consumer Marketing	Retail
	Human Capital Management	Risk Management

W. Alan McCollough
Age: 72 Director since: 2007 Committee Membership: Audit Compensation and Talent Oversight
Executive Roles:
•Former Chairman (2002 – 2006) and Chief Executive Officer (2000 – 2006) of Circuit City Stores, Inc., a specialty retailer of consumer electronics, home office products, entertainment software and related services
Public Boards:
•Other Public Company Boards: VF Corporation, a branded apparel company (since 2000); The Goodyear Tire & Rubber Company, a tire manufacturer (since 2007)
Mr. McCollough’s experience leading a large publicly traded consumer products company and his service on multiple public company boards qualify him to serve on our Board.

	Leadership Experience	Public Company Board Experience	Finance	Technology and Digital
	Global Perspective	Sourcing/ Manufacturing	Consumer Marketing	Retail
Human Capital Management

14	La-Z-Boy Incorporated

Board and Corporate Governance Matters

Rebecca L. O’Grady
Age: 53 Director since: 2019 Committee Membership: Audit Compensation and Talent Oversight (Chair)
Executive Roles:
•Former President of Global Häagen-Dazs and Chief Marketing Officer for International Marketing, e-Commerce & Consumer Insights of General Mills, a global food company (2014 – 2016)
•Former President of Yoplait USA, a division of General Mills (2009 – 2014)
•Joined General Mills in 1990, and held leadership roles in a variety of divisions and brands including Yoplait, Cheerios, Progresso and Betty Crocker
Other Leadership Roles:
•Director of Ripple Foods, a dairy alternative product private company
•Director and Compensation Committee Chair of Tropicale Foods, Inc., a private manufacturer and distributor of frozen novelty products
•Director of HALO Branded Solutions, Inc., a promotional marketing products private company
Ms. O’Grady’s marketing expertise and e-commerce experience with consumer focused and global retailers qualifies her to serve on our Board. She also has extensive experience with risk oversight.

	Leadership Experience	Finance	Global Perspective	Sourcing/ Manufacturing
	Consumer Marketing	Retail	Human Capital Management	Risk Management

Lauren B. Peters
Age: 61 Director since: 2016 Committee Membership: Audit (Chair) Nominating and Governance
Executive Roles:
•Former Executive Vice President and Chief Financial Officer of Foot Locker, Inc., a footwear retailer (2011 – 2021)
•Senior Vice President of Strategic Planning of Foot Locker, Inc. (2002 – 2011)
•Formerly held various senior financial management positions at Foot Locker, Inc. and Robinsons-May, a division of May Department Stores
•Formerly audit manager with Arthur Andersen & Company
•Licensed Certified Public Accountant
Public Boards:
•Other Public Company Boards: Allegion plc, a global provider of security products and solutions (since 2021); Victoria’s Secret & Co., an intimates specialty retailer (since 2021)
Ms. Peters’ extensive financial and strategic planning experience with consumer focused and global retailers and her service on multiple public company boards qualify her to serve on our Board. She also has extensive experience with risk oversight.

	Leadership Experience	Public Company Board Experience	Finance	Technology and Digital
	Global Perspective	Consumer Marketing	Retail	Human Capital Management
Risk Management

2022 Proxy Statement	15

Board and Corporate Governance Matters

Melinda D. Whittington
Age: 55 Director since: 2021 Committee Membership: None
Executive Roles:
•Our President and Chief Executive Officer since April 2021
•Our former Senior Vice President and Chief Financial Officer (2018 – April 2021)
•Former Chief Financial Officer of Allscripts Healthcare Solutions, Inc., a publicly traded healthcare information technology solutions company (2016 – 2017)
•Former Senior Vice President, Corporate Controller and Chief Accounting Officer of Kraft Foods Group, Inc. (now The Kraft Heinz Company), a consumer packaged food and beverage company (February 2015 – October 2015)
Other Leadership Roles:
•Member of the board of directors of the YMCA of Monroe, Michigan
•Member of the Ohio State University Fisher College of Business Dean’s Advisory Council
Ms. Whittington's over 30 years’ of leadership experience at multiple public companies, including extensive consumer products expertise and proven capability in operational and financial matters, her significant risk management and human capital management experience, and her international perspective qualify her to serve on our Board. Serving as our CEO and previously as our Chief Financial Officer enables her to share unique insight on the business and financial performance of the company with the Board.

	Leadership Experience	Finance	Technology and Digital	Global Perspective
	Sourcing/ Manufacturing	Consumer Marketing	Retail	Human Capital Management
Risk Management

16	La-Z-Boy Incorporated

Board and Corporate Governance Matters
Corporate Governance
Overview
Our Board of Directors is committed to good governance practices that further the company’s strategic growth plans and enhance shareholder value over the long term, while also considering the interests of other stakeholders, including our employees, customers, vendors, and the communities we impact.
The Board oversees the company’s performance, including its strategic direction and critical corporate policies that have the largest impact on our operations. In exercising its oversight responsibility, the Board evaluates the performance of our President and Chief Executive Officer (“CEO”) and monitors our strategic plan, our performance against the plan, and management’s assessment and remediation of the company’s risks. As part of the strategic planning process, the Board reviews the company’s capital allocation plan and its investment in research and product development, information technology, and employee development, with a focus on promoting the company’s long-term growth. The Board regularly reviews our governance practices and processes to ensure they remain effective, making changes when appropriate. It also monitors the company’s culture to encourage a focus on sustainable growth and to ensure we maintain the highest levels of ethics and integrity, especially with respect to our financial statements and disclosures.
Director Independence
Our Board of Directors strongly supports the concept of director independence. Consistent with the New York Stock Exchange listing standards, our Corporate Governance Guidelines require that a substantial majority of our directors be independent, and we limit membership on each of our Board committees to independent directors. Our Board annually reviews and determines if any director has a material relationship with our company, our management, or our other directors that would impede the director’s independence. Applying the New York Stock Exchange listing standards and our Corporate Governance Guidelines, our Board has determined that each of our current directors, other than Ms. Whittington, is independent: Ms. Alexander, Ms. Gallagher, Mr. Hackett, Ms. Kerr, Mr. Lawton, Dr. Levy, Mr. McCollough, Ms. O'Grady, Ms. Peters, and Dr. Qubein. Ms. Whittington, our President and CEO, does not serve on any Board committees.
Leadership Structure
Our Board evaluates, from time to time as appropriate, our leadership structure and whether to combine or separate the roles of Chairman of the Board ("Chairman") and CEO, in light of all relevant facts and circumstances. Based on the relevant facts and circumstances, including the demands of our internal business plans and the external business environment, the Board determines the leadership structure it considers to be in the best interests of the company and our shareholders at that time. At the beginning of FY 2023, our independent Lead Director Michael Lawton became non-executive Chairman, with Melinda Whittington serving as our President and Chief Executive Officer and a member of the Board. Our company has a history of adapting its leadership structure to best serve the interests of the company and our shareholders at that time, and intends to continue to do so, as appropriate.
Our bylaws and Corporate Governance Guidelines provide that the Chairman establishes, in collaboration with the Chairs of the committees and the CEO, the agendas for, and presides at, all meetings of the shareholders and of the Board.

2022 Proxy Statement	17

Board and Corporate Governance Matters
Board Risk Oversight
Our Board is responsible for risk oversight and our management is responsible for the day-to-day assessment, monitoring and mitigation of the company’s risks.
Board Oversight
To ensure vigilant monitoring of risks, the Board feels that it is important to maintain direct oversight of our enterprise risk management process and significant risks, including: cybersecurity risks; strategic and operational risks; reputational, brand and legal risks; and environmental and sustainability risks. Our Board encourages open communication and appropriate escalation of risk reporting throughout the enterprise. The Board annually reviews management’s enterprise risk management process, which is designed to provide visibility to the Board on significant risks and risk mitigation strategies. In conjunction with the Board’s strategic plan review, management identifies risks directly related to the strategic plan, as well as new and emerging risks.
Board oversight of enterprise risk management process. The company’s enterprise risk management process engages key business and functional leaders to identify the major risks that the company faces. In addition to assessing major risks, management identifies ways to mitigate and monitor such risks. At least annually, the company’s executive leadership reviews with the full Board the major risks identified in the enterprise risk management process, as well as the steps identified to mitigate such risks. Each of the business and functional leaders responsible for the management of these identified risks also regularly discuss with the Board changes in assessment of those risks and mitigation plans.
Board oversight of cybersecurity and information security risks. With respect to cybersecurity risks, the company's
Chief Information Officer reports directly to the Board, at least three times a year, on cybersecurity and information security risks and attends Board meetings to be available to discuss cybersecurity and information security matters with the Board.
Board oversight of environmental and sustainability risks. As part of its oversight of environmental and sustainability risks, the Board has a direct role in shaping the company’s sustainability roadmap and is integrally involved in our decision to pursue a net-zero emissions goal. Our Vice President of Sustainability and Environmental Health and Safety regularly reports on environmental and sustainability progress and risks to the Board and our Chief Compliance Officer regularly reports to the Board and Audit Committee on related compliance matters and risks.
Committee Oversight
The Board has delegated to the appropriate standing committees the oversight of certain risks within their respective areas of responsibility. The Nominating and Governance Committee ensures that all risks, including any emerging risks, are monitored by the Board or the appropriate standing committee. Each committee regularly reviews and reports to the Board on its respective risk categories. Throughout the year, our Board and Board committees review and discuss the various risks confronting the company, paying special attention to new operating and strategic initiatives.
Compensation and Human Capital Management Risks
The Compensation and Talent Oversight Committee, with assistance from its independent compensation consultant, conducted a review of the risks arising from the company’s compensation policies and practices for employees, including executives. Based on such review, the Compensation and Talent Oversight Committee concluded that these risks are not reasonably likely to have a material adverse effect on the company. In addition, the company's Chief Human Resources Officer reports to the Compensation and Talent Oversight Committee on human capital management matters and risks.
Director Selection
Our Nominating and Governance Committee is responsible for recommending to the Board director candidates to fill current and anticipated Board vacancies. The committee identifies and evaluates potential candidates from recommendations from the committee’s own members, referrals from other Board members, management, shareholders, or other outside sources, including professional recruiting firms. Shareholders may recommend director nominees for election at an annual meeting of shareholders pursuant to the provisions of our bylaws, as described more fully on page 69 of this Proxy Statement. Our Corporate Governance Guidelines provide that all such director nominee recommendations by shareholders shall be brought to the attention of the Nominating and Governance Committee. In evaluating proposed candidates, the committee may review their resumes, obtain references, and conduct personal interviews.
Pursuant to our Corporate Governance Guidelines, the committee considers, among other factors, the Board’s current and future needs for specific skills and the candidate’s integrity, independence, leadership, substantial accomplishments, ethical reputation, ability to exercise sound judgment and provide insightful counsel to management, and ability to make the appropriate time commitment to the Board. Although we do not have a formal diversity policy, as stated in our Corporate Governance Guidelines, the Board believes that diversity helps to create a high-functioning Board. The Board strives to ensure that it reflects a diverse mix of relevant characteristics, including gender, race, ethnicity, culture, experience, expertise, skills, backgrounds and other characteristics, to address the company’s evolving needs, as reflected by our nine director nominees:

18	La-Z-Boy Incorporated

Board and Corporate Governance Matters

Leadership Experience
100%
Public Company Board Experience
67%
Finance
78%
Technology and Digital
89%
Global Perspective
100%
Sourcing/Manufacturing
78%
Consumer Marketing
89%
Retail
78%
Human Capital Mangement
89%
Risk Management
78%

Board Refreshment and Tenure
Our Nominating and Governance Committee believes in the benefits of refreshing the Board on an ongoing basis through the nomination and election of new directors who can bring new ideas, perspectives and skills to the boardroom. In selecting director nominees, the Nominating and Governance Committee weighs the need for both director refreshment and institutional memory, and considers average tenure of the non-employee members of our Board as part of its holistic assessment of Board composition. It believes that the appropriate mix of varied levels of tenure and experience can help to mitigate risk.
Our Nominating and Governance Committee seeks to achieve a balance in director tenure through appropriate and deliberate Board refreshment and does not believe that it is appropriate at this time to set absolute term limits on the length of a director’s service. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operation and future of the company based on their experience with, and understanding of, our history, policies and objectives. The average tenure (through their current term of service) of the non-employee members of our Board standing for reelection at the Annual Meeting is approximately 6.1 years.
Succession Planning
Our Board of Directors engages in an effective planning process to identify, evaluate and select potential successors to the CEO and other members of executive management. The CEO and the Chief Human Resources Officer provide regular updates to the Board on significant changes in key personnel and, at least annually, the chief human resources officer reviews with the Board executive management succession planning. Each director has complete and open access to any member of management. The senior members of management are invited regularly to make presentations at Board and committee meetings and meet with directors in informal settings to allow the directors to form a more complete understanding of the executive’s skill and character. The Board periodically reviews and revises, as necessary, the company’s emergency management succession plan, which details the actions to be taken by specific individuals in the event the CEO suddenly dies or becomes incapacitated.
Board Self-Evaluation Process
As required by our Corporate Governance Guidelines, annually, the Board conducts a self-evaluation of its performance and effectiveness. In addition, each of the standing committees of the Board also conducts an annual self-evaluation of its performance and effectiveness and discusses the results of such assessment with the Board. The purpose of the self-evaluation process is to identify ways in which to enhance the effectiveness of the Board’s and committees’ oversight of the company’s business and financial performance and its corporate governance. As part of the self-evaluation process, each director completes written questionnaires developed by the Nominating and Governance Committee to provide feedback on the effectiveness of the Board and the committees on which they serve, including the performance of the Chairman (and Lead Director, if applicable) and committee Chair, respectively. Given the Board's commitment to the creation of long-term shareholder value, each Board and committee self-evaluation questionnaire begins with the topic of shareholder value creation. The Board self-evaluation questionnaire also covers the following topics, among others: the company's strategic plan; management performance and succession planning; oversight of risk management, diversity, inclusion and belonging efforts, the ethics and compliance program, sustainability efforts, and information security; and the Board's composition, structure, and effectiveness.

2022 Proxy Statement	19

Board and Corporate Governance Matters
Related Person Transactions
Our Code of Business Conduct, which applies to all of our employees, executive officers and directors, requires that any potential conflict of interest be either avoided or fully disclosed. Each year, we require our directors and executive officers to disclose any transactions between them or their immediate family members and the company. The Audit Committee reviews any reported transactions related to directors or executive officers and takes appropriate action. Since the beginning of FY 2022, there have been no related person transactions requiring approval or ratification under our Code of Business Conduct.
Stock Ownership Guidelines
We encourage significant stock ownership by our Chairman, directors and executive management to align the interests of our leadership with those of our shareholders. We have established stock ownership guidelines that require each non-employee director to own La-Z-Boy equity equal in value to a multiple of their annual cash retainer. Our CEO and the other NEOs are required to own La-Z-Boy equity equal in value to a multiple of their respective base salary.
Current stock ownership guideline values for our Chairman, directors and the named executive officers are as follows:

Guideline Value (Multiple of Salary or Annual Cash Retainer)
Chairman of the Board	5x
Non-employee directors	5x
President and CEO	5x
Other NEOs	3x
In determining compliance with the guidelines, we include shares owned directly, shares held in a family trust or qualified retirement program, performance-based shares contingently earned in completed performance periods but not yet paid out, and restricted share awards. However, we do not include stock options (whether vested or unvested) or unearned performance-based shares for such purposes.
Non-employee directors are required to meet this ownership level within five years of being elected to the Board. As of April 30, 2022, all our directors who have served on the Board for five or more years held sufficient equity of our company to satisfy the stock ownership guidelines. NEOs are required to meet this ownership level within approximately five years after becoming subject to the guidelines or an increase in the guidelines. As of April 30, 2022, all our NEOs either held sufficient equity of our company to satisfy the stock ownership guidelines or were within the five-year transition period.
Prohibition on Hedging and Pledging
We prohibit directors, officers, or employees from hedging or pledging our shares or engaging in short-term speculative trading, including short sales, trading in puts and calls, and buying on margin.
Meetings and Attendance; Overboarding Policy
Our Board of Directors met five times during FY 2022. At every Board meeting, the non-employee directors met in executive session, chaired by the independent, non-executive Chairman or Lead Director, without management present. During FY 2022, each of our directors attended at least 75% of the meetings of the Board and committees on which the director served. All of the directors attended the 2021 annual meeting of shareholders, and consistent with the policy set forth in our Corporate Governance Guidelines, we expect all continuing directors to participate in the Annual Meeting.
Our Corporate Governance Guidelines provide that directors who also serve as named executive officers (or in equivalent positions) of public companies should not serve on more than one board of a public company in addition to the company’s Board, unless approved by the Nominating and Governance Committee. Other directors should not serve on more than three boards of public companies in addition to the company’s Board, unless approved by the Nominating and Governance Committee. Directors serving on the company’s Audit Committee shall not serve on more than two audit committees of public companies in addition to the company’s Audit Committee, unless approved by the Nominating and Governance Committee.

20	La-Z-Boy Incorporated

Board and Corporate Governance Matters
Corporate Governance Guidelines and Code of Business Conduct
The company has adopted a Code of Business Conduct that applies to all of our employees, executive officers and directors. Our Corporate Governance Guidelines and Code of Business Conduct, as well as other key governance documents, can be found on our website at http://investors.la-z-boy.com, under “Corporate Governance.”
Sustainability
Reporting
We strive to provide our shareholders with important information about our sustainability-related governance and performance. In an effort to provide comparable information, we have adopted a framework through which we can hold ourselves accountable for the environmental and social impact of our business operations using the Sustainability Accounting Standards Board ("SASB") Building Products and Furnishings Standard. In addition, we are working toward aligning our future reporting with the climate-specific recommendations developed by the Task Force on Climate-related Financial Disclosures (the "TCFD"). Our climate ambition is to reach net-zero emissions by 2050, aligning with prevailing climate science and the Paris Agreement framework. In 2021, we joined the Science Based Targets initiative (the "SBTi") and have made a public commitment to set science-based decarbonization targets, which we plan to unveil in 2023.
We recently published our inaugural La-Z-Boy Environmental, Social and Governance ("ESG") Report. We invite you to visit our website at http://investors.la-z-boy.com under “Sustainability” to read our report to learn more about our ESG initiatives and impact.
Highlights
In calendar year 2021, we made notable progress across three key ESG pillars: Sustainable Design, Sustainable Planet, and Sustainable Culture.
Sustainable Design
•Sourced more than 74% of our wood from renewable, plantation-grown sources.
•Received a High Score on the Wood Furniture Scorecard, an initiative of the National Wildlife Federation and Sustainable Furnishings Council to show the progress of sustainability initiatives by furniture companies.
•Awarded GREENGUARD Gold Certification which demonstrates that our products meet rigorous standards for low volatile organic compound ("VOC") emissions.
•Established the Supplier Inclusion Program, which seeks to ensure inclusion is a component of every product we make.
Sustainable Planet
•Joined the SBTi to reach net-zero emissions by 2050.
•Executed a virtual power purchase agreement (the "VPPA") to help us address the carbon footprint of more than 90% of our current total annual U.S. energy consumption. The VPPA was executed in 2021 with AEP Energy Partners to procure clean energy from a Texas wind farm.
•Completed a physical and policy risk assessment aligned with guidance from the TCFD and evaluated our Scope 3 emissions to gain a better understanding of our footprint.
•Maintained eight existing zero-waste-to-landfill facilities in the U.S.
Sustainable Culture
•Signed the CEO Action for Diversity and Inclusion pledge, which outlines specific actions to cultivate a diverse, inclusive and trusting environment.
•Recognized by the National Safety Council with over 100 awards for safety performance and leadership throughout our company’s history.
•Hosted on-site COVID-19 vaccination clinics at several of our North American locations, earning us recognition from Canacintra, an organization in Mexico representing the industrial sector and its employees.

2022 Proxy Statement	21

Board and Corporate Governance Matters
Shareholder Engagement
We are committed to transparent and active engagement with our shareholders to both share our perspectives and obtain valuable insight and feedback from shareholders on matters of mutual interest. Our shareholder engagement is a year-round process that may involve our Chairman, Lead Director (if applicable), executive management, and members of our investor relations, corporate governance, environmental, and executive compensation teams. Throughout the year, we meet with institutional investors and analysts to inform and share our perspectives and to solicit their feedback on our performance. This includes participation in investor and industry conferences and other group and one-on-one meetings throughout the year. We also engage with the corporate governance teams of our major shareholders, through conference calls that occur during and outside of the proxy season. In FY 2022, we invited eleven of our top shareholders representing over 40% of the company's outstanding common stock to engage with our Lead Director and certain members of management on various strategic and other matters, including company strategy and performance, Board diversity and refreshment, executive compensation, and ESG priorities such as human capital management, sustainability initiatives, oversight and performance, and corporate governance practices. Feedback the company receives from shareholders is regularly reported to the Board and its committees, as appropriate, and informs the Board’s deliberations on the company’s strategy, operations, governance practices, executive compensation program, and oversight of sustainability initiatives. For further discussion of our shareholder engagement on executive compensation matters, please see Say-on-Pay Vote and Shareholder Engagement on page 32.
Communication with Directors
Interested parties, including shareholders, may communicate with, or provide recommendations to, our Board, the Chairman or Lead Director (if applicable), or other specified members or committees of the Board by sending correspondence to our Corporate Secretary at La-Z-Boy Incorporated, One La-Z-Boy Drive, Monroe, MI 48162, and specifying in such correspondence the intended recipient or recipients of the communication or recommendation. The Corporate Secretary reviews and compiles all communications received, provides a summary of any lengthy or repetitive communications, and forwards them to the specified recipient director or directors. The complete communication is provided when requested by the relevant director, directors or committee.
Committees of the Board
We have three standing committees of the Board: the Audit, Compensation and Talent Oversight, and Nominating and Governance Committees. Each committee is composed of only independent directors. Each committee operates under a charter (which can be found at http://investors.la-z-boy.com, under “Corporate Governance”) and has the ability to engage independent consultants and advisors at the company’s expense to assist the committee in fulfilling its duties. Mr. Lawton, our independent, non-executive Chairman, serves on the Audit Committee and generally attends the meetings of the other committees. The current membership and Chair of each of the committees are shown in the table below.

Name	Audit	Compensation and Talent Oversight	Nominating and Governance
Erika L. Alexander
Sarah M. Gallagher
James P. Hackett			(Chair)
Janet E. Kerr
Michael T. Lawton (Chairman)
H. George Levy, MD
W. Alan McCollough
Rebecca L. O'Grady		(Chair)
Lauren B. Peters	(Chair)
Dr. Nido R. Qubein
Melinda D. Whittington

22	La-Z-Boy Incorporated

Board and Corporate Governance Matters
Audit Committee

Members: Lauren B. Peters (Chair)
James P. Hackett
Michael T. Lawton
W. Alan McCollough
Rebecca L. O'Grady
FY 2022 meetings: 9
Independence: Each member of the committee is independent and financially literate
Audit Committee Financial Expert: Each member of the committee is an “audit committee financial expert,” as defined by the SEC

Key risk oversight and other duties:
•Financial reporting process
•Ethics and compliance-related matters
•Legal and regulatory compliance matters
•Effectiveness of our internal and external audit functions
•Selection and oversight of our independent registered public accounting firm

The Audit Committee monitors the independence of the company’s independent registered public accounting firm, annually requests and reviews the firm’s written statement of relationships with the company, and reviews and limits our use of the firm for non-audit work. The committee reviews the staff assigned to our audit and ensures the lead partner is rotated at least once every five years. The committee discusses with management and our independent registered public accounting firm the quality and adequacy of our internal controls over financial reporting.
Report: The Audit Committee Report is set forth beginning on page 26 of this Proxy Statement.
Compensation and Talent Oversight Committee

Members: Rebecca L. O'Grady (Chair)
Erika L. Alexander
Sarah M. Gallagher
Janet E. Kerr
W. Alan McCollough
H. George Levy, MD
Dr. Nido R. Qubein
FY 2022 meetings: 4
Independence: Each member of the committee is independent; each is an “outside director” and a “non-employee director” as defined for purposes of the Internal Revenue Code and Securities Exchange Act of 1934, as amended

Key risk oversight and other duties:
•Compensation of executive officers
•Executive and senior management incentive compensation program
•Director equity and cash compensation program
•In conjunction with the Board, evaluating the CEO’s performance
•Human capital management, including succession planning, talent management, employee engagement, and diversity, inclusion and belonging

The Compensation and Talent Oversight Committee receives advice on executive compensation matters from outside compensation consultants. Each year, the committee reviews and discusses the independence of its independent compensation consultants and has determined that its independent compensation consultant, FW Cook, is independent and that their work for the committee does not raise any conflicts of interest.
Report: The Compensation and Talent Oversight Committee Report is set forth on page 28 of this Proxy Statement.

2022 Proxy Statement	23

Board and Corporate Governance Matters
Nominating and Governance Committee

Members: James P. Hackett (Chair)
Erika L. Alexander
Sarah M. Gallagher
Janet E. Kerr
H. George Levy, MD
Lauren B. Peters
Dr. Nido R.Qubein
FY 2022 meetings: 4
Independence: Each member of the committee is independent
Key risk oversight and other duties: •Board governance practices •Identification and evaluation of director candidates •In conjunction with the Board, enterprise risk management process
The Nominating and Governance Committee makes recommendations on general corporate governance issues, including the size, structure, and composition of the Board and its committees. The committee also assists the Board in ensuring that all risks are monitored by the Board or the appropriate standing committee. See “Risk Oversight” above for further discussion of our risk oversight process.
Director Compensation
Only our non-employee directors are compensated for service on the Board. Non-employee director compensation is determined by the Board, after considering the recommendation of the Compensation and Talent Oversight Committee. In February 2021, the committee asked its independent compensation consultant, Frederic W. Cook & Co., Inc., to provide an independent assessment of the director compensation program to evaluate its continued alignment with peer companies and sound governance practices. Based on such assessment and the recommendation of the Compensation and Talent Oversight Committee, the Board did not make any change to non-employee director compensation for FY 2022 other than approving the Chairman retainer discussed below.
For FY 2022, the compensation for our non-employee directors was a combination of cash and restricted stock units (“RSUs”), as shown below.
Chairman Retainer: During FY 2022, Mr. Darrow served as the non-executive Chairman pursuant to the Transition Agreement between him and the company. For his service as Chairman, Mr. Darrow received a supplemental annual cash retainer of $100,000, in addition to the annual compensation provided to the company’s non-employee directors.
Lead Director Cash Retainer: For our independent Lead Director during FY 2022, an additional cash retainer of $30,000.
Annual Cash Retainer: For each non-employee director, an annual cash retainer of $85,000.
Committee Chair Cash Retainers: For the Chairs of our Audit, Compensation and Talent Oversight, and Nominating and Governance Committees, an additional cash retainer of $20,000, $15,000, and $10,000, respectively.
Equity Grant (RSUs): We granted each non-employee director (other than Ms. Alexander) 2,991 RSUs with a grant date fair value of $105,014. Ms. Alexander, who joined our Board on October 25, 2021, received a pro rated grant. Each RSU is equivalent in value to a share of our common stock. We award and pay in cash dividend equivalents on RSUs at the same time and in the same amount as dividends declared on our common shares. The RSUs do not include voting rights. The RSUs vest and are settled, in shares only, when the director leaves the Board.
Miscellaneous: We reimburse directors for their cost of travel, lodging, and related reasonable expenses incurred in the performance of their duties, including for participation in director education programs. We provide membership in the National Association of Corporate Directors for each director. Each director is eligible to purchase our products from us at a discount.

24	La-Z-Boy Incorporated

Board and Corporate Governance Matters
FY 2022 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	RSU Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Erika L. Alexander	44,153	89,024	804	133,981
Kurt L. Darrow(4)	185,000	257,236	1,436	443,672
Sarah M. Gallagher	85,000	105,014	11,339	201,353
James P. Hackett	92,056	105,014	2,347	199,417
Janet E. Kerr	85,000	105,014	39,027	229,041
Michael T. Lawton	112,222	105,014	17,292	234,528
H. George Levy, MD	85,000	105,014	41,286	231,300
W. Alan McCollough	94,083	105,014	41,286	240,383
Rebecca L. O'Grady	100,000	105,014	5,482	210,496
Lauren B. Peters	99,111	105,014	11,339	215,464
Dr. Nido R. Qubein	88,028	105,014	41,286	234,328
(1)Includes annual cash retainer, Chairman retainer, Lead Director cash retainer, and committee Chair cash retainers, as applicable.
(2)The amounts reported in this column represent the grant date fair value of RSUs granted in 2021, calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, and in the case of Mr. Darrow, the incremental fair value under FASB ASC Topic 718 associated with the modification of his outstanding restricted stock award in connection with his separation from the Board and does not reflect a new equity grant. Information on the equity awards (other than RSUs settleable in cash) held by each non-employee director as of April 30, 2022, is shown in the Security Ownership of Directors and Executive Officers table on page 65. As of such date, our non-employee directors also held RSUs settleable in cash as follows: Ms. Kerr – 12,927 units; Dr. Levy – 16,514 units; Mr. McCollough – 16,514 units; and Dr. Qubein – 16,514 units.
(3)Reflects payments of dividend equivalents on RSUs at the time and in the amount that dividends were declared for common shares.
(4)Mr. Darrow retired from the Board on April 30, 2022, pursuant to the Transition Agreement between him and the company. Mr. Darrow reported to us that, as of July 1, 2022, he beneficially owned, directly or indirectly, 801,135 shares of the company's stock, including 703,377 shares he has the right to acquire within 60 days after July 1, 2022.

2022 Proxy Statement	25

AUDIT MATTERS
Proposal 2: Ratification of Selection of Independent
Registered Public Accounting Firm
The Audit Committee selects the company’s independent registered public accounting firm and manages all aspects of the relationship, including the firm’s compensation, retention, replacement, and scope of work. The Audit Committee conducts an annual evaluation of the independent registered public accounting firm’s qualifications, performance, and independence. In accordance with SEC rules, the lead partner overseeing the company's independent audit engagement rotates every five years and the Audit Committee and its Chair are directly involved in the company's selection of the lead engagement partner. Such lead partner rotation occurred as of the beginning of FY 2021.
The Audit Committee has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the company’s independent registered public accounting firm (“independent auditor”) for FY 2023. PricewaterhouseCoopers acted as our independent auditor for FY 2022 and has served as the company’s independent auditor since 1968. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers as the company’s independent auditor is in the best interests of the company and its shareholders. Representatives of PricewaterhouseCoopers will be available at the Annual Meeting to answer questions and will have the opportunity to make a statement.
We ask you to ratify the selection of PricewaterhouseCoopers as our independent auditor. Although ratification is not required by our bylaws or otherwise, the Board and the Audit Committee submit the selection of PricewaterhouseCoopers to you for ratification as a matter of good corporate practice. The Audit Committee may reconsider the selection if it is not ratified. In addition, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.
Our management will present the following resolution at the Annual Meeting:
RESOLVED, the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for La-Z-Boy Incorporated for fiscal year 2023 is ratified.

✓	THE BOARD AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE “FOR” PROPOSAL 2
Audit Committee Report
In accordance with the charter adopted by the Board, the Audit Committee assists the Board of Directors in overseeing our financial reporting process, internal controls and procedures, and compliance with legal and regulatory requirements. Management is responsible for the company’s financial reporting process and related internal controls, while the independent registered public accounting firm is responsible for independently auditing the company’s financial statements and internal controls in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). The current Audit Committee charter, which provides more information regarding the committee’s responsibilities and processes, is available on the La-Z-Boy website at http://investors.la-z-boy.com, under “Corporate Governance.”
The Audit Committee selects the company’s independent registered public accounting firm and manages all aspects of the relationship, including the firm’s compensation, retention, replacement, and scope of work. In selecting PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for FY 2023, the committee evaluated the firm’s independence, including reviewing the written disclosures and letter from PricewaterhouseCoopers LLP required by the PCAOB, and discussed with PricewaterhouseCoopers LLP its independence. The committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The committee also considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the company is compatible with the firm’s independence. The committee determined that PricewaterhouseCoopers LLP is independent of the company and management.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP the company’s audited financial statements for the fiscal year ended April 30, 2022.

26	La-Z-Boy Incorporated

Audit Matters
The Audit Committee met nine times during FY 2022. The committee regularly meets with the senior members of the company’s financial management team and the company’s independent registered public accounting firm. The committee selectively met with key managers of the company to review or discuss potential financial risks related to the company. The committee also regularly met in executive sessions, in separate private sessions with PricewaterhouseCoopers LLP, the key members of the senior management team, and the internal audit team. At these meetings, the committee discussed the company’s financial estimates and judgments, internal controls over financial reporting, accounting principles, and regulatory compliance.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in La-Z-Boy’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022, for filing with the SEC.
The Audit Committee
Lauren B. Peters, Chair
James P. Hackett
Michael T. Lawton
W. Alan McCollough
Rebecca L. O'Grady
Audit and Other Fees
For professional services rendered to the company for FY 2021 and FY 2022, PricewaterhouseCoopers has billed us as follows:

	FY 2022	FY 2021
Audit Fees	$2,155,000	$2,223,000
Audit-Related Fees	—	—
Tax Fees	59,000	197,000
All Other Fees	7,000	3,000
Total Fees	$2,221,000	$2,423,000
Audit Fees: Consist of fees for the audit work performed on our annual financial statements included in our annual report on Form 10-K, our internal controls over financial reporting, management’s assessment of our internal controls over financial reporting, and reviews of the quarterly financial statements included in our quarterly reports on Form 10-Q, as well as audit services that are normally provided in connection with our statutory and regulatory filings.
Audit-Related Fees: Consist of fees for assurance and related services that are traditionally performed by the independent registered public accounting firm.
Tax Fees: Consist of fees for services related to tax compliance and other tax services. For FY 2022, these services related primarily to tax advisory services on research tax credits and to international tax compliance.
All Other Fees: Consist of subscription fees for PricewaterhouseCoopers’ accounting research software tool and disclosure checklist tool in FY 2022.
Pre-Approval Policy and Procedures
The Audit Committee has a policy that all audit and non-audit services provided by our independent auditor must be approved in advance by the Audit Committee. Between meetings of the Audit Committee, the committee has delegated authority to review and approve such services to its Chair. Any such approval by the Chair must be reported to the entire Audit Committee at the next scheduled Audit Committee meeting. The Audit Committee approved all audit and non-audit services provided by the independent auditor, PricewaterhouseCoopers, in FY 2022 in accordance with its policy.

2022 Proxy Statement	27

COMPENSATION MATTERS
Proposal 3: Advisory Resolution to Approve the Compensation of our Named Executive Officers
Pursuant to regulations under Schedule 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we ask you to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC, including Item 402 of the SEC’s Regulation S-K.
As described in detail in the Compensation Discussion and Analysis, we seek to closely align the interests of our named executive officers with those of our shareholders. We have endeavored to design our compensation program to reward our named executive officers for individual and company-wide achievements without encouraging them to subject our company to excessive risks. Before voting on this proposal, please read the Compensation Discussion and Analysis and review the executive compensation tables and related narrative discussion. Those materials provide a detailed explanation of our executive compensation philosophy and practices.
The vote on this resolution is not intended to address any specific element of compensation but is instead a vote on approving the overall compensation of our named executive officers as described in this Proxy Statement. While the vote is non-binding, we value the opinion of our shareholders, and will consider the outcome of the vote when making future named executive officer compensation decisions.
Our management will present the following resolution at the Annual Meeting:
RESOLVED, the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S–K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.

✓	THE BOARD RECOMMENDS YOU VOTE “FOR” PROPOSAL 3
Compensation and Talent Oversight Committee Report
The Compensation and Talent Oversight Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussions, the Compensation and Talent Oversight Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended April 30, 2022.
The Compensation and Talent Oversight Committee
Rebecca L. O'Grady, Chair
Erika L. Alexander
Sarah M. Gallagher
Janet E. Kerr
H. George Levy, M.D.
W. Alan McCollough
Dr. Nido R. Qubein

28	La-Z-Boy Incorporated

Compensation Matters
Compensation Discussion and Analysis
This section describes our executive compensation philosophy and the material components of our executive compensation program for our named executive officers (“NEOs”). We also explain how and why the Compensation and Talent Oversight Committee of our Board (or the "Compensation Committee") made the specific compensation decisions involving the NEOs for FY 2022, which ended on April 30, 2022.

Roadmap FY 2022 Leadership Transitions

Executive Summary
Our Purpose
Our Century Vision
Our FY 2022 Financial Highlights
Our FY 2022 Business Highlights
Compensation Philosophy
Pay-for-Performance Overview
CEO Pay-for-Performance Alignment
Say-on-Pay Vote and Shareholder Engagement
Overview of Key Compensation Practices

Executive Compensation Framework Compensation Objectives Compensation Mix Overview of Executive Compensation Program Elements
Determining Executive Compensation Compensation Committee's Role Pay-Setting Process Methodology and Peer Group
CEO and Other NEO Compensation Base Salaries Incentive Compensation Retirement Benefits
Governance Features and Other Benefits Executive Management Stock Ownership Guidelines Severance Benefits Recoupment of Incentive Payments

Our FY 2022 NEOs are:
Melinda D. Whittington

President and Chief Executive Officer
Robert G. Lucian

Senior Vice President and Chief Financial Officer
Darrell D. Edwards(1)

Senior Vice President and Chief Operating Officer
Otis S. Sawyer

Senior Vice President and President, La-Z-Boy Portfolio Brands
Raphael Z. Richmond

Vice President, General Counsel and Chief Compliance Officer
(1) On March 2, 2022, the company announced Mr. Edward's planned retirement from the company, effective in July 2022.

FY 2022 Leadership Transitions
Following engaged and robust succession planning by our Board, Melinda D. Whittington was elected as our President and Chief Executive Officer effective April 25, 2021, the beginning of FY 2022. In connection with her promotion to President and Chief Executive Officer, in February 2021, the Compensation Committee considered and set Ms. Whittington’s annualized base salary, her short-term cash incentive target award opportunity under the terms of the company’s 2017 Omnibus Incentive Plan, and her target long-term incentive equity award value for FY 2022. Ms. Whittington succeeded Kurt L. Darrow, who retired as our President and Chief Executive Officer effective at the end of FY 2021, and prior to her promotion, she served as our Senior Vice President and Chief Financial Officer.
Robert G. Lucian succeeded Ms. Whittington as our Senior Vice President and Chief Financial Officer, effective at the beginning of FY 2022. In connection with his promotion, in February 2021, the Compensation Committee considered and set Mr. Lucian's annualized base salary, his short-term cash incentive target award opportunity under the terms of the company’s 2017 Omnibus Incentive Plan, and his target long-term incentive equity award value for FY 2022.
Raphael Z. Richmond was promoted to Vice President, General Counsel and Chief Compliance Officer, also effective at the beginning of FY 2022. Ms. Richmond succeeded Stephen K. Krull, who retired from that position effective at the end of FY 2021.

2022 Proxy Statement	29

Compensation Matters
Executive Summary

Our Purpose
We believe in the transformational power of comfort. Our purpose is to lead the global furnishings industry by leveraging our expertise in comfort, providing the best consumer experience, creating the highest quality products, and empowering our people to transform rooms, homes, and communities.

Our Century Vision
In FY 2022, we were relentlessly focused on transformation. We developed and began implementing our strategic vision for profitable growth as we look to our company's 100th anniversary in 2027. Our goals are to outpace furniture industry sales growth while delivering double‐digit operating margins over the long term.

Our FY 2022 Financial Highlights

Revenue of	GAAP operating income of	Non-GAAP operating income of
$2.4B	$206.8M	$190.6M
36% increase from FY 2021 (or 33% adjusting for 53rd week in FY 2022)	51% increase from FY 2021	22% increase from FY 2021

GAAP diluted EPS of	Non-GAAP diluted EPS of	Amount returned to shareholders through share repurchases and dividends
$3.39	$3.11	$118.4 M
47% increase from $2.30 in FY 2021	19% increase from $2.62 in FY 2021	95% increase from FY 2021
See Appendix B of this Proxy Statement for information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

30	La-Z-Boy Incorporated

Compensation Matters

Our FY 2022 Operational Highlights
A Relentless Focus on Transformation and Long-term Growth while Driving Agility Amidst a Challenging External Environment
As we began FY 2022, the singular certainty was uncertainty. Amidst this challenging external environment, we chose to relentlessly focus on transforming our company for long-term growth. After an extensive strategic review, we launched our Century Vision focused on our goal of outpacing furniture industry sales growth while delivering double-digit operating margins over the long term.
While transforming our company for the long-term, we also made a series of enhancements across the enterprise during FY 2022 to drive agility and increase production capacity efficiently. In addition to adding key leadership to our experienced team, with expertise from other industries to bring fresh perspectives to the business, we made structural changes across our supply chain to increase production, including expanding our North American operations with multiple new facilities in Mexico. We also changed processes within our plants to maximize output with a better product mix, shifted procurement strategies with an expanded supplier base in multiple geographies, and are strategically managing inventories to protect against future parts outages and disruption.
Despite a challenging year due to the ongoing pandemic, supply chain disruption, and macroeconomic uncertainty, we closed FY 2022 with $2.4 billion in sales and returned $118.4 million to shareholders through share repurchases and dividends. The record demand across all of our business units, coupled with the continuing challenges and uncertainty in the external environment, required us to manage our business with agility. We remain focused on executing our Century Vision with the highest level of agility and precision, building on our 95 years of strength and success, and utilizing our strong balance sheet to make strategic investments to strengthen our brands, grow our business, and drive demand even as we face what will continue to be a challenging macroeconomic environment.
Compensation Philosophy
Our compensation philosophy is to provide a total direct compensation ("TDC") opportunity generally targeted to the median of the competitive market, with consideration of performance, skills, experience and other factors in setting individual pay levels. The majority of each NEO’s annual target compensation is at-risk with the amount realized, if any, based on company and stock price performance. The pay level and at-risk portion increases as an NEO assumes greater levels of responsibility with greater potential impact on the company. Accordingly, our CEO’s pay level and at-risk pay portion are higher than those of other officers due to her greater level of responsibility.
Pay-for-Performance Overview
Our company’s performance drove our NEO compensation in FY 2022. Our annual Management Incentive Plan (“MIP”) and our performance-based shares for the FY 2020-2022 performance period utilized a subset of the following performance metrics: net sales, operating profit, operating cash flow, and relative total shareholder return ("rTSR"). Based on the company's performance, our NEOs earned the following incentive payouts:

2022 MIP 144% Payout
Sales and operating profit are the two performance metrics measured by the MIP. Our company financial performance exceeded the maximum performance goal for sales, reflecting record delivered sales in FY 2022 due to higher capacity and pricing actions, and was slightly below the target performance goal for operating profit, reflecting higher raw material costs and plant inefficiencies related to increasing manufacturing capacity. As a result, NEOs received a FY 2022 MIP payout that was above the target payout level, commensurate with the achievement level of the pre-established performance goals.

2020-2022 LTIP 89% Payout
Sales and operating cash flow are two of the performance metrics that were measured for the FY 2020-2022 performance-based share award. Over the three-year performance period, our company financial performance on sales was below threshold in the first two annual periods and exceeded the maximum performance goal for sales in the third annual period. Our performance was above the target or maximum performance goals for operating cash flow in two of the three annual periods. The third metric, rTSR, was between the threshold and target performance goals for the cumulative three-year performance period. Overall, NEOs received a payout for the FY 2020-2022 performance-based share award that was slightly below the target vesting level, commensurate with the achievement level of the pre-established performance goals.

2022 Proxy Statement	31

Compensation Matters
CEO Pay-for Performance Alignment
The chart below compares the realizable TDC for the company's CEO (currently, Ms. Whittington and formerly, in FY 2020 and FY 2021, Mr. Darrow) relative to our peer group companies, with realizable pay for the past fiscal year valued as of our fiscal year end, April 30, 2022.
For purposes of the above charts, we have included the following elements in calculating "realizable pay" for the company and our peer groups companies:
•actual base salary paid,
•actual bonus earned for the year (typically paid in the subsequent year),
•for long-term incentives, the intrinsic value as of the applicable measurement date,
•for stock options, the in-the-money value of stock options granted in the last three years (vested and unvested) as of the applicable measurement date,
•for restricted stock (or restricted stock units in the case of certain peer companies), the number of shares granted multiplied by the stock price as of the applicable measurement date, adjusted for dividend reinvestments,
•for performance shares, shares earned or target awards for cycles beginning in the last three years multiplied by the stock price as of the applicable measurement date, adjusted for dividend reinvestments, and
•for performance cash in the case of certain peer companies, the dollar amount earned or target awards for cycles beginning in the last three years.
Say-on-Pay Vote and Shareholder Engagement
The Compensation Committee considers whether the company’s executive compensation program is aligned with the interests of the company’s shareholders. As part of its review of the company’s executive compensation program, the Compensation Committee considered the approval by approximately 95% of the votes cast for the company’s say-on-pay vote at our 2021 Annual Meeting of Shareholders. The Compensation Committee determined that the company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the company’s executive compensation program in response to the 2021 say-on-pay vote.
In FY 2022, we invited eleven of our top shareholders representing over 40% of the company's outstanding common stock to engage with our Lead Director and selected members of management on various strategic and other matters, including company strategy and performance, Board diversity and refreshment, executive compensation, and ESG priorities such as human capital management, sustainability initiatives, oversight and performance, and corporate governance practices. The Compensation Committee and the Board reviewed a summary of the shareholder feedback received on executive compensation-related matters. The shareholders with whom we engaged were generally supportive of our executive compensation program and approved of the extent to which it is performance-based. For a description of our on-going shareholder engagement efforts, please see page 22.

32	La-Z-Boy Incorporated

Compensation Matters
Overview of Key Compensation Practices

What We Do
✓	Pay for performance – Our NEO compensation program emphasizes variable pay over fixed pay. A majority of NEO target annual compensation is at-risk and linked to our financial or stock performance
✓	Establish and monitor compliance with stock ownership guidelines for executives – Our expectations for stock ownership further align NEOs’ interests with those of our shareholders
✓	Use rTSR in long-term performance-based share awards
✓	Require company contributions, if any, to the Performance Compensation Retirement Plan, to be determined by company performance
✓	Mitigate undue risk – We have maximum caps on potential incentive payments and a clawback policy on performance-based compensation
✓	Appoint only independent directors to the Compensation Committee
✓	The Compensation Committee engages an independent compensation consultant to assist it and the Board with executive compensation program design and review
✓	Provide severance and change-in-control arrangements that are designed to be aligned with market practices, including the use of double-trigger change-in-control severance agreements
✓	Prohibit hedging, pledging and short sales by executives and directors

What We Don’t Do
✗	Do not provide employment agreements
✗	Do not gross up excise taxes upon a change in control
✗	Do not reprice options without shareholder approval
✗	Do not pay dividends on unearned performance-based shares or units
✗	Do not have single trigger vesting of equity-based awards upon a change in control
✗	Do not provide excessive perquisites

2022 Proxy Statement	33

Compensation Matters
Executive Compensation Framework
Compensation Objectives
We design our executive pay program to support our business strategy and provide meaningful award opportunities that are aligned with the achievement of strategic and financial objectives.
•Pay for performance. We provide the majority of our NEOs' target TDC in annual and long-term incentive awards that are earned, or increase in value, based on company and/or stock performance.
•Reward for TSR. We align our NEOs’ interests with our shareholders’ interests by providing a significant portion of their annual target pay opportunity in the form of long-term equity incentives (for FY 2022, performance-based shares and stock options) whose value is dependent on our stock price and absolute TSR performance, and by basing a portion of the performance-based share awards on rTSR.
•Require significant stock ownership. We require our NEOs to own meaningful amounts of our stock over a sustained period to further align their interests with the interests of long-term shareholders.
•Provide market competitive opportunities. We design our compensation packages, including base salaries and incentive opportunities, to be market competitive.
•Manage costs. In designing our executive pay program, we take into account the cost of various elements (share usage, cash flow, and accounting impacts).
Compensation Mix
In line with our pay-for-performance philosophy, the majority of each NEO’s target TDC is performance-based and therefore, “at risk.” Target TDC is composed of base salary, target annual bonus, and the target value of annual long-term equity incentives. Target TDC is used in the competitive review of target pay opportunities for each NEO. The chart below shows the percentage of each element in the target TDC for our CEO and the average for our other NEOs.

CEO
21%
Base Salary
28%
Performance-Based Shares
28%
Stock Options
23%
Target MIP
79%
At Risk

Other NEOs (average)

36%
Base Salary
24%
Target MIP
20%
Performance-Based Shares
20%
Stock Options
64%
At Risk

34	La-Z-Boy Incorporated

Compensation Matters
Overview of Executive Compensation Program Elements
To best achieve our objectives for the executive pay program, we provide a compensation package composed of the following primary elements:

Component	Description	Performance- Based?	Page Reference
Base Salary	Fixed compensation for services rendered.	No1	See pg. 37
Management Incentive Program (MIP)	Short-term incentive plan that pays cash bonuses to participants based on performance against pre-established goals for net sales and operating profit.	Yes	See pg. 38
Long-Term Incentives
Annual equity awards (for FY 2022, stock options and performance-based shares)
•Stock options attain value only if our stock price increases following the date of grant.
•Performance-based shares are earned based on performance against pre-established goals for net sales and operating cash flow, and TSR relative to the S&P 600 Consumer Durables and Apparel sub-index.
		Yes	See pg. 39
Retirement Benefits
A qualified 401(k) plan and non-qualified executive deferred compensation plan. Amounts contributed to 401(k) and deferred compensation plans are determined by an NEO’s election. Matching contributions to 401(k) plans in excess of IRC limitations may be credited to the executive deferred compensation plan.
		No2	See pg. 42
Performance Compensation Retirement Plan
A non-qualified retirement account to which any contributions (percentage of the sum of base salary plus bonus earned) made by the company are based on performance relative to pre-established performance criteria (for FY 2022, operating income).
		Yes	See pg. 42
(1)    Although base salary is not tied to the achievement of performance goals, the Compensation Committee considers performance in making any adjustments to base salaries.
(2)    NEOs may only contribute or elect to defer amounts earned and paid during the year (i.e., actual base salaries and bonuses earned).
The mechanics of these pay elements and our pay decisions are detailed below. In addition, we have change-in-control agreements with our NEOs, and they participate in a severance plan. Additional information regarding the change-in-control agreements and executive severance plan can be found on page 44. We believe these elements assist us in attracting and retaining quality executive talent and support continuity of our leadership.
Determining Executive Compensation
Compensation Committee’s Role
Each year, the Compensation Committee reviews and approves the overall design of our executive pay program and all pay elements for the NEOs. The CEO, chief financial officer, and chief human resources officer provide input on program design (including goals and weighting) and information on the company’s and the furniture industry’s performance.
The Compensation Committee has sole authority to retain and terminate consultants used by the Compensation Committee to evaluate executive compensation. For FY 2022, the Compensation Committee retained Frederic W. Cook & Co., Inc. ("FW Cook") as its independent executive compensation consultant to advise the committee on matters related to executive compensation. Under the Compensation Committee’s direction, FW Cook interacted with members of the senior executive team to provide insight into company and industry practices, emerging best practices and market trends.
The Compensation Committee annually reviews the independence of its consultants by considering the factors specified in the NYSE’s rules related to compensation advisor independence. With respect to FY 2022, FW Cook provided a report addressing the following factors: (1) other services FW Cook provided to us, if any; (2) the fees we paid as a percentage of FW Cook's total revenue; (3) FW Cook’s policies and procedures designed to prevent a conflict of interest; (4) any business or personal relationship of members of the consulting team with a member of the committee; (5) any company stock owned by members of the consulting team; and (6) any business or personal relationships between our executive officers and members of the consulting team. In FY 2022, the Compensation Committee discussed FW Cook’s independence along with these factors and concluded that FW Cook’s work did not present any conflict of interest.

2022 Proxy Statement	35

Compensation Matters
Pay-Setting Process Methodology and Peer Group
For each NEO, we establish a salary range and the target annual and long-term incentive award opportunities after considering market median pay levels. In setting individual pay levels, we consider market pay data and company performance. We also consider each NEO’s duties and responsibilities, skills, experience, and performance, as well as our business needs, cost, and internal pay equity.
In setting individual NEO pay levels and opportunities, the Compensation Committee annually reviews compensation data and practices for a peer group of companies in sectors in which the company generally competes to attract talented, high-performing executives. Reflecting the company's business model, the company seeks executive talent with one or more of retail, wholesale, manufacturing and e-commerce experience. Because the company has few competitors comparable in terms of its vertically-integrated business model, its peer group includes a mix of such types of companies.
The Compensation Committee worked with FW Cook to review and approve the current peer group of companies. FW Cook screened for potential peers:

✓	in similar industries	✓	in similar geographies
✓	with a business focus on furniture	✓	with robust supply chain and manufacturing operations
✓	with recognizable brands	✓	with brick-and-mortar and online retail presence
✓	of similar size
The Compensation Committee evaluates each peer company annually to determine whether its inclusion remains appropriate. Based on its review and the advice of FW Cook, during FY 2021, the Compensation Committee removed two peer companies that filed for bankruptcy and replaced them with Helen of Troy Limited and iRobot Corporation. The Compensation Committee generally believes that peer group consistency from year to year maximizes year-over-year comparability. The peer group used to evaluate FY 2022 executive compensation decisions is composed of the following 16 publicly-traded companies:

Peer Group

Aaron’s, Inc. Callaway Golf Company Ethan Allen Interiors, Inc. Haverty Furniture Companies, Inc. Helen of Troy Limited MillerKnoll (formerly Herman Miller, Inc.)	HNI Corporation Interface, Inc. iRobot Corporation Knoll, Inc. (1) Overstock.com, Inc. RH	Sleep Number Corporation Steelcase Inc. Tempur Sealy International, Inc. Wolverine Worldwide, Inc.
(1) This company has been removed from the peer group for FY 2023 given its acquisition by Herman Miller, Inc.
The following chart illustrates the company's percentile rank compared to the FY 2022 peer group with respect to revenue, operating income, market capitalization, total assets, and number of employees (calculated using data provided to the Compensation Committee by FW Cook in May 2021):

36	La-Z-Boy Incorporated

Compensation Matters
To aid in its oversight of our executive compensation program, in December 2020, the Compensation Committee requested that FW Cook conduct a market competitive review of target pay opportunities, comprised of base salary, short-term incentives, and long-term incentives, for each of the NEO positions. The Compensation Committee reviewed compensation practices among the compensation peer group and the industry generally in order to consider a broader perspective on market practices. With the assistance of FW Cook, the Compensation Committee reviewed a blend of peer group and general industry data (representing comparably sized companies based on annual revenues) in establishing target compensation levels and pay mix and evaluating whether our compensation policies are in line with market data. The FY 2022 target TDC of our NEOs, on average, was aligned with the median TDC for corresponding executives among the comparison companies. In connection with succession planning for the CEO and CFO transitions for FY 2022, FW Cook had also previously provided similar market data to the Compensation Committee on TDC for the CEO and CFO roles.
In addition, the Compensation Committee annually reviews current and historical compensation for the NEOs, as well as estimated amounts to be paid to the NEOs under various employment termination situations, including severance and a change in control of the company. Periodically, we also review market practices for executive retirement benefits and deferred compensation plans.
Our process for setting compensation for our NEOs includes a formal, individual performance evaluation each year for each NEO. The independent members of our board of directors assess our CEO’s performance each year. This assessment includes an evaluation of critical areas, including strategic direction, leadership and values, effective business relationships, business results, and succession planning and management development. Every third year, the committee’s independent compensation consultant coordinates the committee’s evaluation of the CEO’s performance focusing on the same criteria. The consultant compiles the evaluations provided by each board member and prepares a summary report for the board. The CEO assesses the individual performance of the other NEOs each year based on their overall performance throughout the year, accomplishment of specific goals, and their future potential within the organization, which is used in determining their compensation.
CEO and Other NEO Compensation
Base Salaries
We set base salaries for our NEOs based on their scope of responsibility, skills, experience, leadership, and performance. We consider market competitiveness, specific job responsibilities, internal pay relationships, and total cost. Consistent with our practices for all management employees, NEOs are eligible for annual merit salary increases based on individual performance, comparison with market levels, and the total salary budget.
Salary Changes for FY 2022
In February 2021, the Compensation Committee approved the FY 2022 base salary increases for Ms. Whittington, Mr. Lucian, and Ms. Richmond, in connection with their promotions to their current roles effective April 25, 2021. In May 2021, the Compensation Committee reviewed the base salary levels for each of the NEOs. As part of the salary review process, the committee reviewed and considered the performance of each NEO, relevant market data, the comparison of compensation among various levels of management, and the company's overall performance. Based on such review, the base salaries of Mr. Edwards and Mr. Sawyer were increased, as shown below, reflective of their consistent and sustained delivery of business and financial results. In November 2021, the Compensation Committee reviewed relevant market data and the executive officer salaries and approved an additional increase to Ms. Richmond's base salary based on her position and strong performance to-date in her new role, effective December 1, 2021.

NEO	FY 2021 Salary $(1)	FY 2022 Salary $(1)	% Change
Melinda D. Whittington (2)	557,000	900,000	62%
Robert G. Lucian (3)		475,000
Darrell D. Edwards	534,000	550,000	3%
Otis S. Sawyer	461,000	475,000	3%
Raphael Z. Richmond (3)		360,000
(1)The salary increases for Mr. Edwards and Mr. Sawyer were effective July 1, 2021, as is typical for the company's annual salary increases. The effective dates of salary increases for the other NEOs vary as described above. As a result, the amounts shown here for FY 2022 may differ from those shown in the FY 2022 Summary Compensation Table on page 46, which reflects the base salaries earned and paid with respect to FY 2022.
(2)Ms. Whittington's FY 2021 salary reflects her prior role as Senior Vice President and Chief Financial Officer. As disclosed on Form 8-K, Ms. Whittington's base salary was adjusted to $900,000 upon her promotion to CEO, effective April 25, 2021, reflecting her increased level of responsibility and the relevant market data.
(3)Mr. Lucian and Ms. Richmond became executive officers of the company, effective April 25, 2021.

2022 Proxy Statement	37

Compensation Matters
Incentive Compensation
We award incentive compensation, including under the La-Z-Boy Incorporated 2017 Omnibus Incentive Plan, to reward participants for achievement of both short-term and long-term company performance goals and to enhance our ability to attract and retain employees. The Compensation Committee believes that designing the incentive compensation program with multiple objectives and performance periods promotes behavior that creates shareholder value while mitigating incentives to pursue risky or unsustainable results.
Short Term Incentive Awards (Management Incentive Program)
Our annual cash bonus program, which we refer to as the Management Incentive Program or MIP, is a short-term incentive award plan that we designed to motivate and reward NEOs for achieving annual performance goals.
Pay-for-Performance Linkage — FY 2022 MIP Payouts Were Above Target, Reflecting Our Strong Financial Performance
Our FY 2022 company financial performance results, on a consolidated basis, exceeded the maximum performance goal for sales, reflecting record delivered sales in the fiscal year due to higher capacity and pricing actions, and was slightly below the target performance goal for operating profit, reflecting higher raw material costs and plant inefficiencies related to increasing manufacturing capacity. In line with our compensation philosophy and commensurate with the achievement level of the pre-established performance goals, MIP payments to our NEOs for FY 2022 were above target.
FY 2022 MIP Performance Goals
FY 2022 financial performance metrics were:
The Compensation Committee selected net sales and operating profit as the financial performance metrics to focus management on:
•these major drivers of increased shareholder value in the company's long-term strategic plan, and
•the appropriate balance between top-line growth and improved profitability.
To reflect the NEOs' ability to influence the overall company and to promote collaboration across the businesses, the NEOs' performance goals are based on the company’s consolidated financial performance.
In setting the performance goals shown below, the Compensation Committee considered prior-year results and forecasted financial results at the time. Given the uncertainty of the COVID-19 pandemic and economic demand at the beginning of FY 2022, the Compensation Committee widened the overall operating performance range from threshold to target. Achievement between the threshold, target, and maximum performance levels is calculated using straight-line interpolation between the relevant performance levels.

Performance Level	Payout Level (% of Target)	Net Sales (in Millions)	Operating Profit (in Millions)
Maximum	200%	$2,150	$227.1
Target	100%	$2,050	$205.1
Threshold	50%	$1,950	$170.1
Actual (as adjusted for compensation purposes)(1)		$2,357	$196.0
Individual Metric Payout		200%	87%
Individual Metric Weight		50%	50%
Overall Payout (% of Target)			144%
(1)The Compensation Committee includes certain pre-established adjustments to the performance metrics to provide NEOs with an incentive to take actions that are deemed to be in the long-term interests of the business, but that might otherwise adversely affect payouts on the annual cash incentive awards. In calculating FY 2022 performance for operating profit, pursuant to the pre-established adjustments, purchase accounting charges related to acquisitions, the impact of our business realignment, gains from sale-leaseback transactions, and charges resulting from the implementation of Century Vision and certain manufacturing capacity initiatives were excluded.

38	La-Z-Boy Incorporated

Compensation Matters
FY 2022 MIP Performance Results
Despite the continuing economic uncertainty and supply chain challenges as a result of the COVID-19 pandemic and other events in the external environment, the company had strong execution during FY 2022 against the net sales and operating profit performance goals.
FY 2022 NEO Target Awards and Payouts
For FY 2022, the Compensation Committee established target incentive awards, specified as a percentage of base salary earnings, for each NEO based on consideration of competitive market median data and the company’s historical compensation practices for employees in those salary grades. As disclosed on Form 8-K, Ms. Whittington's target incentive award was adjusted to 110% of base salary upon her promotion to CEO, effective April 25, 2021, given her increased level of responsibility. Target incentive awards were also established for Mr. Lucian and Ms. Richmond, who were promoted into their respective roles effective April 25, 2021, and reflected the company's historical compensation practices with respect to their positions. The company did not increase the target incentive awards for the remaining NEOs for FY 2022. The NEOs have the opportunity to earn awards between 50% of their target incentive award if we meet threshold performance goals to 200% of their target incentive awards if we meet maximum performance goals.
Our NEOs’ FY 2022 target awards, achieved performance levels, and actual MIP amount were as follows:

	FY 2022 Target Incentive (% of base salary)	Achieved Performance Level (% of target performance)	Actual FY 2022 Incentive Payout ($)
Melinda D. Whittington	110%	144%	$1,425,600
Robert G. Lucian	75%	144%	$513,000
Darrell D. Edwards	75%	144%	$590,879
Otis S. Sawyer	60%	144%	$408,306
Raphael Z. Richmond	50%	144%	$244,257
Our MIP Payout History Demonstrates the Rigor of Our Performance Goals
The Compensation Committee seeks to set target performance goals that are challenging but reasonably achievable with strong management performance. Maximum performance goals have been designed to be difficult to achieve given historical financial performance and the company's forecasted financial results at the time the performance metrics were approved. Over the last five fiscal years, the actual performance results for the MIP have averaged approximately 114% of target and ranged from a low of 42% of target to a high of 157% of target as shown in the chart below:

FY		MIP Payout (as % of target)
FY 2022		144%
FY 2021		150%
FY 2020		75%
FY 2019		157%
FY 2018		42%
	Average Payout	114%
Long-Term Incentive Equity Awards
The long-term incentive award provisions of our 2017 Omnibus Incentive Plan provide for equity-based compensation (restricted shares, restricted stock units, stock options, or other forms of equity-based compensation) that we design to align NEO pay with long-term shareholder returns, motivate our NEOs to focus on long-term business objectives, and encourage long-term strategic thinking. The value our NEOs receive from these awards varies based on the company’s performance and the future price appreciation and TSR of our common stock.
FY 2022 Equity Grants
Each year, the Compensation Committee establishes long-term incentive award types, mix, and award levels for each eligible pay grade based on our objectives for the equity grants and after considering market median practices, total cost (including share usage, accounting, and tax impacts), and past practices. We review the accounting treatment of the relevant incentive award types, including stock options, performance-based share awards, and restricted share awards. The Compensation Committee approves annual equity-based awards that are generally granted in the first quarter of the fiscal year. As disclosed on Form 8-K, Ms. Whittington's target long-term incentive equity award value at the time of grant for FY 2022 was increased to $2,500,000 upon her promotion to CEO, effective April 25, 2021, given her increased level of responsibility.

2022 Proxy Statement	39

Compensation Matters
Early in FY 2022, pursuant to the 2017 Omnibus Incentive Plan, we granted stock options and performance-based shares to our NEOs.
Stock Options (50% of total FY 2022 long-term incentive opportunity)
Stock options entitle NEOs to purchase stock at an exercise price equal to the closing price on date of grant, subject to the vesting terms applicable to the award. Options expire at the end of ten years if they have not been exercised by that time. Stock options deliver value to NEOs if the company’s stock price increases, directly aligning executive compensation with the value created for shareholders as reflected in stock price appreciation from the date of grant. The stock options we granted in FY 2022 vest in equal installments over four years (25% per year), subject to the recipient's continued employment. This longer vesting schedule promotes employee retention.
Performance-Based Share Awards (50% of total FY 2022 long-term incentive opportunity)
Performance-based share awards provide our NEOs the opportunity to earn a defined number of shares of our common stock if we achieve pre-set performance goals and the NEO remains employed through the conclusion of the performance period. The value of any earned shares depends on La-Z-Boy’s future stock price. An NEO’s award opportunity ranges from 50% of the NEO’s target number of shares if we achieve threshold performance goals to a maximum of 200% of the target number of shares if we achieve maximum performance goals. If the performance goals are not achieved, the performance-based share awards associated with that performance metric will not vest. Following the conclusion of the three-year performance period, we pay out the shares that our NEOs earned.
The number of shares our NEOs receive, if any, will depend on how the company performs against pre-established sales growth and operating cash flow performance goals for each of FYs 2022, 2023, and 2024, and against rTSR goals over the three-year performance period. TSR is measured cumulatively over the entire three-year performance period relative to the TSR of the constituents of the S&P 600 Consumer Durables and Apparel sub-index. For the overall payout, the weightings of each of the performance goals and the annual periods in the three-year performance period are shown in the table below. For the performance-based share awards, the Compensation Committee seeks to set target performance goals that are challenging but reasonably achievable with strong management performance.

Metric (Total Weight)	FY 2022 Weight	FY 2023 Weight	FY 2024 Weight
Sales Growth (25%)	8.33%	8.33%	8.33%
Operating Cash Flow (25%)	8.33%	8.33%	8.33%
Total Share Allocation by Year	16.66%	16.66%	16.66%
rTSR (50%)(1)	50%
(1)This 50% portion of the performance-based share awards is earned based on the company's rTSR performance, which is measured over the three-year cumulative performance period, FY 2022-FY 2024.
NEOs may earn shares based on each metric independent of our performance on the other metrics. Each factor includes a threshold performance level that must be achieved before any shares are earned based on that metric. No shares are earned if the company performs below the threshold performance level of all three factors. Payout for performance between threshold and target and between target and maximum is interpolated for performance between levels. The actual number of shares NEOs earn can be more or less than target level depending on the company’s performance against the pre-established performance goals.
The Compensation Committee utilized sales performance as an element in both the company’s FY 2022 MIP and FY 2022-2024 long-term equity incentive program in recognition that this measure is viewed as a core driver of the company’s performance and shareholder value creation and is a strategic priority in the company's Century Vision. In designing the company’s executive compensation program, the Compensation Committee supplemented this measure with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, liquidity and shareholder returns over both the short-term and long-term horizons.
Prior LTIP Equity Grant Performance Achievement and Payouts
Each of our NEOs earned payouts on the performance-based share awards granted in FY 2020 for the three-year performance period that ended with our FY 2022 year end. The design and structure of these performance-based shares was similar to those subsequently granted in FY 2021 and FY 2022. The following table shows how the company performed against the sales and operating cash flow goals for each of the three fiscal years, and the company’s rTSR versus the S&P 600 Consumer Durables and Apparel sub-index for the three-year performance period. Following the end of the three-year performance period, we paid out earned shares, the number and value of which are shown in the FY 2022 Option Exercises and Stock Vested table on page 51.

40	La-Z-Boy Incorporated

Compensation Matters
Performance Period FY 2020-2022 – Overall payout of 89% of target

	Threshold, Target and Maximum Goals				Results			Payout as % of Target
		Sales (in Millions)	Operating Cash Flow (in Millions)	Relative TSR Over 3 Years	Sales (in Millions)	Operating Cash Flow (in Millions)	Relative TSR Over 3 Years	Sales	Operating Cash Flow	Relative TSR Over 3 Years
FY 2020	Maximum	$1,918	$181.5	Maximum 75th percentile Target 50th percentile Threshold 25th percentile	$1,704	$175.7	30th Percentile	0%	185%	60%
	Target	$1,845	$146.5
	Threshold	$1,745	$96.5
FY 2021	Maximum	$1,936	$186.1		$1,734	$309.9		0%	200%
	Target	$1,863	$151.1
	Threshold	$1,763	$101.1
FY 2022	Maximum	$1,955	$190.8		$2,357	$79.3		200%	0%
	Target	$1,882	$155.8
	Threshold	$1,782	$105.8
The Compensation Committee includes certain pre-established adjustments to the performance metrics to provide NEOs with an incentive to take actions that are considered to be in the long-term interests of the business, but that might otherwise adversely affect payouts on the awards. In calculating FY 2022 performance for operating cash flow, pursuant to the pre-established adjustments, purchase accounting charges related to acquisitions were excluded.
The performance-based share awards granted in FY 2021 and FY 2022 provide NEOs with the opportunity to earn a portion of the awards based on sales and operating cash flow targets established for each of the three years covered by the grant and based on the company's rTSR versus the constituents of the S&P 600 Consumer Durables and Apparel sub-index over the three-year performance period. Performance goals and results for performance through the end of FY 2022 are shown in the following tables. For the rTSR component, threshold, target, and maximum performance levels are the 25th, 50th, and 75th percentiles, respectively. While we set the net sales and operating cash flow goals for each of the three years at the start of the performance period, we do not disclose the net sales and operating cash flow goals for uncompleted years, because we believe doing so would cause competitive harm.
Performance Period FY 2021-2023

	Target Goals			Results		Payout as % of Target
	Sales (in Millions)	Operating Cash Flow (in Millions)	Relative TSR Over 3 Years*	Sales (in Millions)	Operating Cash Flow (in Millions)	Sales	Operating Cash Flow
FY 2021	$1,577	$152.5	Target 50th percentile	$1,734	$308.5	200%	200%
FY 2022	$1,677	$169.0		$2,357	$79.3	200%	0%
FY 2023 (in process)
*For rTSR performance over the 3-year performance period, the threshold goal is the 25th percentile and the maximum goal is the 75th percentile of the constituents of the S&P 600 Consumer Durables and Apparel sub-index.
The Compensation Committee includes certain pre-established adjustments to the performance metrics to provide NEOs with an incentive to take actions that are considered to be in the long-term interests of the business, but that might otherwise adversely affect payouts on the awards. In calculating FY 2021 performance for operating cash flow, pursuant to the pre-established adjustments, gains resulting from the CARES Act and the impact of our business realignment plan and supply chain optimization initiative were excluded. Additionally, in calculating FY 2022 performance for operating cash flow, pursuant to the pre-established adjustments, purchase accounting charges related to acquisitions were excluded.

2022 Proxy Statement	41

Compensation Matters
Performance Period FY 2022-2024

	Target Goals			Results		Payout as % of Target
	Sales (in Millions)	Operating Cash Flow (in Millions)	Relative TSR Over 3 Years*	Sales (in Millions)	Operating Cash Flow (in Millions)	Sales	Operating Cash Flow
FY 2022	$2,050	$195.7	Target 50th percentile	$2,357	$84.6	200%	0%
FY 2023 (in process)
FY 2024
*For relative TSR performance over the 3-year performance period, the threshold goal is the 25th percentile and the maximum goal is the 75th percentile of the constituents of the S&P 600 Consumer Durables and Apparel sub-index.
In calculating FY 2022 performance for operating cash flow, pursuant to the pre-established adjustments, purchase accounting charges related to acquisitions, charges resulting from the implementation of Century Vision, and certain manufacturing capacity initiatives were excluded.
These awards for the grants made in FY 2021 and FY 2022 have been earned contingent on the NEO remaining with the company through the end of the respective three-year performance period, after which they will be paid. For information on the treatment of these awards at retirement, see Payments Made Upon Disability or Retirement on page 53.
Our LTI Payout History Demonstrates the Rigor of Our Performance Goals
The Compensation Committee seeks to set target performance goals that are challenging but reasonably achievable with strong management performance. Maximum performance levels have been designed to be difficult to achieve given historical financial performance and the company's forecasted financial results at the time the performance metrics were approved. Over the last five fiscal years, the actual performance results for the performance-based share awards have averaged approximately 86% of target and ranged from a low of 61% of target to a high of 111% of target as shown in the chart below:

FY Award	Performance Cycle	Payout Achievement
FY 2020	FY20-21-22	89%
FY 2019	FY19-20-21	111%
FY 2018	FY18-19-20	76%
FY 2017	FY17-18-19	61%
FY 2016	FY16-17-18	92%
	Average Payout	86%
Retirement Benefits
We provide retirement benefit plans as an incentive for employees to remain with the company long-term and to assist with retirement planning. Our NEOs are eligible to participate in the same retirement benefit programs that we offer to salaried employees at the corporate level.
Our NEOs are eligible to participate in our 401(k) plan to which the company may make matching contributions. For FY 2022, the match varied by operating unit and ranged from 0% to a maximum of 4% if the employee contributed at least 6% of their eligible compensation.
Performance Compensation Retirement Plan
Our pay-for-performance compensation philosophy extends to our Performance Compensation Retirement Plan, in which our NEOs, executive management employees, and certain other key management employees designated by the Compensation Committee participate. This plan was designed so that contributions are only made to the plan to the extent the company achieves pre-established performance goals and, accordingly, contributions will fluctuate year to year based on company performance, thus creating another pay-for-performance element in the company's compensation program. Key features of the plan are:
•Performance criteria. The Compensation Committee establishes company performance criteria and minimum threshold performance levels to determine contributions to the plan. If the company performs at or above the threshold level for the year, we issue credits to each plan participant’s account, and those credits later convert to cash when a vested participant receives a distribution following separation from service. The credits represent a percentage of the base salary and bonus a participant earned during the fiscal year, and the percentages come from a sliding scale that produces a larger contribution for better performance.
•Governance. We will rescind any contribution credits if we later determine that it resulted from financial errors or omissions.

42	La-Z-Boy Incorporated

Compensation Matters
•Promotion of Employee Retention - Vesting. The plan's vesting provisions are designed to promote employee retention. Participants are only entitled to distributions from their accounts when their employment by the company ends (except where applicable law requires a delay or a participant elects to delay distribution) as long as the participant is vested at that time. To be vested, a participant must be at least age 55 and the sum of the participant's age and credited years of vesting service must equal or exceed 65. If a participant is not vested when the participant separates from service, the participant forfeits all contribution credits in the participant's account. Contribution credits created in prior years increase each year based on an interest rate that corresponds to yields on 20-year AA corporate bonds.
•Payment Cap. A payment cap that applies to distributions if made over a 20-year period is also designed to promote employee retention. Accounts are generally distributed on a monthly basis over a period of 5, 10, or 20 years, as the participant elects or, if the participant does not make a valid election, over a 20-year period. Account balances are reduced to ensure that monthly payments for a 20-year payout period do not exceed 65% of the monthly average of the employee's total cash compensation in the final three complete fiscal years of service as an employee of the company.
For FY 2022, the Compensation Committee set total operating income as the performance criterion. NEOs received contribution credits based on operating income performance relative to threshold and target performance levels and individual percentage factors as follows:

Performance Level	Contribution Percentage Factor*
Target and Above	CEO: 35% Other NEOs: 25%
Threshold	CEO: 17.5% Other NEOs: 12.5%
Below Threshold	All NEOs: 0%
*The contribution percentage increases proportionately for performance between threshold and target levels.
Actual FY 2022 operating income performance exceeded the threshold performance level, but was below the target performance level. As a result, Ms. Whittington and each of the other NEOs received contributions of 30% and 22%, respectively, of the sum of their base salary and bonus earned for FY 2022.
FY 2022 Performance Compensation Retirement Plan Goals, Results, and Contribution Percentage

Performance Level	Operating Profit (in Millions)
Target	$205.1
Threshold	$170.1
Actual(1)	$196.0
CEO Contribution Percentage		30%
Other NEOs Contribution Percentage		22%
(1)The Compensation Committee includes certain pre-established adjustments to the performance metric to provide NEOs with an incentive to take actions that are deemed to be in the long-term interests of the business, but that might otherwise adversely affect contributions to the plan. In calculating FY 2022 performance for operating profit, pursuant to the pre-established adjustments, purchase accounting related to acquisitions, gains from sale-leaseback transactions, charges resulting from the implementation of Century Vision, and certain manufacturing capacity initiatives were excluded.
Executive Deferred Compensation Plan
Our 2005 Executive Deferred Compensation Plan allows executives to defer pay that they have earned. Participants may elect to defer up to 100% of their salaries and annual cash incentive awards made under the MIP (excluding any amounts attributable to the exercise of positive discretion by the Compensation Committee). In addition, the company may contribute to this plan any company 401(k) match that cannot be credited to executives’ accounts under the 401(k) plan due to the Internal Revenue Code compensation limitations that apply to the tax-qualified retirement plans. Such limits may apply because the executive’s contributions and the company’s matching contributions were limited by either the annual contribution limit — $20,500 for 2022 — or the annual compensation limit — $305,000 for 2022. NEOs salary and bonus deferrals are detailed in the FY 2022 Non-Qualified Deferred Compensation table on page 52.

2022 Proxy Statement	43

Compensation Matters
Governance Features and Other Benefits
Executive Management Stock Ownership Guidelines
The Compensation Committee annually monitors compliance by our executive management with stock ownership guidelines. We establish a minimum fixed number of shares of company stock that we expect each executive to own based on a multiple of the executive’s annual base salary at the time we set the guideline. Executives are expected to achieve compliance with the initial guideline within five years. We reset the stock ownership requirement every three years and did so in June 2022 based on each executive’s salary and a representative share price at the end of FY 2022. The committee will reassess the share requirement again in 2025, and, subject to variation in our stock price, executives can expect their requirements to increase as their compensation increases. Current stock ownership guideline values and approximate share requirements for the NEOs are as follows:

	Guideline Value (Multiple of Salary)	Share Requirement
CEO	5x	167,000
Other NEOs	3x	40,000 – 62,000
In determining compliance with the guidelines, we include shares owned directly, shares held in a family trust or qualified retirement program, performance-based shares contingently earned for completed performance periods but not yet paid out, and restricted share awards. However, unexercised stock options, whether unvested or vested, do not count towards compliance with the guideline. As of April 30, 2022, each of the NEOs was in compliance with the stock ownership guidelines or within the five-year transition period.
Severance Benefits
Named Executive Officer Change-in-Control Agreements
We have change-in-control agreements with our NEOs to support continuity of our leadership in the event the company’s ownership changes. Under the agreements, a change in control generally occurs when a person, entity or group acquires ownership of 30% of a company’s stock, increases its holding to more than 50% of the value or voting power of a company’s stock, or acquires 40% or more of a company’s assets, or if a majority of a company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors who were serving before the date of the appointment or election.
Our agreements provide that an NEO will receive cash severance if we have a change in control and in the succeeding two years (or three years for our CEO), the NEO’s employment terminates under certain conditions. In that event, we would pay an NEO two times (or three times for our CEO) the sum of the executive’s base salary at the time of termination plus the average of the annual bonuses the executive received over the previous three years. The NEO is responsible for any excise tax, and the company does not pay any excise tax gross-ups. We utilize a “best-net” approach where we reduce payments to the safe harbor limit to avoid excise tax only if doing so results in a greater after-tax benefit to the NEO. During the period that we pay severance, we also continue to provide medical, dental, and life insurance benefits. Similar to this severance arrangement, our executives may receive accelerated vesting in outstanding equity awards issued under our 2017 Omnibus Incentive Plan following a change in control if their employment is terminated. Additional information regarding the change-in-control severance agreements and estimated termination payments to NEOs is presented on pages 52-56.
Named Executive Officer Severance Plan
The severance plan for the NEOs is designed to assist the company in attracting and retaining quality executive talent while providing the company some protection against competition and solicitation by former executives.
The severance plan requires the company to pay an NEO severance if the company discharges the executive other than “for cause” or if the NEO leaves the company with “good reason.” Following a qualifying termination of employment, the company would pay the CEO severance for 24 months and pay the other NEOs severance for 12 months at the level of their base salary when their employment ended. Discharge “for cause” includes employee acts of fraud, reckless misconduct, substandard performance that is not corrected, and similar acts or failures to act. Resignation for “good reason” includes a resignation triggered by a reduction in the executive’s pay unless similarly situated employees are similarly affected or a requirement that the executive relocate. NEOs will receive medical and dental benefits during the time they receive severance. If an NEO’s employment terminates following a change in control of the company, the NEO receives benefits under the severance plan only to the extent they exceed benefits the NEO receives pursuant to the NEO’s change-in-control agreement with the company. Information regarding the benefits payable under the severance plan and estimated termination payments to NEOs is presented on pages 52-56.

44	La-Z-Boy Incorporated

Compensation Matters
We established the severance periods of 24 and 12 months based on the market and peer company analysis at the time. To receive severance, NEOs must execute a release of claims and comply with non-competition and non-solicitation covenants for the duration of the severance term. NEOs are entitled to receive and retain only that portion of the severance pay that is in excess of compensation they receive from other employment during the severance period.
Recoupment of Incentive Payments
In accordance with our policy, we will require a management employee to reimburse us for annual or long-term incentive payments we made to the employee, and we will rescind any contribution credits we made for the employee under the Performance Compensation Retirement Plan, to the extent our Board determines that the employee engaged in misconduct that resulted in a material inaccuracy in our financial statements or the performance metrics we used to make incentive payments or awards, and the employee received a higher payment as a result of the inaccuracies. If we determine that any contribution credits we made to the Performance Compensation Retirement Plan were based on erroneous financial statements or other financial errors or misstatements, we will adjust all participants’ accounts to reflect contribution credits calculated based on complete and accurate financial information.

2022 Proxy Statement	45

Compensation Matters
Executive Compensation Tables
FY 2022 Summary Compensation Table
The FY 2022 Summary Compensation Table presents FY 2020, 2021, and 2022 “total compensation” (see footnotes for the included pay elements) for the NEOs. Mr. Lucian and Ms. Richmond were not NEOs prior to FY 2022.
•Actual value realized in FY 2022 for previously granted long-term incentives is presented in the FY 2022 Option Exercises and Stock Vested table on page 51.
•Target annual and long-term incentive opportunities for FY 2022 are presented in the FY 2022 Grants of Plan-Based Awards table on page 48.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Melinda D. Whittington	2022	913,037	1,449,683	1,250,004	1,425,600	760,470	5,798,794
President and	2021	487,366	404,948	348,126	626,614	319,321	2,186,375
Chief Executive Officer	2020	528,448	527,407	174,037	297,252	225,207	1,752,351
Robert G. Lucian	2022	478,403	344,302	296,877	513,000	242,978	1,875,560
Senior Vice President and
Chief Financial Officer
Darrell D. Edwards	2022	547,329	387,060	333,747	590,879	296,999	2,156,014
Senior Vice President and	2021	467,241	388,226	333,751	600,740	307,328	2,097,286
Chief Operating Officer	2020	505,074	505,630	166,851	284,104	219,209	1,680,868
Otis S. Sawyer	2022	472,577	267,319	230,499	408,306	229,310	1,608,011
Senior Vice President and	2021	398,942	268,133	230,505	414,900	235,581	1,548,061
President of La-Z-Boy Portfolio Brands	2020	441,019	349,191	115,233	198,459	179,282	1,283,184
Raphael Z. Richmond	2022	341,908	150,746	130,004	244,257	144,746	1,011,661
Vice President, General Counsel and Chief Compliance Officer

46	La-Z-Boy Incorporated

Compensation Matters
(1)Amounts shown for FY 2020 and FY 2021 reflect the temporary base salary reductions of 50% for NEOs, which were effective March 29, 2020 through August 1,2020.
(2)Reflects the total grant date fair value of the performance-based share awards granted during the fiscal year, with the performance-based share awards calculated based on the probable level of achievement at the time of grant. In valuing the FY 2022 performance-based share awards, the fair value of each share was $36.13, the market value of our common shares on the date we granted the awards (the service inception date) less the dividends we expect to pay before the shares vest. The grant date fair value, assuming maximum achievement of the performance goals, of performance-based shares is shown as follows:

Name	FY 2022
Melinda D. Whittington	$2,899,366
Robert G. Lucian	$688,604
Darrell D. Edwards	$774,120
Otis S. Sawyer	$534,638
Raphael Z. Richmond	$301,492
(3)Reflects the total grant date fair value of the stock option awards granted during the fiscal year. For additional information regarding the assumptions we used in valuing the FY 2022 awards, refer to Note 14, “Stock-Based Compensation” of Item 8, “Financial Statements and Supplementary Data” of our Form 10-K for the fiscal year ended April 30, 2022, as filed with the SEC.
(4)Consists of cash awards for the achievement of performance goals for the respective year made under our MIP. Payments are generally made in the first quarter following completion of the fiscal year.
(5)All Other Compensation for FY 2022 consists of the following:
•Company contributions to the 401(k) Plan and contributions or credits to the Executive Deferred Compensation and Performance Compensation Retirement Plans of the following amounts: Ms. Whittington – $759,267, Mr. Lucian – $242,455, Mr. Edwards – $296,280, Mr. Sawyer – $228,934, and Ms. Richmond – $144,501.
•Company-paid life insurance premiums and tax reimbursements related to company contributions to the deferred compensation plans (made in the prior year), which tax reimbursements were of the following amounts: Ms. Whittington – $555, Mr. Lucian – $182, and Mr. Edwards – $359.

2022 Proxy Statement	47

Compensation Matters
FY 2022 Grants of Plan-Based Awards
The following table provides details of all incentive plan-based awards granted to the NEOs during FY 2022, all of which were granted under the 2017 Omnibus Incentive Plan. Specifically, the table presents the following FY 2022 incentive awards:
•Annual management incentive award (MIP) potential award range (see “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns). The actual awards are shown in the FY 2022 Summary Compensation Table (see page 46).
•Performance-based shares
•Stock options

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock & Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Melinda D. Whittington
2022 Annual Incentive (MIP)		247,500	990,000	1,980,000
Performance-Based Shares	6/21/2021				2,746	32,955	65,910				1,449,683
Non-Qualified Stock Options	6/21/2021								101,709	37.93	1,250,004

Robert G. Lucian
2022 Annual Incentive (MIP)		89,063	356,250	712,500
Performance-Based Shares	6/21/2021				652	7,827	15,654				344,302
Non-Qualified Stock Options	6/21/2021								24,156	37.93	296,877

Darrell D. Edwards
2022 Annual Incentive (MIP)		102,583	410,333	820,666
Performance-Based Shares	6/21/2021				733	8,799	17,598				387,060
Non-Qualified Stock Options	6/21/2021								27,156	37.93	333,747

Otis S. Sawyer
2022 Annual Incentive (MIP)		70,887	283,546	567,092
Performance-Based Shares	6/21/2021				506	6,077	12,154				267,319
Non-Qualified Stock Options	6/21/2021								18,755	37.93	230,499

Raphael Z. Richmond
2022 Annual Incentive (MIP)		42,406	169,623	339,246
Performance-Based Shares	6/21/2021				286	3,427	6,854				150,746
Non-Qualified Stock Options	6/21/2021								10,578	37.93	130,004

(1)The amounts consist of the threshold, target and maximum payout opportunities under the MIP, with payout based on net sales and operating profit performance results.
(2)The amounts consist of the threshold, target and maximum performance-based shares that could vest based on performance with respect to sales growth, operating cash flow and relative TSR over the FY 2022–FY 2024 performance period and the NEO's continued employment through the end of the performance period. The “Threshold” estimated future payout shown reflects meeting the threshold for just the sales growth or operating cash flow goal in any one of the three performance cycles.
(3)The amounts reported in this column represent stock options granted to each NEO in FY 2022. These stock options vest 1/4 per year on the anniversary of the grant date, subject to the NEO's continued employment through the applicable vesting date, and have a ten-year term from the grant date.
(4)Reflects the total grant date fair value of the equity awards granted during the fiscal year, with the performance-based shares based on the probable level of achievement. For additional information regarding the assumptions we used in valuing the awards, refer to Note 14, “Stock-Based Compensation” of Item 8, “Financial Statements and Supplementary Data” of our Form 10-K for the fiscal year ended April 30, 2022, as filed with the SEC. In valuing the FY 2022 performance-based share awards, the fair value of each share was $36.13, the market value of our common shares on the date we granted the awards (the service inception date) less the dividends we expect to pay before the shares vest.

48	La-Z-Boy Incorporated

Compensation Matters
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table presents all outstanding stock options and unvested stock awards (performance-based shares and restricted shares) held by the NEOs at the end of the fiscal year. Market values for the unvested stock awards are presented based on the closing price of the company’s stock on April 29, 2022 (the last trading day of FY 2022), of $26.28.

		Option Awards				Stock Awards
Name	Grant FY	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned of Shares , or Units or other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Melinda D. Whittington
Performance-Based Shares						11,805	310,235	44,327	1,164,914
Stock Options	2022	—	101,709	37.93	6/21/2031
	2021	8,651	25,954	27.54	6/22/2030
	2020	10,958	10,961	30.24	6/17/2029
	2019	25,500	8,503	33.15	6/18/2028

Restricted Shares						7,878	207,034
Robert G. Lucian
Performance-Based Shares						2,890	75,949	10,770	283,036
Stock Options	2022	—	24,156	37.93	6/21/2031
	2021	1,088	3,266	27.54	6/22/2030
	2020	2,758	2,758	30.24	6/17/2029
Restricted Shares						2,667	70,089
Darrell D. Edwards
Performance-Based Shares						7,522	197,678	23,496	617,475
Stock Options	2022	—	27,156	37.93	6/21/2031
	2021	8,294	24,882	27.54	6/22/2030
	2020	5,253	10,508	30.24	6/17/2029
	2019	7,998	8,001	33.15	6/18/2028
	2018	10,368	—	27.25	6/19/2027
Restricted Shares						2,760	72,533
Otis S. Sawyer
Performance-Based Shares						5,194	136,498	16,229	426,498
Stock Options	2022	—	18,755	37.93	6/21/2031
	2021	5,728	17,185	27.54	6/22/2030
	2020	7,256	7,257	30.24	6/17/2029
	2019	17,409	5,803	33.15	6/18/2028
	2018	30,377	—	27.25	6/19/2027
Restricted Shares						1,907	50,116
Raphael Z. Richmond
Performance-Based Shares						786	20,656	3,441	90,429
Stock Options	2022	—	10,578	37.93	6/21/2031

Restricted Shares						1,532	40,261

2022 Proxy Statement	49

Compensation Matters
(1)Unvested stock options will vest as follows:

Grant FY	Options Vesting Schedule
2022	Unvested options vested or will vest 1/4 on June 21, 2022, 1/4 on June 21, 2023, 1/4 on June 21, 2024, and 1/4 on June 21, 2025.
2021	1/3 of the unvested options vested or will vest on June 22, 2022, 1/3 on June 22, 2023, and 1/3 on June 22, 2024.
2020	1/2 of the unvested options vested or will vest on June 17, 2022 and 1/2 on June 17, 2023.
2019	Unvested options vested on June 18, 2022.
(2)The earned but unvested performance-based shares will vest as follows:

	FY 2022 Grant(a)	FY 2021 Grant(b)	Total
Melinda D. Whittington	5,490	6,315	11,805
Robert G. Lucian	1,303	1,587	2,890
Darrell D. Edwards	1,465	6,057	7,522
Otis S. Sawyer	1,012	4,182	5,194
Raphael Z. Richmond	570	216	786
(a)Earned and unvested shares are shown and will vest on April 27, 2024.
(b)Earned and unvested shares are shown and will vest on April 29, 2023.
Unvested restricted shares will vest as follows:

	FY 2021 Grant(a)	FY 2020 Grant(b)	FY 2019 Grant(c)	Total
Melinda D. Whittington	—	2,878	5,000	7,878
Robert G. Lucian	1,193	724	750	2,667
Darrell D. Edwards	—	2,760	—	2,760
Otis S. Sawyer	—	1,907	—	1,907
Raphael Z. Richmond	981	551	—	1,532
(a)1/3 of unvested restricted shares vested or will vest on June 22, 2022, 1/3 on June 22, 2023, and 1/3 on June 22, 2024.
(b)1/2 of the unvested restricted shares vested or will vest on June 17, 2022 and 1/2 on June 17, 2023.
(c)For Ms. Whittington's award, unvested restricted shares vested on June 18, 2022. For Mr. Lucian's award, unvested restricted shares will vest on January 7, 2023.
(3)Unearned performance-based shares are shown assuming target performance for FY 2022 and maximum performance for FY 2021.

Name	Performance-Based Shares		Total
	FY 2022 Grant at Target(a)	FY 2021 Grant at Maximum(b)
Melinda D. Whittington	27,465	16,862	44,327
Robert G. Lucian	6,524	4,246	10,770
Darrell D. Edwards	7,334	16,162	23,496
Otis S. Sawyer	5,065	11,164	16,229
Raphael Z. Richmond	2,857	584	3,441
(a)Three-year performance period ends FY 2024 (April 2024).
(b)Three-year performance period ends FY 2023 (April 2023).

50	La-Z-Boy Incorporated

Compensation Matters
FY 2022 Option Exercises and Stock Vested
The following table provides details for each of the NEOs regarding stock options exercised and stock awards vested during FY 2022.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Melinda D. Whittington	—	—	16,708	492,517
Robert G. Lucian	—	—	4,093	119,628
Darrell D. Edwards	—	—	11,224	295,805
Otis S. Sawyer	—	—	9,126	254,858
Raphael Z. Richmond	—	—	929	30,515
(1)Amounts reflect the difference between the exercise price of the stock option and the market price of La-Z-Boy’s common stock at the time of exercise.
(2)The dollar value of the vested performance-based shares is based on the closing price of the company’s common stock on the date that the Compensation Committee certified the payout, June 27, 2022. The dollar value of the vested restricted shares reflects the total pre-tax value realized (based on the closing price of the company's common stock on the vesting date).
FY 2022 Non-Qualified Deferred Compensation Plans
As described in the Compensation Discussion and Analysis above, during FY 2022, our NEOs were eligible to receive contribution credits under our Performance Compensation Retirement Plan, and eligible to participate in our Executive Deferred Compensation Plan. The following table provides details for the NEOs regarding the Performance Compensation Retirement Plan. Contributions were made in the first quarter of FY 2023.
FY 2022 - Non-Qualified Deferred Compensation
Pursuant to Performance Compensation Retirement Plan

Name	Executive Contribution in FY 2022 ($)(1)	Registrant Contributions in FY 2022 ($)(2)	Aggregate Earnings in FY 2022 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE 2022 ($)(4)
Melinda D. Whittington	—	697,680	13,336	—	1,193,847
Robert G. Lucian	—	217,360	5,658	—	426,735
Darrell D. Edwards	—	250,358	43,507	—	1,770,666
Otis S. Sawyer	—	193,794	38,833	—	1,545,843
Raphael Z. Richmond	—	128,370	—	—	128,370
(1)No executive contributions are permitted under the plan.
(2)Ms. Whittington and the other NEOs received company contributions equal to 30% and 22%, respectively, of the sum of their base salary and bonus earned for FY 2022. Contributions were made in the first quarter of FY 2023. These contributions are included in the FY 2022 Summary Compensation Table as part of All Other Compensation.
(3)Earnings were not reported in the FY 2022 Summary Compensation Table because they were not above-market or preferential. Aggregate earnings are based on an interest rate that corresponds to yields on 20-year AA corporate bonds.
(4)Aggregate balances include the FY 2022 company contributions and accumulated balances from prior years, which include company contributions and earnings credits. Please refer to pages 42-43 for a discussion of vesting and distribution criteria. Amounts in this column include the following amounts that were previously reported in the FY 2022 Summary Compensation Table as compensation for FY 2021 and FY 2020: Ms. Whittington – $478,546, Mr. Edwards – $458,249, and Mr. Sawyer – $362,968.

2022 Proxy Statement	51

Compensation Matters
The following table provides details of the NEOs accounts under the Executive Deferred Compensation Plan as of April 30, 2022. Company contribution amounts reflect contributions that could not be made under the 401(k) plan due to IRS rules. Aggregate balances include deferred salary and MIP awards earned in prior years but voluntarily deferred by the officers. Additional discussion of the Executive Deferred Compensation Plan is presented below the table.
FY 2022 Non-Qualified Deferred Compensation
Pursuant to Executive Deferred Compensation Plan

Name	Executive Contribution in FY 2022 ($)(1)	Registrant Contributions in FY 2022 ($)(2)	Aggregate Earnings in FY 2022 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE 2022 ($)(4)
Melinda D. Whittington	—	45,413	(5,398)	—	98,052
Robert G. Lucian	303,347	15,473	(81,916)	—	955,922
Darrell D. Edwards	—	34,109	(235,725)	—	2,611,414
Otis S. Sawyer	—	23,761	(31,323)	—	421,727
Raphael Z. Richmond	—	—	—	—	—
(1)Elective deferrals of base salary and/or FY 2021 MIP awards paid in FY 2022.
(2)Company contributions to the Executive Deferred Compensation Plan relating to 401(k) contributions that could not be made under the qualified plans. Executive must elect to make sufficient 401(k) deferrals to be entitled to the maximum employer matching contribution under the 401(k) plan for the plan year. Amounts are included in All Other Compensation in the FY 2022 Summary Compensation Table.
(3)Earnings were not reported in the FY 2022 Summary Compensation Table because they were not above-market or preferential.
(4)Amounts shown are fully vested except with respect to company contributions for Ms. Whittington, whose vested balance is $73,540 and Mr. Lucian, whose vested balance is $26,695. Amounts in this column include the following amounts that were previously reported in the FY 2022 Summary Compensation Table as compensation for FY 2021 and FY 2020: Ms. Whittington – $47,225, Mr. Edwards – $162,187, and Mr. Sawyer – $30,433.
All of the executives’ deferrals and any company match amounts are added to a recordkeeping account. The account is credited with earnings or losses, depending upon actual performance of the investment options (mutual funds and similar vehicles) the participant has chosen. These are the same investment options available to all other plan participants.
Payment of a participant’s account balance is deferred until the date the participant designated when making the deferral election. Permissible distribution election changes require that the distribution be deferred at least five years beyond the previously-scheduled payment commencement date and to be effective, changes must be made at least one year before the termination of employment. The deferral amounts are paid either in one lump sum or in annual installments for up to 15 years. Upon a participant’s death, any remaining balance in the participant’s account is paid to the participant’s designated beneficiary.
FY 2022 Estimated Payments Upon Termination or Change in Control
This section presents the estimated incremental payments that would be made to the NEOs upon termination of their employment. Estimated payouts are provided for the following termination events:
•Amounts payable upon termination, regardless of manner.
•Amounts potentially payable upon disability, retirement or death.
•Amounts potentially payable upon a change in control and a subsequent termination of employment.
•Amounts potentially payable upon involuntary termination without cause or termination by the NEO with “good reason” under the terms of the severance plan.
Payments Made Upon Termination
When an NEO’s employment terminates, the NEO is entitled to receive amounts the NEO earned while employed. These amounts, which are not included in the table below, consist of:
•Accrued salary and any earned, but unused vacation time.
•Amounts vested under retirement and non-qualified deferred compensation plans.

52	La-Z-Boy Incorporated

Compensation Matters
An NEO receives no other payments except when the termination is due to the NEO’s disability, retirement, or death, change in control of the company, or involuntary termination without cause or termination by the NEO with “good reason.” Payments upon disability, retirement, or death are based on plan provisions that apply to all participants in the pertinent plans. Payments made to NEOs upon a termination of employment due to the executive’s disability, retirement, or death, or change in control of the company are described below. Payments made upon involuntary termination without cause or termination by the NEO with “good reason” are described in Named Executive Officer Severance Plan on page 44. We have change-in-control severance agreements with NEOs. The Table of Estimated Payments Upon Termination or Change in Control on pages 54-56 details each type of payment.
Payments Made Upon Disability or Retirement
In the event of disability or retirement the NEO will receive the following incremental benefits:
•Stock options: Accelerated vesting of unvested options if an NEO becomes disabled. Unvested options granted at least ten months prior to the retirement date will fully vest upon retirement.
•Performance-based shares: The NEO is eligible to receive a partial payout following the end of the three-year performance period based on the company’s performance in any fiscal years that have been completed at the time the NEO retires or becomes disabled.
•Restricted Shares: If an NEO becomes disabled, all restrictions lapse and shares will fully vest. If an NEO retires, any shares that are still restricted will be forfeited.
•MIP awards: Payment of a MIP award following conclusion of the fiscal year, determined by applying the bonus percentage the NEO would have been entitled to based on the company’s performance to the NEO’s eligible earnings during the fiscal year. The MIP awards earned and paid for FY 2022 performance, which are reported in the FY 2022 Summary Compensation Table on page 46, are not included in the table below.
Additionally, the NEO or his or her beneficiary will receive benefits under disability plans available generally to all salaried employees. These potential payments are not reflected in the table.
Payments Made Upon Death
In the event of death, the NEO’s beneficiary will receive the following incremental benefits:
•Stock options: Accelerated vesting of unvested options.
•Performance-based shares: Unless the Compensation Committee in its discretion determines otherwise, we will make a partial payout at the end of the performance period based on the company’s performance in any fiscal years that had been completed at the time of the NEO’s death.
•Restricted Shares: All restrictions lapse and shares will fully vest.
•MIP awards: Payment of a MIP award following conclusion of the fiscal year, determined by applying the bonus percentage the NEO would have been entitled to based on the company’s performance to the executive’s eligible earnings during the fiscal year. The MIP awards earned and paid for FY 2022 performance, which are reported in the FY 2022 Summary Compensation Table on page 46, are not included in the following table.
Additionally, the NEO or his or her beneficiary will receive benefits under life insurance plans available generally to all salaried employees. These potential payments are not reflected in the table.
Change in Control
We have change-in-control severance agreements with our NEOs to support continued management in the event of an actual or threatened change in control of the company. The agreements provide that if an NEO’s employment is terminated other than upon death, disability or for cause within two years (three years for the CEO) after a change in control, the executive will be entitled to the following:
•For executives other than our CEO, two times the executive’s base salary (three times for the CEO) at the time of termination plus two times (three times for the CEO) the average of the annual bonuses the executive received over the previous three years.
•Continuation of medical and dental benefits and life insurance for three years for the CEO and two years for the other NEOs.
•Reimbursement of certain legal fees and expenses incurred by the executive in enforcing the agreement.
The agreements automatically renew for an additional one-year period unless either the company or the NEO gives the other at least 90 days’ prior notice of non-extension. If a change in control occurs, the agreements automatically extend for 36 months.

2022 Proxy Statement	53

Compensation Matters
The NEO is responsible for any excise tax, and the company does not pay any gross-up. We utilize a “best-net” approach where we reduce payments to the safe harbor limit to avoid excise taxes only if doing so results in a greater after-tax benefit to the NEO.
Performance-based shares granted under our 2017 Omnibus Incentive Plan will be paid as if their terms were complete, based on the best financial information available about the company’s performance as of the close of business on the day immediately before a “corporate transaction” (as defined in the plan), and continued service through the performance period. In determining the extent to which performance criteria have been satisfied, where the performance criteria are based on results that accumulate over the term of the award or over one year of the term, the performance requirement will be prorated in accordance with the portion of the term or year that was completed before the corporate transaction.
NEOs may receive accelerated vesting of outstanding equity awards issued under our 2017 Omnibus Incentive Plan following a change in control if their employment is terminated.
Table of Estimated Payments Upon Termination or Change in Control
In the following table, we estimate incremental payments (payable as the result of the specified termination event) that would have been payable to NEOs in the event of change in control, disability, retirement, death, or involuntary termination under the terms of the severance plan. The value of equity awards is based on the closing price of $26.28 of the company’s stock on April 29, 2022 (the last trading day of FY 2022). The amounts provided below are estimates of amounts that would have been payable. The actual amounts paid in future years, if any, will depend on the executive’s pay, terms of separation, severance plan, and change-in-control agreement in place, and the company’s stock price at the time of termination.

Name and Benefit	Change in Control ($)(1)	Retirement ($)(2)(3)(4)	Disability ($)(2)(4)	Death ($)(2)(5)	Involuntary Termination Other than for Cause or Resignation with Good Reason Under Severance Plan ($)
Melinda D. Whittington
Base Salary (3 times annual salary)	2,700,000	—
Annual Incentive (3 times average actual MIP amount paid in prior 3 years)	1,462,789	—
Stock Options (accelerated vesting)	—	—	—	—
Restricted Shares (accelerated vesting)	207,034	—	207,034	207,034
Performance-Based Shares (accelerated vesting)	682,203	—	310,235	310,235
Broad-Based Benefits(6)	56,294	—	—	—	36,233
Severance Payment	—	—	—	—	1,800,000
Total Incremental Pay(7)	5,108,320	—	517,269	517,269	1,836,233
Robert G. Lucian
Base Salary (2 times annual salary)	950,000	—	—	—	—
Annual Incentive (2 times average actual MIP amount paid in prior 3 years)	211,773	—	—	—	—
Stock Options (accelerated vesting)	—	—	—	—	—
Restricted Shares (accelerated vesting)	70,089	—	70,089	70,089	—
Performance-Based Shares (accelerated vesting)	165,564	—	75,949	75,949	—
Broad-Based Benefits(6)	19,213	—	—	—	9,265
Severance Payment	—	—	—	—	475,000
Total Incremental Pay(7)	1,416,639	—	146,038	146,038	484,265

54	La-Z-Boy Incorporated

Compensation Matters

Name and Benefit	Change in Control ($)(1)	Retirement ($)(2)(3)(4)	Disability ($)(2)(4)	Death ($)(2)(5)	Involuntary Termination Other than for Cause or Resignation with Good Reason Under Severance Plan ($)
Darrell D. Edwards(8)
Base Salary (2 times annual salary)	1,100,000	—	—	—	—
Annual Incentive (2 times average actual MIP amount paid in prior 3 years)	975,193	—	—	—	—
Stock Options (accelerated vesting)	—	—	—	—
Restricted Shares (accelerated vesting)	72,533	—	72,533	72,533	—
Performance-Based Shares (accelerated vesting)	354,491	197,678	197,678	197,678	—
Broad-Based Benefits(6)	16,615	—	—	—	7,947
Severance Payment	—	—	—	—	550,000
Total Incremental Pay(7)	2,518,832	197,678	270,211	270,211	557,947
Otis S. Sawyer
Base Salary (2 times annual salary)	950,000	—	—	—	—
Annual Incentive (2 times average actual MIP amount paid in prior 3 years)	688,837	—	—	—	—
Stock Options (accelerated vesting)	—	—	—	—	—
Restricted Shares (accelerated vesting)	50,116	—	50,116	50,116	—
Performance-Based Shares (accelerated vesting)	244,851	136,498	136,498	136,498	—
Broad-Based Benefits(6)	22,473	—	—	—	11,055
Severance Payment	—	—	—	—	475,000
Total Incremental Pay(7)	1,956,277	136,498	186,614	186,614	486,055
Raphael Z. Richmond
Base Salary (2 times annual salary)	720,000	—	—	—	—
Annual Incentive (2 times average actual MIP amount paid in prior 3 years)	134,810	—	—	—	—
Stock Options (accelerated vesting)	—	—	—	—	—
Restricted Shares (accelerated vesting)	40,261	—	40,261	40,261	—
Performance-Based Shares (accelerated vesting)	53,637	—	20,656	20,656	—
Broad-Based Benefits(6)	1,291	—	—	—	401
Severance Payment	—	—	—	—	360,000
Total Incremental Pay(7)	949,999	—	60,917	60,917	360,401
(1)Amounts shown for performance-based shares reflect their values as of April 30, 2022, as if the entire three-year performance period had been completed, computed based on estimated financial performance information available at that time.
(2)Reflects value as of April 30, 2022, of all outstanding unvested stock options. Because the exercise price of all outstanding unvested stock options exceeded the closing price on April 29, 2022, the last trading day during FY 2022, no amounts are reported in this table for the vesting of outstanding stock options.
(3)Ms. Whittington, Mr. Lucian, and Ms. Richmond are not eligible for retirement.
(4)Amounts shown for performance-based shares reflect their values as of April 30, 2022, based on targets for FY 2021 and FY 2022 and actual performance against those targets. In its discretion, the Compensation Committee may reduce or eliminate payments that otherwise would be made under these awards upon disability or retirement.
(5)Amounts shown for performance-based shares reflect their values as of April 30, 2022, based on targets for FY 2021 and FY 2022 and actual performance against those targets. In its discretion, the Compensation Committee may eliminate payments that otherwise would be made under these awards upon death.

2022 Proxy Statement	55

Compensation Matters
(6)Change in Control: two years’ (three years for CEO) continuation of medical, dental and life insurance coverage. Severance Plan: continuation of medical and dental insurance while the executive receives severance.
(7)Under the terms of the change-in-control severance agreements, if the payments and benefits to an NEO under his or her respective change-in-control severance agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the NEO receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any such reduction in compensation or benefits pursuant to the terms of the change-in-control severance agreements.
(8)Mr. Edwards is expected to retire from the company in July 2022 and is expected to receive the retirement vesting set forth in this table.
CEO Pay Ratio
For FY 2022, our last completed fiscal year, the median annual total compensation of all our employees (other than our CEO) was $40,021 and the annual total compensation of our CEO was $5,798,794. Accordingly, the ratio of our CEO’s annual total compensation to the median annual compensation of all other employees was estimated to be 145:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules.
During fiscal year 2022, we acquired Furnico Furniture Ltd., an upholstery manufacturing business in the United Kingdom. As allowed under Item 402(u) of Regulation S-K, we excluded the employees (approximately 308 employees) of this acquired business for purposes of the fiscal year 2022 pay ratio calculation.
As also allowed under Item 402(u) of Regulation S-K, we used the same median employee as in fiscal year 2021, as there were no significant changes to our median employee's status, our employee population, or our compensation programs in fiscal year 2022 that would reasonably be expected to result in a significant change in the pay ratio.
To identify, and to determine the annual total compensation of, the median employee, we used the following methodology and assumptions:
•We collected the compensation data of all of our employees globally, as of February 1, 2021, for the prior twelve-month period.
•We annualized compensation for newly hired employees who were hired between February 1, 2020 and January 31, 2021. However, we did not annualize compensation for employees who were rehired or furloughed during such period and did not make full-time equivalent adjustments for any part-time employees. In addition, we did not utilize the de minimis exception for employees in other countries, statistical sampling or other similar methods, or any cost-of-living adjustment, which approaches are allowed under SEC regulations, in calculating the pay ratio.
•Any compensation in non-U.S. currencies was converted to U.S. dollars using exchange rates as of February 1, 2021.
•We used total compensation received as our consistently applied compensation measure, calculated as the sum of the following amounts: (i) base pay (including overtime for hourly employees), (ii) bonuses (including non-cash equivalents) and sales commissions, and (iii) with respect to employees on the Mexican payroll system, cash allowances.
We calculated the median employee’s FY 2022 annual total compensation using the same methodology we used in the FY 2022 Summary Compensation Table.

56	La-Z-Boy Incorporated

Compensation Matters
Proposal 4: Approve the La-Z-Boy Incorporated 2022 Omnibus Incentive Plan
Overview
On June 28, 2022, our Board of Directors unanimously approved and adopted the La-Z-Boy Incorporated 2022 Omnibus Incentive Plan (the “2022 Plan”), subject to the approval of our shareholders. The 2022 Plan provides the Board the ability to design compensatory awards that are responsive to our company’s needs. The 2022 Plan provides for a variety of awards designed to advance our company’s interests and long-term success by encouraging share ownership among our officers and other key executives, employees, non-employee directors, and consultants and other advisors and otherwise linking their compensation to our share price performance or the achievement of specific corporate goals.
Equity Grant Practices
We have historically granted equity awards under various plans, including most recently our 2017 Omnibus Incentive Plan (the “2017 Plan”). If our shareholders approve the 2022 Plan, then effective as of the date of the Annual Meeting, we will not make any additional awards under the 2017 Plan. As of April 30, 2022, under our prior equity plans, stock options covering 1,516,106 shares of our common stock were outstanding with a weighted average exercise price of $30.51 and a weighted average remaining term of 6.6 years, 287,159 restricted shares were outstanding, and 620,711 unearned performance-based shares (at maximum) were outstanding. Under the 2017 Plan, there were approximately 2,655,900 shares available for grant as of April 30, 2022, which will cease to be available for grant following the effectiveness of the 2022 Plan. The closing price of our common stock on July 1, 2022, was $24.44 per share.
Overhang is a measure of the dilutive impact of equity programs. Our overhang is equal to the number of shares subject to outstanding equity compensation awards plus the number of shares available to be granted, divided by the total number of outstanding shares. As of April 30, 2022, our overhang was 5.6%. As of April 30, 2022, the 2,775,000 shares being requested under the 2022 Plan would bring our aggregate overhang to approximately 12.1%. Overhang percentages are based on approximately 43,089,000 shares of common stock outstanding as of April 30, 2022, and include the 620,711 outstanding unearned performance-based share awards (at maximum).
Burn rate is a measure of the number of shares subject to equity awards that we grant annually, which helps indicate the life expectancy of our equity plans and is another measure of stockholder dilution. We determine our burn rate by dividing the aggregate number of shares subject to awards granted during the year by the weighted average number of shares outstanding during the year. Our burn rate for the past three fiscal years has been as follows:

		Full Value Awards
FY	Options Granted	Restricted Shares Granted	Performance Shares Earned	Non-Employee Director Restricted Stock Units Granted	Options + Full Value Awards	Weighted Average Number of Ordinary Shares Outstanding	Burn Rate
2022	252,996	121,963	121,661	32,347	528,967	44,023,000	1.20%
2021	315,584	137,885	131,999	27,639	613,107	45,983,000	1.33%
2020	248,662	167,649	101,558	28,332	546,201	46,399,000	1.18%
Our three-year average burn rate is 1.24%.
Certain Features of the 2022 Plan
The following features of the 2022 Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the 2022 Plan and our shareholders’ interests:
•Subject to adjustment as provided for in the 2022 Plan, the number of shares of common stock that will initially be available for all awards under the 2022 Plan, other than substitute awards, will be 2,775,000 shares, reduced on a one-for-one basis for any shares of common stock granted under the 2017 Plan after April 30, 2022 and prior to the Annual Meeting;
•Awards will be subject to a one-year minimum vesting period, subject to limited exceptions set forth in the 2022 Plan as described below and the Plan Committee’s (as defined below) ability to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the Award Agreement or otherwise;

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•No discounting of stock options or stock appreciation rights;
•No repricing or replacement of underwater stock options or stock appreciation rights without shareholder approval;
•No dividend equivalents on stock options or stock appreciation rights;
•No dividends or dividend equivalents paid on unearned awards;
•Annual non-employee director compensation limit of $800,000, which cannot be amended without shareholder approval; and
•No liberal definition of “change in control.”
Summary of the 2022 Plan
The following summary of the 2022 Plan is qualified in its entirety by reference to the complete text of the 2022 Plan included as Appendix A to this Proxy Statement. You should read the complete text of the 2022 Plan for more details regarding its operation.
Purpose
The Plan is intended to enhance our company’s and its subsidiaries’ ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve our company and its subsidiaries and to expend maximum effort to improve the business results and earnings of our company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of our company.
Plan Term
The 2022 Plan will be effective as of the date of the Annual Meeting, subject to approval by our shareholders. No new awards may be granted under the 2022 Plan after the ten-year anniversary of shareholder approval of the 2022 Plan; provided that no incentive stock option shall be granted after June 28, 2032. However, the term and exercise of awards granted before then may extend beyond that date. The Board may terminate the 2022 Plan at any time with respect to all future awards.
Eligibility
Participants in the 2022 Plan will consist of employees, officers, directors, and certain natural person consultants or advisors to the company or any subsidiary thereof and persons expected to become employees, officers, directors, or certain natural person consultants or advisors of the company or one of its subsidiaries as the Plan Committee may select from time to time.
The Plan Committee will determine which eligible persons will receive awards and the award’s size, terms, conditions and restrictions. As of June 4, 2022, approximately 12,775 full-time equivalent employees and ten (10) non-employee directors would be eligible to participate in the 2022 Plan if selected by the Plan Committee. While natural person consultants or advisors of the company or one of its subsidiaries are eligible to participate in the 2022 Plan if selected by the Plan Committee, we historically have not granted awards to consultants or advisors and do not anticipate that practice changing.
Administration
The 2022 Plan is to be administered by the Board or a committee to which the Board delegates the appropriate authority. The committee must consist of two or more non-employee directors of the Board, each of whom is intended to (i) qualify as a non-employee director within the meaning of Rule 16b-3 of the Exchange Act, and (ii) comply with the independence requirements of the stock exchange on which the company’s common stock is listed. Historically, the Compensation Committee has served as the plan committee for purposes of the 2017 Plan with respect to awards granted to participants other than non-employee directors and the Board has administered the 2017 Plan with respect to awards granted to non-employee directors. References in this proposal to “Plan Committee” mean the Board or the committee delegated by the Board.
The Plan Committee may delegate its authority under the 2022 Plan to a subcommittee of the Board, a member of the Board, the President and Chief Executive Officer of the company, or such other executive officer of the company as the committee determines, provided that the Plan Committee may not delegate its power and authority to a member of the Board or the President and Chief Executive Officer or other executive officer with regard to the selection for participation in the 2022 Plan of an officer, director or other person subject to Section 16 of the Exchange Act or other decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.
The Board may also appoint one or more separate committees of the Board who may administer the 2022 Plan with respect to employees, natural person consultants and advisors who are not officers or directors of the company, and may grant and determine the terms of awards to such individuals.
Available Awards
The 2022 Plan provides for equity-based compensation in the form of (1) stock options in the form of incentive stock options (“ISOs”) and non-qualified stock options; (2) stock appreciation rights (“SARs”); (3) restricted stock and restricted stock units (“RSUs”); (4) unrestricted stock awards; (5) performance awards; (6) related dividend equivalent rights; and (7) Management Incentive Plan awards granted in the form of short-term cash awards (“MIP Awards”). Each type of award is described below under “Types of Awards Authorized Under the 2022 Plan.’’ Each award granted under the 2022 Plan will be evidenced by an award agreement containing such terms and provisions, consistent with the 2022 Plan, as the Plan Committee may approve.

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Shares Available Under the 2022 Plan
Subject to adjustment as provided for in the 2022 Plan, the number of shares of common stock that will initially be available for all awards under the 2022 Plan, other than substitute awards, will be 2,775,000 shares, reduced on a one-for-one basis for any shares of common stock granted under the 2017 Plan after April 30, 2022 and prior to the effective date of the 2022 Plan. We expect these shares to meet our need for the next four years. After the effective date of the 2022 Plan, no awards will be granted under the 2017 Plan.
Award Limitations
Subject to adjustments as provided for in the 2022 Plan, no more than 2,775,000 shares of company common stock in the aggregate may be issued under the 2022 Plan in connection with ISOs. The aggregate value of cash compensation and the grant date fair value of shares of common stock that may be awarded or granted during any fiscal year of our company to any non-employee director for his or her service as a non-employee director shall not exceed $800,000, subject to certain exceptions.
Share Counting
An outright award confers on the recipient greater value per share than an option or SAR because it does not require payment of an exercise or base price. Under the 2022 Plan, each share of common stock covered by an award counts against the aggregate plan limit as one share. However, for each share that is forfeited, expires or is settled for cash (in whole or in part) under the 2022 Plan or a prior equity plan, one share will be added back to the aggregate limit regardless of the applicable share reserve deduction ratio used in the prior equity plan. The following will not increase the number of shares available for grant under the 2022 Plan:
•any shares tendered by a participant or withheld by us in full or partial payment of the exercise price of stock options or the purchase of restricted stock or other shares of stock subject to vested stock units or the full or partial satisfaction of a tax-withholding obligation on any award under the 2022 Plan or any prior equity plan; or
•shares we reacquire on the open market or otherwise using cash proceeds from the exercise of stock options granted either under the 2022 Plan or any prior equity plan.
In addition, the number of shares of stock available for awards under the 2022 Plan shall not be reduced by (i) the number of shares of stock subject to substitute awards granted in connection with a corporate transaction or (ii) available shares under a stockholder-approved plan of a company or other entity which was a party to a corporate transaction with our company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under the 2022 Plan (subject to applicable stock exchange requirements).
Repricing Prohibited
Except in connection with an adjustment involving a corporate transaction or similar event, the Board may not authorize the amendment of any outstanding stock option or SAR to reduce the exercise or base price, and no outstanding stock option or SAR may be cancelled in exchange for other awards, or cancelled in exchange for stock options or SARs having a lower exercise or base price, or cancelled in exchange for cash, without the approval of our shareholders.
Types of Awards
Stock Options. The Plan Committee may grant stock options that entitle the recipient to purchase shares of company common stock at a price not less than fair market value on the date of grant (except in the case of substitute awards). The maximum term for stock options is ten years, except ISOs granted to anyone who owns, as of the date of grant, stock with more than 10% of the total combined voting power of all classes of our stock must have a term of not more than five years and an exercise price not less than 110% of the fair market value of the common stock on the grant date. We may grant stock options as ISOs, non-qualified stock options, or combinations of the two. The exercise price for each grant of stock options will be specified in the award agreement, which will also provide whether the price is payable: (1) in cash or by cash equivalents; (2) by the transfer to us of company common stock the option recipient already owned; (3) with the Plan Committee’s consent, by delivering other consideration having a fair market value on the exercise date equal to the total purchase price; (4) pursuant to a net exercise arrangement where, when the participant exercises options, we deduct from the shares we are going to issue to the recipient shares having a fair market value equal to the total purchase price; (5) by delivering (on a form acceptable to the Plan Committee) an irrevocable direction to a licensed securities broker acceptable to us to sell shares and deliver all or part of the sales proceeds to us to pay the option price and any withholding taxes; (6) by any other methods specified in the award agreement; or (7) by a combination of these payment methods.
SARs. A SAR is a right to receive from us an amount equal to a specified number of shares of company common stock multiplied by the difference between the fair market value of one share on the date of exercise and the grant price of the SAR. The grant price may not be less than the fair market value per share at the date of grant (except with respect to substitute awards). The SAR award agreement will specify whether the SAR will be settled in stock, cash, or a combination thereof. No SAR may be exercisable more than ten years from the date of grant.

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Restricted Stock and RSUs. If the Plan Committee grants restricted stock, ownership of a specified number of restricted shares of company common stock is transferred immediately to the recipient in consideration of the recipient’s performing services. Unless the Plan Committee provides otherwise in an award agreement, the participant is immediately entitled to vote the shares, receive dividends (subject to the same restrictions and risks as the underlying shares), and other ownership rights. An RSU represents the recipient’s right to receive, when the RSU vests, a specified number of shares of company common stock. In the Plan Committee’s discretion, RSUs may be settled in cash, shares of company common stock or any combination thereof. RSUs may entitle the participant to receive credits for dividend equivalents (subject to the same restrictions and risks as the underlying RSUs), but unlike restricted stock, they do not convey voting or other shareholder rights prior to the settlement of the award in company common stock.
Unrestricted Stock Awards. The Plan Committee may, subject to limitations under applicable law, grant to any participant other stock awards, entitling the participant to receive shares of company common stock free of any restrictions. The Plan Committee will determine the terms and conditions of these awards.
Dividend Equivalent Rights. Dividend equivalent rights may be granted to any recipient of an award under the 2022 Plan, other than with respect to an award of stock options or SARs. Dividend equivalents credited to a participant may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional equivalents. Any such reinvestment will be at the fair market value on the date of reinvestment. In the Plan Committee’s sole discretion, dividend equivalent rights may be settled in cash or stock or a combination thereof, and in a single installment or multiple installments. Any dividend or dividend equivalent rights provided with respect to an award under the 2022 Plan will be subject to the same restrictions and risk of forfeiture as the underlying awards.
Performance Awards. The Plan Committee may grant performance awards in the form of performance shares or performance units, as the Plan Committee determines in its sole discretion. Performance shares are denominated in shares of company common stock, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved. Performance units are denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
To the extent they are earned, the performance awards will be paid to the participant in the manner and at the time determined by the Plan Committee. Any grant may specify in the Plan Committee’s discretion that the amount payable may be paid in cash, shares of company common stock or other property, or any combination thereof. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Plan Committee, on a deferred basis.
MIP Awards. The 2022 Plan establishes a short-term cash incentive program known as the Management Cash Incentive Program for employees of the company and its subsidiaries, in which such employees are eligible to participate in each fiscal year. The Plan Committee will determine the performance measures applicable to the MIP Awards and the target incentive opportunity for each eligible employee in its sole discretion. MIP Awards shall be paid as soon as administratively feasible during the second month following the close of the performance period to which the MIP Award relates (but in any event no later than two and a half months following the conclusion of the performance period).
Performance Measures
The Plan Committee will establish measurable performance objectives for participants who receive performance awards under the 2022 Plan. One or more of the following business criteria for our company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of our company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Plan Committee in establishing performance measures under the 2022 Plan: the attainment by a share of stock of a specified fair market value for a specified period of time; increase in stockholder value; earnings per share; return on assets or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; productivity ratios; earnings or income of our company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization ("EBITDA"); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; expense targets; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; financial ratios as provided in credit agreements of our company and its subsidiaries; working capital targets; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, environmental, social and governance metrics, and acquisitions or divestitures, or such other goals as the Plan Committee may determine whether or not listed herein.

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Compensation Matters
In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of a performance measure, the Plan Committee may provide that achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, tax valuation allowance reversals, environmental expenses, short-term cash incentive accruals, gains or losses from the sales of assets, payments received relating to import duties arising from anti-dumping orders, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges or any other reorganization or restructuring programs, debt refinancing costs, extraordinary or noncash items, litigation or claim judgements or settlements, unusual, infrequently occurring, nonrecurring or one-time events affecting our company or its financial statements or changes in law or accounting principles.
Amendment and Termination of the 2022 Plan
The Plan Committee may, at any time and from time to time, amend, suspend, or terminate the 2022 Plan as to any shares of stock for which awards have not been made, except that we must submit for shareholder approval any plan amendment where shareholder approval is required by applicable law or stock exchange listing requirements, or that would otherwise materially: (i) increase the benefits accrued to participants under the 2022 Plan, (ii) increase the numbers of securities that may be issued under the 2022 Plan (other than an increase pursuant to the adjustment provisions in the plan), (iii) modify the requirements for participation in the 2022 Plan, or (iv) modify the non-employee compensation limit or the prohibition on repricing set forth in the 2022 Plan.
The Plan Committee may not, without a participant’s consent, amend the plan to impair in any material respect the participant’s rights under any award that the participant has already been granted.
Vesting and Exercise of an Award
The award agreement governing an award will specify the period during which the right to exercise the award in whole or in part vests, including the events or conditions on which the vesting will occur or may accelerate. All awards, except unrestricted stock awards and cash-based awards, will vest no earlier than the first anniversary of the date on which the award is granted, provided that the following types of awards shall not be subject to this minimum vesting requirement: (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by our company or any of its subsidiaries; (ii) stock delivered in lieu of full-vested cash obligations; (iii) awards delivered to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of shareholders which is at least fifty weeks after the immediately preceding year’s annual meeting; and (iv) any additional awards the committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the 2022 Plan; and provided further that this minimum vesting restriction does not apply to the Plan Committee’s discretion to provide for accelerated exercisability or vesting of any award. No portion of an award that is not vested when a participant’s service with us terminates will vest, unless the award agreement provides otherwise or the Plan Committee determines otherwise.
Generally, a stock option or SAR may be exercised only while the recipient remains an employee of our company or its subsidiaries or a non-employee director of our company or, in the case of a stock option, for 90 days following the participant’s termination of service (unless the option expires earlier). In the event of retirement, generally, non-qualified stock options and SARs shall remain exercisable for three years, unless the option expires earlier. An award may be exercised for any vested portion of the shares subject to such award until the award expires or as otherwise determined by the Plan Committee.
When a participant’s employment terminates because of death or disability, if the participant held restricted stock or RSUs with a restriction on transfer that has not lapsed, or other share-based awards that have not been fully earned, or shares of company common stock subject to any other transfer restriction imposed under the plan, the Plan Committee may, in its sole discretion and as permitted by law, take such action as it deems equitable in the circumstances or in our company’s best interests, including accelerating vesting and waiving or modifying any performance or other period, any performance measure, or any other requirement, condition, restriction or limitation applicable to any such award.
Adjustments
In the event of any equity restructuring that causes the per share value of shares of stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the committee will make appropriate adjustments to the number and class of securities available under the 2022 Plan, the terms of each outstanding stock option and SAR (including the number and class of securities subject to each outstanding stock option or SAR and the purchase price or base price per share), the terms of each outstanding restricted stock award and stock unit award (including the number and class of securities subject thereto), and the terms of each outstanding MIP Award and performance award (including the number and class of securities subject thereto), such adjustments to be made in the case of outstanding stock options and SARs without an increase in the aggregate exercise price or purchase price and in accordance with Section 409A of the Internal Revenue Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of our company, the equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Plan Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Plan Committee regarding any such adjustment shall be final, binding and conclusive.

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Corporate Transactions
Under the terms of the 2022 Plan, in the event of a corporate transaction, except as otherwise provided in an award agreement, the Board may, in its discretion, provide that: (i) some or all outstanding stock options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board may, in its discretion, require that shares of stock of the company resulting from such change in control, or the parent thereof, or other property be substituted for some or all of the shares of company common stock subject to outstanding awards as determined by the Board, and/or require outstanding awards, in whole or in part, to be surrendered to the company in exchange for a payment of cash, other property, shares of capital stock in the company resulting from the change in control, or the parent thereof, or a combination of cash, other property and shares.
Under the terms of the 2022 Plan, “corporate transaction” is generally defined to mean any change required to be reported in Item 6(e) of Schedule 14A of Regulation 14A issued under the Exchange Act that qualifies as a change in control event under Section 409A of the Code, and generally includes: (i) certain acquisitions of more than 50% of the total fair market value or 30% or more of the voting power of the stock of the company; (ii) a replacement of a majority of the members of the Board during any 12-month period by directors whose appointment or election was not endorsed by a majority of the Board before the date of such appointment or election; or (iii) a change in ownership of a substantial portion of our company’s assets pursuant to which one person (or more than one person acting as a group) acquire assets from our company with a gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of our company immediately before such transactions, subject in each case to certain exceptions.
The Plan Committee may determine the effect of a corporate transaction upon awards, and such effect shall be set forth in the appropriate award agreement or as otherwise determined by the Plan Committee in accordance with the 2022 Plan.
Limited Transferability
No award and no shares of company common stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution. During a participant’s life, an award may be exercised only by the participant or the participant’s guardian or legal representative. A participant may assign or transfer a non-qualified stock option or SAR to: (1) the participant’s spouse, former spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents, siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, or any person sharing the participant’s household (other than a tenant or employee); (2) a trust in which any one or more of the persons in clause (1) have more than 50% of the beneficial interest, (3) a foundation in which any one or more of the persons in clause (1) (or the participant) control the management of assets; or (4) any other entity in which one or more of the persons listed in clause (1) (or the participant) own more than 50% of the voting interests, so long as, in each case, the permitted assignees are bound by and subject to all of the terms and conditions of the 2022 Plan and the award agreement relating to the transferred award and they execute an agreement satisfactory to us evidencing those obligations.
Withholding Taxes
If we are required to withhold federal, state, local or foreign taxes in connection with any payment made to or benefit realized by a participant or other person under the 2022 Plan, and the amounts available to us for withholding are insufficient, receipt of the payment or benefit will be conditioned on the participant’s or other person’s making arrangements satisfactory to us to pay the balance of the taxes we are required to withhold, which arrangements (in the committee’s discretion) may include relinquishing a portion of the benefit. In certain circumstances, to settle tax withholding obligations, we may withhold from a participant’s wages amounts that are otherwise due to the participant or shares of stock that are deliverable to the participant. To satisfy tax withholding obligations, participants may elect to have shares of common stock withheld or may deliver other shares of common stock, but the value of any shares withheld will not exceed the minimum amount of taxes required to be withheld.
Clawback of Awards
The 2022 Plan provides that any awards granted under that plan, as well as any cash payment or shares of stock delivered pursuant to such an award, are subject to forfeiture, recovery by the company or other action pursuant to the applicable award agreement or company’s clawback or recoupment policy as in effect of the date of the grant.
Termination
No grant under the 2022 Plan may be made after the ten-year anniversary of shareholder approval of the 2022 Plan, but all grants made on or before the ten-year expiration of the 2022 Plan will continue in effect after that date unless they terminate under their terms or the terms of the plan.

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Federal Income Tax Consequences
The following is a brief summary of some of the federal income tax consequences of some types of transactions under the 2022 Plan based on federal income tax laws currently in effect. This summary is not intended to be complete and does not describe any gift, estate, social security or state or local tax consequences. It is not intended as tax guidance to participants in the plan.
Non-qualified Stock Options. A recipient of non-qualified stock options will not realize any taxable income when the options are granted. When the recipient exercises the options, the recipient generally will realize ordinary income equal to the amount by which the shares’ fair market value on that date exceeds the exercise price. When a recipient subsequently sells shares of common stock purchased with the option, the recipient will recognize short-term or long-term capital gain or loss depending on his or her holding period of the shares. Officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules and income tax consequences concerning their options. We will not (nor will the employing subsidiary) receive a deduction when we grant options unless they have a readily ascertainable fair market value (as determined under applicable tax law) at the time we grant them. When a recipient exercises options, we (or the employing subsidiary) will generally be allowed, subject to the limitations under Section 162(m) of the Internal Revenue Code (as described below), a deduction equal to the amount recognized by the recipient as ordinary income.
ISOs. In general, a recipient will not realize taxable income, and we will not (nor will the employing subsidiary) realize an income tax deduction, either when we grant ISOs or when the recipient exercises them. For purposes of the alternative minimum tax, however, the amount by which the fair market value of shares a recipient acquired from exercising an ISO (determined at that time) exceeds the ISO’s exercise price generally will be considered income. Subject to limited exceptions, if the recipient was continuously employed from the date of grant at least until three months prior to exercising the ISO and the recipient does not sell the shares received from exercising the ISO within either (1) two years after the ISO’s grant date, or (2) one year after exercising the ISO, the recipient’s subsequent sale of the shares will result in long-term capital gain or loss to the recipient but will not result in a tax deduction to us (or the employing subsidiary).
Subject to limited exceptions, if the recipient is not continuously employed from the date of grant until at least three months prior to exercising an ISO, or the recipient disposes of shares the recipient acquired from exercising of an ISO within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income in the year of disposition the lesser of (1) the amount by which the fair market value of the shares on the date the recipient exercises the ISOs exceeds the exercise price, or (2) the amount by which the amount realized upon disposition exceeds the exercise price. In such event, subject to the limitations under Section 162(m) of the Internal Revenue Code, we (or the employing subsidiary) generally will be entitled to an income tax deduction equal to the amount the recipient recognized as ordinary income. Any gain the recipient realizes in excess of the amount the recipient realized as ordinary income will be taxed at the rates applicable to short-term or long-term capital gains, depending on how long the recipient held the shares.
SARs. Participants will not recognize income when SARs are granted. When a participant exercises a SAR, the participant normally realizes ordinary income equal to the cash the participant receives or the fair market value of any unrestricted shares of company common stock the participant receives. In such event, subject to the limitations under Section 162(m) of the Internal Revenue Code, we (or the employing subsidiary) generally will be entitled to an income tax deduction equal to the amount the recipient recognized as ordinary income.
Restricted Stock. A recipient will not recognize taxable income at the time restricted stock is granted and the company will not be entitled to a tax deduction at that time, unless the recipient makes an election to be taxed at that time. If such election is made, the recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the recipient of restricted stock generally will recognize ordinary income subject to tax on the fair market value of the restricted stock (reduced by any amount, if any, the participant paid for the restricted stock) when the shares are no longer subject to restrictions constituting a substantial risk of forfeiture. Any dividends a recipient receives while the stock is subject to restrictions constituting a substantial risk of forfeiture and for which the above-described election has not been made generally will be treated as compensation that is taxable as ordinary income to the participant and deductible by us (or the employing subsidiary), subject to the limitations under Section 162(m) of the Internal Revenue Code.
RSUs. Recipients of awards of RSUs generally will not be taxed when the awards are granted but will recognize ordinary income subject to tax on the cash transferred to the participant, or, if applicable, on the fair market value of unrestricted shares of company common stock on the date they are transferred to the participant (reduced in either case by any amount, if any, the participant paid for the RSUs). Subject to the limitations under Section 162(m) of the Internal Revenue Code, we (or the employing subsidiary) generally will be entitled to an income tax deduction equal to the amount the recipient recognized as ordinary income.
Performance Awards. Generally, recipients do not recognize income when they receive a grant of performance shares pursuant to a performance award. When performance shares are later paid out, the recipient generally will be required to include as taxable ordinary income the amount of cash the participant receives or the fair market value on the transfer date of unrestricted shares of company common stock the participant receives. Subject to the limitations under Section 162(m) of the Internal Revenue Code, we (or the employing subsidiary) generally will be entitled to an income tax deduction equal to the amount the recipient recognized as ordinary income.

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MIP Awards. When a participant receives a payment of MIP Awards in cash, the participant will recognize ordinary income equal to the cash payment received and, subject to the limitations under Section 162(m) of the Internal Revenue Code, we (or the employing subsidiary) generally will be entitled to an income tax deduction equal to the amount the recipient recognized as ordinary income.
Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.
2022 Plan Benefits
Due to the nature of the proposed plan, we cannot predict in advance the benefits that any employee or director ultimately may receive if the proposed plan is approved. Please see the Fiscal Year 2022 Summary Compensation Table and the FY 2022 Grants of Plan-Based Awards Table and the FY 2022 Director Compensation table for a summary of equity grants made to our NEOs and non-employee directors during fiscal year 2022 under the 2017 Plan.
Equity Compensation Plan Information as of April 30, 2022
The table below provides information, as of the end of fiscal year 2022, on our existing compensation plans under which we may issue common shares.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (i)(1)	Weighted-average exercise price of outstanding options, warrants and rights (ii)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (i)) (iii)(3)
Equity compensation plans approved by shareholders	2,136,817	$30.51	2,655,933
(1)Beginning April 29, 2018, all equity awards were issued under our 2017 Plan. The total in this column includes: 1,516,106 stock options (of which 1,041,965 stock options were issued under our 2017 Plan and 474,141 stock options were issued under our 2010 Omnibus Incentive Plan, under which we could no longer issue shares as of April 28, 2018) and 620,711 unearned performance-based share awards outstanding under the 2017 Plan (assuming the maximum performance targets were achieved). Outstanding non-employee director restricted stock unit awards under the 2017 Plan and the 2010 Omnibus Incentive Plan are excluded; these awards are shown in the Security Ownership of Directors and Executive Officers table.
(2)Excludes performance-based share awards settleable in shares from determination of weighted-average exercise price.
(3)This amount is the aggregate number of shares available for future issuance under our 2017 Plan, which provides for awards of stock options, restricted stock and restricted stock units, and performance awards (of our common stock based on achievement of pre-set goals over a performance period) to selected key employees and non-employee directors.
This table does not include shares that may be issued under the 2022 Plan if it is approved by shareholders at the meeting. If it is approved by shareholders, the 2022 Plan will become effective as of the date of the Annual Meeting, and thereafter we will not make any other grants under the 2017 Plan.
Other Matters
Our Board has determined that the proposed plan should be submitted for shareholder approval so as to comply with the NYSE listing standards. To be approved, the 2022 Plan must receive a majority of the votes cast on the proposal, provided that a majority of shares entitled to vote actually vote ‘‘For’’ or ‘‘Against’’ the proposal. For this purpose, an abstention or broker non-vote will be considered as not voted. If it is approved by shareholders, the 2022 Plan will become effective as of the date of the Annual Meeting, and thereafter we will not make any future grants under the 2017 Plan. If shareholders do not approve the 2022 Plan, it will not become effective, and the 2017 Plan, as it currently exists, will continue in effect. The results of the vote will not affect any awards under the existing plans that are outstanding at the time of the annual meeting.

✓	THE BOARD RECOMMENDS YOU VOTE “FOR” PROPOSAL 4, WHICH APPROVES THE LA-Z-BOY INCORPORATED 2022 OMNIBUS INCENTIVE PLAN

64	La-Z-Boy Incorporated

SECURITIES OWNERSHIP
Security Ownership of Directors and Executive Officers
The following table shows the number of shares of the company's common stock reported to us as beneficially owned by each of our directors and NEOs as of July 1, 2022, and by all directors and executive officers as a group as of that date, including shares of the company's common stock that they have a right to acquire within 60 days after July 1, 2022, by the exercise of stock options or settlement of RSUs.
No director or NEO beneficially owned 1% or more of the total number of outstanding shares as of July 1, 2022. The directors and executive officers as a group beneficially owned 1.8% of the total number of outstanding shares as of July 1, 2022. Each person has sole voting and investment power for the number of shares shown unless otherwise noted.

Name of Beneficial Owners	Shares Owned Directly or Indirectly(1)	RSUs Held by Non-Employee Directors(2)	Shares Individuals Have Rights to Acquire within 60 Days(3)	Total Shares Beneficially Owned
Erika L. Alexander	—	2,437	—	2,437
Darrell D. Edwards	54,990	—	109,982	164,972
Sarah M. Gallagher	—	18,711	—	18,711
James P. Hackett	1,210	4,438	—	5,648
Janet E. Kerr	—	49,732	—	49,732
Michael T. Lawton	—	28,160	—	28,160
H. George Levy, MD	20,684	49,732	—	70,416
Robert G. Lucian	6,898	—	12,352	19,250
W. Alan McCollough	7,933	49,732	—	57,665
Rebecca L. O’Grady	—	9,413	—	9,413
Lauren B. Peters	—	18,711	—	18,711
Dr. Nido R. Qubein	7,000	49,732	—	56,732
Raphael Z. Richmond	2,002	—	2,644	4,646
Otis S. Sawyer	42,017	—	114,964	156,981
Melinda D. Whittington	33,980	—	93,169	127,149
All directors and executive officers as a group (16 persons)	181,714	280,798	333,111	795,623
(1)Represents shares as to which the individual has sole voting and investment power or for which the individual shares such power with his or her spouse. None of these shares has been pledged as security. The shares shown include restricted shares as follows: Mr. Edwards - 1,381 shares, Mr. Lucian - 1,908 shares, Ms. Richmond - 931 shares, Mr. Sawyer - 955 shares, and Ms. Whittington - 1,439 shares.
(2)RSUs held by each non-employee director vest and settle in shares of common stock when the director leaves the Board.
(3)Includes 42,210 stock options and 7,552 performance-based shares for Mr. Edwards; and 29,153 stock options and 5,194 performance-based shares for Mr. Sawyer, of which the NEO has the right to acquire beneficial ownership were he to retire within 60 days of July 1, 2022.

2022 Proxy Statement	65

Securities Ownership
Security Ownership of 5% Beneficial Owners
The following table provides information about entities that beneficially owned more than 5% of our common stock, as of December 31, 2021, according to reports filed with the SEC. To our knowledge, except as noted in the table below, no person or entity is the beneficial owner of more than 5% of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. and subsidiaries
55 East 52nd Street
New York, NY 10055(1)	7,040,519	16.0%
The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355(2)	4,758,021	10.8%
Wellington Management Group LLP
280 Congress Street
Boston, MA 02210(3)	2,586,282	5.9%
Dimensional Fund Advisors LP
Building One
6300 Bee Cave Road
Austin, TX 78746(4)	2,414,357	5.5%
(1)Based on a Schedule 13G/A filed with the SEC on January 27, 2022, in which BlackRock, Inc., a parent holding company, reported that, as of December 31, 2021, it had sole voting power with respect to 6,937,180 shares and sole dispositive power with respect to 7,040,519 shares, and shared voting and dispositive power with respect to none of the shares.
(2)Based on a Schedule 13G/A filed with the SEC on February 10, 2022, in which The Vanguard Group, an investment adviser, reported that, as of December 31, 2021, it had sole voting power with respect to none of the shares, shared voting power with respect to 41,948 shares, sole dispositive power with respect to 4,677,912 shares, and shared dispositive power with respect to 80,109 shares.
(3)Based on a Schedule 13G/A filed with the SEC on February 4, 2022, in which Wellington Management Group LLP, a parent holding company of certain holding companies and investment advisers, reported that, as of December 31, 2021, it had shared voting power with respect to 2,252,606 shares, shared dispositive power with respect to 2,586,282 shares, and sole voting and dispositive power with respect to none of the shares.
(4)Based on a Schedule 13G/A filed with the SEC on February 8, 2022, in which Dimensional Fund Advisors LP, an investment adviser, reported that, as of December 31, 2021, it had sole voting power over 2,352,390 shares, sole dispositive power over 2,414,357 shares, and shared voting and dispositive power with respect to none of the shares.

66	La-Z-Boy Incorporated

OTHER INFORMATION
Notice of Internet Delivery
We are making our proxy materials available to our shareholders on the Internet. On July 20, 2022, we sent shareholders a Notice of internet availability of proxy materials, which included instructions on how to access our proxy materials. The materials, consisting of this Proxy Statement and our 2022 Annual Report, are available at www.proxyvote.com. The Notice of internet availability of proxy materials also provides instructions on how to vote shares. By making the materials available through the Internet, we expect to reduce our costs, conserve natural resources, and expedite delivery of the proxy materials. If, however, you prefer to receive paper copies of the proxy materials, please follow the instructions included on the Notice of internet availability of proxy materials. If you previously elected to receive our proxy materials electronically, you will continue to receive them by e-mail until you elect otherwise.
Voting
Voting. Only shareholders of record at the close of business on July 1, 2022, the record date for the Annual Meeting, will be eligible to vote. There is only one class of stock entitled to vote at the meeting, our common stock, $1.00 par value, of which there were 43,393,527 shares outstanding on the record date. A quorum, which is a majority of the outstanding shares entitled to vote at the meeting, is needed to conduct a meeting. Each share is entitled to one vote for each director position and one vote for each proposal; cumulative voting is not available. If you received a paper copy of the proxy materials, you may vote your shares by signing and dating each proxy card you received and returning the cards in the enclosed envelope. The proxies will be voted according to your directions on the proxy card. If you return a signed card without specifying your vote, your shares will be voted:
FOR the election of each of the nine director nominees named in this Proxy Statement;
FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for FY 2023;
FOR the approval, through a non-binding advisory vote, of the compensation of our NEOs as disclosed in this Proxy Statement; and
FOR the approval of the La-Z-Boy Incorporated 2022 Omnibus Incentive Plan.
If you sign and return your proxy card, your shares will be voted on any other business that properly comes before the meeting as determined by the persons named in the proxy. We urge you to sign, date, and return your proxy card promptly, or vote by telephone or on the Internet (see below), even if you plan to attend the meeting in person. If you do attend in person, you will be able to vote your shares at the meeting even if you previously signed a proxy card or voted by telephone or on the Internet.
Telephone and Internet Voting. If your shares are held in your name, you can vote by telephone or on the Internet by following the instructions on the proxy card or as explained in the Notice of internet availability of proxy materials. If you are a beneficial holder with your shares held in the name of your broker, bank, or other financial institution, you will receive telephone or Internet voting instructions from your institution.
Shares Held by Broker. If you hold your shares through a broker, bank, or other financial institution, you will receive your proxy materials and voting instructions from the institution. Under New York Stock Exchange rules, your broker, bank, or financial institution will not vote your shares in director elections without your specific instructions. To ensure your vote is counted, you must provide directions to your broker, bank, or financial institution by following its instructions.
Changing Your Vote. You may change your vote by submitting a new vote by proxy, telephone, Internet, or in person at the meeting. A later vote will cancel an earlier vote. For example, if you vote by Internet and later vote by telephone, the telephone vote will count, and the Internet vote will be canceled. If you wish to change your vote by mail, you should request a new proxy card from our Corporate Secretary at One La-Z-Boy Drive, Monroe, Michigan, 48162. Your last vote received before the meeting will be the only one counted. You may also change your vote by voting in person at the Annual Meeting. In that event, your vote at the Annual Meeting will count and cancel any previous vote.
Vote Required. Under applicable Michigan law, directors are elected by plurality vote. Provided there is a quorum at the Annual Meeting, the nominees who receive the highest through the ninth highest numbers of votes will be elected, regardless of the number of votes cast. So long as each candidate receives at least one vote, withheld votes and broker non-votes have no effect on the election results. However, our Corporate Governance Guidelines require that any director who fails to receive a majority of the votes cast in a non-contested election must submit his or her resignation to the Board following certification of the vote. Within 90 days following certification of the vote, the Board, excluding the director failing to receive a majority of the votes cast, will decide whether to accept such offered resignation and the company will promptly publicly disclose the Board’s decision. For purposes of this provision of our Corporate Governance Guidelines, only votes FOR or WITHHELD from a given candidate will be counted as votes cast. Broker non-votes will not count.

2022 Proxy Statement	67

Other Information
Ratification of the selection of our independent auditor requires a majority of votes cast on the proposal. Abstentions and broker non-votes have no effect as they are considered as votes not cast.
To pass, the advisory resolution to approve the compensation of our NEOs must receive a majority of the votes cast on the proposal. Abstentions and broker non-votes have no effect as they are considered votes not cast.
Approval of the 2022 La-Z-Boy Incorporated Omnibus Incentive Plan requires a majority of votes cast on the proposal. Abstentions and broker non-votes have no effect as they are considered as votes not cast.
Number of Copies Sent to Household. If there are two or more shareholders at your address, we have sent your household only one copy of our 2022 Annual Report and Proxy Statement unless you previously withheld your consent to “householding” or you instruct us otherwise. Householding saves us the expense of mailing duplicate documents and conserves natural resources. We will promptly deliver a separate copy of this Proxy Statement and the accompanying 2022 Annual Report to any shareholder at a shared address to which a single copy of these documents has been delivered upon our receipt of written or oral request from the shareholder directed to our address shown below or to us at 734-242-1444. You may, at any time, revoke your consent to householding by contacting Broadridge Financial Solutions, Inc., either by calling toll-free 866-540-7095, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation, and each shareholder at your address will then begin receiving individual copies.
Incorporation by Reference
The Audit Committee Report on pages 26-27 and the Compensation and Talent Oversight Committee Report on page 28 are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such information by reference. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on our website, including, but not limited to, the contents of our ESG Report, is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated by reference herein or into any of our other filings with the SEC.
Cautionary Note Regarding Forward-Looking Statements
In this Proxy Statement, we make "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements may include words such as "anticipates," "believes," "continues," "estimates," "expects," "feels," "forecasts," "hopes," "intends," "plans," "projects," "likely," "seeks," "short-term," "non-recurring," "one-time," "outlook," "target," "unusual," or words of similar meaning, or future or conditional verbs, such as "will," "should," "could," or "may." A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on forward-looking statements, which speak to our views only as of the date of this Proxy Statement. These forward-looking statements are all based on currently available operating, financial, and competitive information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial performance.
Our actual future results and trends may differ materially from those we anticipate depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our 2022 Annual Report. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this Proxy Statement may turn out to be incorrect. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.
Additional Information
This Proxy Statement and our 2022 Annual Report, and all of our other filings with the SEC, may be accessed via the Investor Relations page on our website at http://investors.la-z-boy.com or through the SEC’s website at www.sec.gov. Our 2022 Annual Report, and this Proxy Statement are also available upon a shareholder’s written request to Investor Relations, La-Z-Boy Incorporated, One La-Z-Boy Drive, Monroe, Michigan 48162.

68	La-Z-Boy Incorporated

Other Information
Costs of Proxy Solicitation
We will pay the expense of soliciting proxies pursuant to this Proxy Statement.
Shareholder Proposals and Nominations for the 2023 Annual Meeting
Pursuant to the rules of the SEC, if a shareholder wishes to submit a proposal for possible inclusion in La-Z-Boy Incorporated’s 2023 proxy statement pursuant to Rule 14a-8 under the Exchange Act, we must receive it on or before March 22, 2023. All proposals submitted pursuant to Rule 14a-8 under the Exchange Act must comply with the SEC rules regarding eligibility for inclusion in our proxy statement.
Our bylaws provide that a shareholder may nominate a candidate for election as a director at an annual meeting of shareholders, or propose business for consideration at such meeting outside of Rule 14a-8, only by written notice containing the information required by the bylaws delivered to the Secretary at our principal executive offices not later than the 90th day, and not earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Accordingly, a shareholder nomination or proposal intended to be considered at the 2023 annual meeting of shareholders must be received by our Corporate Secretary on or after May 2, 2023, and no later than June 1, 2023. Proxies for next year’s annual meeting may confer discretionary authority to vote on any shareholder proposal for which we do not receive a timely notice.
All proposals must be in writing and should be mailed to La-Z-Boy Incorporated, to the attention of the Corporate Secretary, at our principal executive office: One La-Z-Boy Drive, Monroe, MI 48162. A copy of the bylaws may be obtained by written request to the same address.

2022 Proxy Statement	69

Appendix A
LA-Z-BOY INCORPORATED 2022 OMNIBUS INCENTIVE PLAN

A-1	La-Z-Boy Incorporated

Appendix A

2022 Proxy Statement	A-2

Appendix A
LA-Z-BOY INCORPORATED
2022 OMNIBUS INCENTIVE PLAN
La-Z-Boy Incorporated, a Michigan corporation (the “Company”), sets forth herein the terms of its 2022 Omnibus Incentive Plan (the “Plan”), as follows:
SECTION 1. PURPOSE
The Plan is intended to enhance the Company’s and its Subsidiaries’ ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Subsidiaries and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units (including deferred stock units), unrestricted stock, dividend equivalent rights, and short-term cash incentive awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or a Subsidiary shall in all cases be non-qualified stock options.
SECTION 2. DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.
2.2 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, Performance Share, Performance Unit or MIP Award under the Plan.
2.3 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
2.4 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.
2.5 “Board” means the Board of Directors of the Company. Pursuant to Section 3.2 hereof, matters or responsibilities allocated to the Board under this Plan are (pursuant to the Board’s adoption of this Plan) hereby delegated to the Committee except to the extent such matters or responsibilities relate to the compensation or benefits of one or more Outside Directors or as otherwise determined by the Board.
2.6 “Cause” means, as determined by the Committee and unless otherwise provided in the Award Agreement or an applicable agreement with the Company or a Subsidiary in effect on the Grant Date, (a) a Grantee’s conviction of any crime (whether or not involving the Company or Subsidiary) constituting a felony in the jurisdiction involved; (b) conduct of a Grantee related to the Grantee’s employment for which either criminal or civil penalties against the Grantee or the Company or Subsidiary may be sought; (c) material violation of the Company’s (or Subsidiary’s) policies, including the disclosure or misuse of confidential information, or those set forth in manuals or statements of policy issued by the Company and/or any Subsidiary; or (d) serious neglect or misconduct in the performance of a Grantee’s duties for the Company or willful or repeated failure or refusal to perform such duties.
2.7 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
2.8 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2. The initial Committee shall be the Compensation Committee of the Board; provided that the “Committee” means the Board (or a subcommittee of the Board) with respect to awards granted to Outside Directors; provided, further, that the Board may, in its discretion, serve as the Committee for any or all purposes under the Plan.
2.9 “Company” means La-Z-Boy Incorporated or any successor thereto.
2.10 “Company Achievement Percentage” means a percentage based on the achievement of Company-related performance goals, as approved by the Committee, and may range between 0% and 200%.

A-3	La-Z-Boy Incorporated

Appendix A
2.11 “Company Weighted MIP Component” means a percentage, which shall be established for the Employee by the Committee or its delegatee and shall not exceed 100% (provided that the sum of the Company Weighted MIP component and the Individual Weighted MIP Component shall equal 100%).
2.12 “Corporate Transaction” means any change required to be reported in Item 6(e) of Schedule 14A of Regulation 14A issued under the Exchange Act that qualifies as a change in control event pursuant to Section 409A of the Code. A “change in control event” pursuant to Section 409A of the Code includes the occurrence of a change in the ownership of the Company (as defined in Reg. §1.409A-3 (i)(5)(v)), a change in effective control of the Company (as defined in Reg. §1.409A-3(i)(5)(vi)), or a change in the ownership of a substantial portion of the assets of the Company (as defined in Reg. §1.409A-3(i)(5)(vii), and, in particular, any one or more of the following events:
2.12.1 A change in ownership of the Company in which any one person, or more than one person acting as a group acquires beneficial ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company, or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or by any Subsidiary.
2.12.2 A change in the effective control of the Company, pursuant to which either:
(a) Any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company.
(b) A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.
2.12.3 A change in the ownership of a substantial portion of the Company’s assets pursuant to which any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. As used herein, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, there is no change in control event under this paragraph when there is a transfer to a related person as described in Reg. §1.409A-3(i)(5)(vii)(B).
Notwithstanding the foregoing, a Corporate Transaction shall not include a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets or equity interests of the Company to another entity if, in any such case, (a) the holders of equity securities of the Company immediately prior to such event beneficially own immediately after such event equity securities of the resulting entity entitled to more than fifty percent of the votes then eligible to be cast in the election of directors (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such event or (b) the persons who were members of the Board immediately prior to such event constitute at least a majority of the board of directors of the resulting entity immediately after such event.
For purposes of this definition:
(a) “Beneficial owner” (or “beneficial ownership”) includes ownership by attribution as provided in Reg. §1.409A.
(b) Where applicable, “person” means a person as defined in Section 3(a)(9) of Exchange Act.
(c) “Acting as a group” means so acting within the meaning of the applicable portion of Reg. §1.409A-3(i)(5). Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Where applicable, “group” means a group as described in Rule 13d-5 promulgated under the Exchange Act or any successor regulation.

2022 Proxy Statement	A-4

Appendix A
2.13 “Disability” or “Disabled” means, as determined by the Committee and unless otherwise provided in the Award Agreement or an applicable agreement with the Company or a Subsidiary in effect on the Grant Date, the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
2.14 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 12 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
2.15 “Eligible Earnings” means an Employee’s base compensation earned during a particular Fiscal Year, as determined by the Committee for the particular Fiscal Year.
2.16 “Effective Date” means the date on which the Plan is approved by the Company’s shareholders at the 2022 Annual Meeting of Shareholders.
2.17 “Employee” means an officer or employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Subsidiary.
2.18 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.19 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the closest preceding day for which a sale shall have been reported; provided, however, that the Company may in its discretion use the closing transaction price of a share of Stock on the day preceding the date as of which such value is being determined to the extent the Company determines such method is more practical for administrative purposes, such as for purposes of tax withholding. If the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code (“Code Section 409A”).
2.20 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.
2.21 “Fiscal Year” means the twelve (12)-month accounting period maintained by the Company on which it keeps its annual books and records.
2.22 “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award and (ii) such other date as may be specified by the Committee.
2.23 “Grantee” means a person who receives or holds an Award under the Plan.
2.24 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.25 “Individual Achievement Percentage” means the percentage established by an Employee’s manager, which shall be reflective of the participating Employee’s performance towards measurable goals that were previously set at the beginning of the Fiscal Year, and may range between 0% and 200%.
2.26 “Individual Weighted MIP Component” means a percentage, which shall be established for the Employee by the Committee or its delegatee and shall not exceed 100% (provided that the sum of the Individual Weighted MIP component and the Company Weighted MIP Component shall equal 100%).

A-5	La-Z-Boy Incorporated

Appendix A
2.27 “MIP Award” means an Award granted pursuant to Section 14.7 of the Plan (which shall be in the form of a short-term cash incentive award unless otherwise specified in the Award Agreement) made subject to attainment of performance goals over a Performance Period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).
2.28 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
2.29 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
2.30 “Option Price” means the exercise price for each share of Stock subject to an Option.
2.31 “Other Agreement” shall have the meaning set forth in Section 15 hereof.
2.32 “Outside Director” means a member of the Board who is not an officer or employee of the Company or a Subsidiary.
2.33 “Performance Award” means a Performance Unit, Performance Share, or MIP Award.
2.34 “Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an Option or SAR or (ii) during the applicable Performance Period as a condition to the vesting of the holder’s interest, in the case of a Performance Share Award, of the shares of Stock subject to such Award, or, in the case of a Performance Unit Award, to the holder’s receipt of the shares of Stock subject to such award or of payment with respect to such Award. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Measures under this Plan: the attainment by a share of Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; return on assets or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; productivity ratios; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; expense targets; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; financial ratios as provided in credit agreements of the Company and its Subsidiaries; working capital targets; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, environmental, social and governance metrics, and acquisitions or divestitures, or such other goals as the Committee may determine whether or not listed herein. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, tax valuation allowance reversals, environmental expenses, short-term cash incentive accruals, gains or losses from the sales of assets, payments received relating to import duties arising from anti-dumping orders, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges or any other reorganization or restructuring programs, debt refinancing costs, extraordinary or noncash items, litigation or claim judgements or settlements, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.
2.35 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.36 “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in shares of Stock, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.37 “Performance Unit” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

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2.38 “Plan” means this La-Z-Boy Incorporated 2022 Omnibus Incentive Plan, as herein established and as hereafter amended from time to time.
2.39 “Prior Plan” means the La-Z-Boy Incorporated 2017 Omnibus Incentive Plan, as amended from time to time and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan.
2.40 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock, Stock Units or Unrestricted Stock.
2.41 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
2.42 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.
2.43 “Retired” or “Retirement” means, as determined by the Committee and unless otherwise provided in the Award Agreement or an applicable agreement with the Company or a Subsidiary in effect on the Grant Date, an Employee’s employment relationship with the Company and all of its Subsidiaries has terminated after the Employee’s age and Years of Service equal sixty-five (65), with a minimum age of fifty-five (55).
2.44 “SAR Exercise Price” means the per share exercise price of a Stock Appreciation Right granted to a Grantee under Section 9 hereof.
2.45 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
2.46 “Service” means service as a Service Provider to the Company or a Subsidiary. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or a Subsidiary. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive, and shall comply with Code Section 409A (and its applicable guidance), to the extent applicable, and other Applicable Laws.
2.47 “Service Provider” means an Employee, officer or director of the Company or a Subsidiary, or a consultant or adviser currently providing services to the Company or a Subsidiary, or expected to commence providing services to the Company, if and only if (1) the consultant or adviser is a natural person, (2) the consultant or advisor provides bona fide services to the Company, and (3) the services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.48 “Stock” means the shares of common stock, $1 par value, of the Company.
2.49 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.
2.50 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.
2.51 “Subsidiary” means any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 20% of the combined voting power of the total outstanding equity interests of such entity, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Section 424(f) of the Code. For purposes of granting stock options or stock appreciation rights, an entity may not be considered a Subsidiary unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation 1.414(c)-2(b)(2)(i).
2.52 “Substitute Award” shall mean an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or SAR.
2.53 “Target MIP Incentive Opportunity” means a predetermined percentage of Eligible Earnings or specified dollar amount used to calculate the total incentive amount, which predetermined percentage or dollar amount shall be approved by the Committee.
2.54 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

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2.55 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.
2.56 “U.S. Grantee” means any Grantee who is or becomes a taxpayer in the United States.
2.57 “Year of Service” means a 12-month period, beginning with an Employee’s employment commencement date, and each successive 12-month period, during which an Employee is credited with 1,000 hours of service (as defined in the Employee Retirement Income Security Act of 1974, as amended) with the Company and/or a Subsidiary.
SECTION 3. ADMINISTRATION OF THE PLAN
3.1 Board
The Board shall have such powers and authorities related to the administration of the Plan as are not inconsistent with the Company’s articles of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s articles of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.
3.2 Committee
The Board, from time to time, may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the articles of incorporation and by-laws of the Company and applicable law. Upon adoption of this Plan by the Board, the foregoing powers and authorities are delegated to the Committee except to the extent specifically retained or hereafter withdrawn from the Committee by Board action, or such powers and authorities involve Plan benefits or compensation payable to Outside Directors. References in this Plan to the administration of the Plan by the Committee shall also include the Board.
(a) Except as provided in Subsection (b) and except as the Board may otherwise determine, the Committee appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company each of whom is intended to: (1) qualify as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act; and (2) comply with the independence requirements of the stock exchange on which the Common Stock is listed.
(b) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.
In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.
To the extent permitted by law, the Committee may delegate its authority under the Plan to a subcommittee of the Board, a member of the Board, the President and Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board or the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.
3.3 Jurisdictions
In order to assure the viability of Awards granted to Grantees employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Grantee resides or is employed. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in

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Section 4.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws, including Code Section 409A.
3.4 Terms of Awards
Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(a) designate Grantees;
(b) determine the type or types of Awards to be made to a Grantee;
(c) determine the number of shares of Stock to be subject to an Award;
(d) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a change of control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);
(e) prescribe the form of each Award Agreement evidencing an Award;
(f) the Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the restriction period applicable to any outstanding Awards shall lapse, (iii) all or a portion of the performance period applicable to any outstanding Awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level; and
(g) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to U.S. Grantees and eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, materially impair the Grantee’s rights under such Award.
Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Stock delivered in lieu of fully vested cash obligations, (iii) Awards to Outside Directors that vest on earlier of the one-year anniversary of the Grant Date and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 17); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Corporate Transaction, in the terms of the Award Agreement or otherwise.
3.5 No Repricing
Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.
3.6 Deferral Arrangement
The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

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Appendix A
3.7 No Liability
No member of the Board or the Committee or any Employee shall be personally liable for any action, omission or determination made in good faith with respect to the Plan or any Award or Award Agreement. To the maximum extent permitted in its Articles of Incorporation and Bylaws, the Company shall indemnify and hold harmless the members of the Committee, the Board and Employees from and against any and all loss which results from liability to which any of them may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in connection with the administration of the Plan, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. By participating in this Plan, each Employee agrees to release and hold harmless the Company, its Subsidiaries and its affiliates (and their respective directors, officers and employees), the Board and the Committee, from and against any tax or other liability, including without limitation, interest and penalties, incurred by the Employee in connection with his or her participation in the Plan.
3.8 Share Issuance/Book-Entry
Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry or uncertificated registration or issuance of one or more Stock certificates. If book-entry or uncertificated registration is used, the Company’s corporate governance records shall be consistent with this procedure, and, at the time that certificates would otherwise be issued, Awards shall be evidenced by confirmation or similar documents from the Company’s transfer agent. If required by Applicable Laws or Company governance records, Stock certificates shall be issued upon appropriate request.
SECTION 4. STOCK SUBJECT TO THE PLAN
4.1 Number of Shares Available for Awards
Subject to adjustment as provided in Section 17 and to all other limits set forth in this Plan, the number of shares of Stock that shall initially be available for all awards under this Plan, other than Substitute Awards, shall be 2,775,000, less one share for every one share of Stock subject to an Award granted under the Prior Plan after April 30, 2022 and prior to the Effective Date. Subject to adjustment as provided in Section 17, no more than 2,775,000 shares of Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. The issuance of shares of Stock in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of shares of Stock available for future Awards under the Plan.
4.2 Share Usage
Shares covered by an Award shall be counted as used as of the Grant Date. The number of shares of Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Stock which become subject to outstanding Awards of Options, outstanding free-standing SARs, Restricted Stock, Unrestricted Stock, Stock Units, Dividend Equivalent Rights, Performance Shares, and Performance Units, other than Substitute Awards. Awards settled or to be settled in cash shall not reduce the number of shares of Stock available under the Plan. With respect to SARs (but exclusive of SARs to be settled in cash), the number of shares subject to an award of SARs will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise. Any shares covered by an Award, whether granted under the Plan or a Prior Plan, that at any time after April 30, 2022 are not purchased or are forfeited or expire, or if an Award granted under the Plan or a Prior Plan otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan or the Prior Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under this Plan on a one-for-one basis regardless of the applicable share reserve deduction ratio in the Prior Plan. The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option or the purchase of Restricted Stock or shares of Stock subject to vested Stock Units as described in Section 13, (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 18.3 or (iii) any shares of Stock repurchased by the Company using proceeds from the purchase of shares of Stock upon exercise of an Option as described in Section 13.
4.3 Substitute Awards
The number of shares of Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

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SECTION 5. EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1 Effective Date
This Plan shall be submitted to the shareholders of the Company for approval and, if approved, shall become effective as of the date of such shareholder approval.
5.2 Term
The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the date on which the Plan was approved by the Committee. Termination of this Plan shall not affect the terms or conditions of any Award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan. No Awards shall be granted under the Prior Plan after this Plan becomes effective.
5.3 Amendment and Termination of the Plan
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made; provided however, that the Company shall submit for stockholder approval any amendment required to be submitted for stockholder approval by Applicable Law or applicable stock exchange listing requirements, or that would otherwise materially: (i) increase the benefits accrued to Participants under the Plan, (ii) increase the numbers of securities which may be issued under the Plan (other than an increase pursuant to the adjustment provisions of Section 17), (iii) modify the requirements for participation in the Plan, or (iv) modify the Outside Director compensation limit set forth in Section 6 of the Plan or the prohibition on repricing set forth in Section 3.5 of the Plan. No amendment, suspension, or termination of the Plan or an Award Agreement shall, without the consent of the Grantee, materially impair rights or obligations under any Award previously awarded under the Plan.
SECTION 6. AWARD ELIGIBILITY
Participants in this Plan shall consist of Service Providers to the Company or any Subsidiary and persons expected to become Service Providers of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Award Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as an Outside Director or consultant. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence. The aggregate value of cash compensation and the grant date fair value of shares of Stock that may be awarded or granted during any fiscal year of the Company to any Outside Director, for his or her services as an Outside Director, shall not exceed $800,000; provided, further, that this limit shall not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by the director in his or her capacity as an executive officer or employee of the Company.
SECTION 7. AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan and shall specify the terms, conditions and any rules applicable to the Award, including but not limited to the effect of a Corporate Transaction, or death, Disability, or other termination of employment of the Grantee on the Award. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification or to the extent an Option designated as an Incentive Stock Option fails to so qualify, such Options shall be deemed Non-qualified Stock Options.
SECTION 8. TERMS AND CONDITIONS OF OPTIONS
8.1 Grant of Option
Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Options to persons as set forth in Section 6. The Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price, the duration of the Option, the number of shares of Stock to which an Option pertains, any conditions imposed upon the exercisability or the transferability of the Option, including vesting conditions, the conditions under which the Option may be terminated and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange.

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8.2 Option Price
The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except with respect to Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. Unless otherwise permitted by Applicable Laws, in no case shall the Option Price of any Option be less than the par value of a share of Stock. No Option shall provide by its terms for the re-setting of its exercise price or for its cancellation and reissuance, in whole or in part; provided that the foregoing shall not limit the authority of the Committee to grant additional Options hereunder.
8.3 Vesting
Subject to Sections 8.4 and 17 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, and need not be the same for each Grantee. For purposes of this Section 8.3, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.
8.4 Term
Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date. The Company may deduct from the shares of Stock deliverable to the Grantee upon exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.
8.5 Termination of Service
Unless otherwise stated in the applicable Award Agreement or if Code Section 409A noncompliance would exist and subject to the maximum term of the Option, the Grantee shall have the right to exercise any Incentive Stock Option for ninety (90) days following termination of the Grantee's employment, unless terminated for Cause, in which case there shall be no post-termination exercise period, and further, unless otherwise stated in the applicable Award Agreement and subject to the maximum term of the Option, an Incentive Stock Option shall remain exercisable for twelve (12) months after termination of the Grantee’s employment due to death or Disability. Unless otherwise stated in the applicable Award Agreement and subject to the maximum term of the Option, the Grantee shall have the right to exercise any Non-qualified Stock Option for thirty-six (36) months following termination of the Grantee's Service if the termination is due to death, Disability, or Retirement. The post-termination provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.6 Limitations on Exercise of Option
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the termination of the Option.
8.7 Method of Exercise
Subject to the terms of Section 13 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery of notice of exercise according to any method provided by the Committee, which may include but is not limited to, physical delivery of notice on any business day to the Company, at the Company’s principal office (on the form specified by the Company) or execution of delivery procedures provided by the Company through a stock transfer or other agent in telephonic, electronic, website or similar form regardless of whether default procedures may be used. The notices and procedures shall specify, among other items requested, the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.
8.8 Rights of Holders of Options
Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

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8.9 Delivery of Stock
Subject to Section 3.8 (and specifically the discretion of the Company to use book-entry or uncertificated registration), promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price and related taxes, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.
8.10 Transferability of Options
Except as provided in Section 8.11, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.11, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.11 Family Transfers
If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.11, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.11, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.11 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.5 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.5.
8.12 Limitations on Incentive Stock Options
An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Subsidiaries) does not exceed one hundred thousand dollars ($100,000). This limitation shall be applied by taking Options into account in the order in which they were granted.
8.13 Notice of Disqualifying Disposition
If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.
SECTION 9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1 Right to Payment and Grant Price
A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price of the SAR as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of a share of Stock on the Grant Date except with respect to Substitute Awards. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award.
9.2 Other Terms
The Committee shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. The Award Agreement shall specify whether the SAR shall be settled in Stock, cash or a combination of Stock and cash. Unless otherwise stated in the applicable Award Agreement or if Code Section 409A noncompliance would exist and subject to the maximum term of the SAR, the Grantee shall have the right to exercise any SAR for thirty-six (36) months following termination of the Grantee's Service if the termination is due to death, Disability, or Retirement. The post-

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termination provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. In the event that a SAR is exercised after the close of the business market on a particular day, the Fair Market Value of the applicable share of Stock shall be measured by the price of the Stock at the close of the next business day.
9.3 Term
Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.
9.4 Transferability of SARS
Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9.5 Family Transfers
If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfer or shares as would have applied to the Grantee. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.
SECTION 10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS
10.1 Grant of Restricted Stock or Stock Units
Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).
10.2 Restrictions
At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Committee may in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Stock Units.
10.3 Restricted Stock Certificates
Subject to Section 3.8 (and specifically the discretion of the Company to use book-entry or uncertificated registration), the Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates (or other appropriate documentation if book-entry or uncertificated registration is used, such as the confirmation documentation issued to the Grantee and the transfer agent records) shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
10.4 Rights of Holders of Restricted Stock
Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock; provided, that any such dividends shall not vest or be paid with respect to any holders of Restricted Stock prior to the vesting of such Restricted Stock and shall be paid at the same time as the underlying Stock is vested consistent with this Plan and the Award Agreement and in

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compliance with Code Section 409A (and governing guidance), where applicable. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.
10.5 Rights of Holders of Stock Units
10.5.1 Voting and Dividend Rights
Holders of Stock Units shall have no rights as stockholders of the Company. Subject to Section 12.1, the Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid. Any dividend rights credited to a Stock Unit Award shall not vest or be paid with respect to the holders of the Stock Units prior to the vesting of such Stock Units and shall be paid at the same time as the payment of the underlying Stock Units consistent with this Plan and the Award Agreement and in compliance with Code Section 409A (and governing guidance), where applicable.
10.5.2 Creditor’s Rights
A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6 Termination of Service
Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.
10.7 Purchase of Restricted Stock and Shares Subject to Stock Units
The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock or shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units and (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Committee, in consideration for past or future Services rendered to the Company or a Subsidiary.
10.8 Delivery
10.8.1 Delivery for Restricted Stock Awards
Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock shall lapse, and, subject to Section 3.8 and unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as applicable, no later than two and a half (2 1/2) months following the end of the Company’s Fiscal Year in which the vesting occurred (or the restrictions lapsed). Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered or the transfer has been recorded on the Company’s books and records.
10.8.2 Delivery for Stock Unit Awards
Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Stock Units shall lapse, and, subject to Section 3.8 and unless otherwise provided in the Award Agreement, a stock certificate for such shares, or cash, as the case may be, shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as applicable, no later than two and a half (2 1/2) months following the end of the Company’s Fiscal Year in which the vesting occurred (or the restrictions lapsed). Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock, or cash, represented by the Stock Unit has been delivered or the transfer has been recorded on the Company’s books and

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records. With respect to a vested Stock Unit settled in cash, the cash payment for each Stock Unit shall be equivalent to the Fair Market Value of one share of Stock measured as of the date of vesting.
SECTION 11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS
Subject to Section 3.4, the Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past Service and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.
SECTION 12. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
12.1 Dividend Equivalent Rights
A Dividend Equivalent Right may be granted hereunder to any Grantee of an Award other than Options and SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award. Notwithstanding anything to the contrary contained herein, Dividend Equivalent Rights will be subject to the same conditions as the underlying Award and shall not vest or be paid with respect to any Award prior to the vesting of such Award, and any such accrued Dividend Equivalent Rights shall be paid at the same time as the underlying Stock or Award to which it relates vests and is distributed consistent with this Plan and the Award Agreement, and such provision, right, and payment must all be in compliance with Code Section 409A (and governing guidance), where applicable, including any impact such a provision, right, or payment may have on the deemed deferral of an Award in order to vest or be paid. The provisions of this Section 12.1 apply to any dividends and Dividend Equivalent Rights that may be attached to any Award.
12.2 Termination of Service
Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.
SECTION 13. PAYMENT
13.1 General Rule
Subject to Section 13.3, payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or Stock Units shall be made in a format acceptable to the Company and as otherwise provided herein.
13.2 Surrender of Stock
Subject to Section 13.3, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or Stock Units may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.
13.3 Cashless Exercise
With respect to an Award where payment is required, payment of the price for shares may be made all or in part by (i) delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the price and any withholding taxes described in Section 18.3, or (ii) in its discretion, the Company’s issuance of the number of shares equal in value to the difference between the price (and any withholding taxes described in Section 18.3) and the Fair Market Value of the shares subject to the portion of the Option being exercised, or the difference between the Purchase Price and the Fair Market Value of any Restricted Stock or Stock Units. The Company may provide procedures for executing the delivery of the irrevocable direction to the licensed securities broker referenced in this Section 13.3 by various methods including, but not limited to, those available by telephonic, electronic, website or similar formats regardless of whether default elections may be used by the procedures. In the Company’s discretion, appropriate fees, expenses and taxes may be deducted from, and reduce, the amount of shares received by the Grantee. Notwithstanding the above and the remainder of this Section 13, for an

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Award where payment by a Reporting Person is required, payment of the price for shares must be made by the Company’s withholding that number of shares equal in value to the amount owed by the Reporting Person (including provision for any withholding taxes described in Section 18.3 or as additionally required by any otherwise Applicable Law).
13.4 Other Forms of Payment
To the extent the Award Agreement so provides or as otherwise provided in writing by the Committee, payment of the price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock or Stock Units may be made in any other form that is consistent with applicable laws, regulations, rules, and this Plan.
SECTION 14. TERMS AND CONDITIONS OF PERFORMANCE AWARDS
14.1 Grant of Performance Units/Performance Shares
Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Grantees in such amounts and upon such terms as the Committee shall determine.
14.2 Value of Performance Units/Performance Shares
Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Grantee.
14.3 Earning of Performance Units/Performance Shares
Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14; provided that, no Award may be accelerated (or may be granted with such provisions) if the grant or acceleration would not be in compliance with Code Section 409A (including from the Grant Date), if it would subject an Award to Code Section 409A that was not previously subject to Code Section 409A unless it would be compliant in its entirety (including with a fixed payout date if necessary).
14.4 Form and Timing of Payment of Performance Units/Performance Shares
Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares. The payments for the Performance Units or Performance Shares, as the case may be, shall be made at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period, but in no event later than seventy-five (75) days following the close of the Company’s Fiscal Year in which the term of the Award is complete (i.e., it vests). Any shares of Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
14.5 Performance Measures
The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Measures as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any Performance Measures.
14.6 Impact of Corporate Transaction on Performance Awards
Except as otherwise provided for in an Award Agreement, the performance level for any Performance Awards for unexpired terms shall be determined based on the best financial information available to the Company of the Company’s performance as of the close of business on the day immediately preceding a Corporate Transaction; provided, however, in determining whether and to what extent performance criteria of such Performance Awards have been satisfied, where such criteria are based on results that accumulate over the term of such Awards or over one year of such term (e.g., earnings per share), the performance requirement of such performance criteria shall be prorated in accordance with the portion of the term or year that occurred prior to the Corporate Transaction.

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14.7 Management Incentive Program
14.7.1 General Information and Eligibility
This Section 14.7 establishes a short-term cash incentive program (known as the “Management Incentive Program” or “MIP”) for Employees of the Company or a Subsidiary. Eligibility to participate in the MIP shall be determined by the Committee; however, unless the Committee (or its delegatee) determines otherwise, an Employee is eligible to participate in the Management Incentive Program for a particular Fiscal Year if all of the following requirements are met:
(a) the Employee is designated in the records of the Company (or a Subsidiary) in a position designated by the Committee as a participant in the MIP for a particular Fiscal Year;
(b) the Employee was employed by the Company (or a Subsidiary) before February 1 of that particular fiscal year; and
(c) the Employee is actively employed on the last day of the Fiscal Year; provided, that
(i) the Employee may participate if the Employee was otherwise participating in the Management Incentive Program during a Fiscal Year and died, became Disabled in that Fiscal Year, or Retired in that Fiscal Year, and
(ii) the Employee may participate if the Employee was otherwise participating in the Management Incentive Program during a Fiscal Year but was on an approved leave of absence (including workers compensation leave, military leave, or leave approved pursuant to the Family Medical Leave Act), in which case, the total MIP Award (if any) shall be determined based on Eligible Earnings during the applicable Fiscal Year while the Employee participates in the MIP. In the event that a participating Employee dies prior to the payout of any MIP Award (if any), the MIP Award shall be paid to his or her estate.
In respect of each Employee, the Committee or its delegatee shall (at the time of establishing applicable Performance Measures) also establish and communicate a “Target MIP Incentive Opportunity” which shall be a dollar amount payable with respect to the applicable performance measurement period (normally, the Fiscal Year).
14.7.2 Amount of MIP Award
The MIP Award, if any, awarded to an eligible Employee shall be the product of some or all of the following as the Committee in its sole discretion determines: Target MIP Incentive Opportunity; Eligible Earnings; Company Achievement Percentage, Individual Achievement Percentage, or both; and Company Weighted MIP Component, Individual Weighted MIP Component, or both.
14.7.3 Time of Payment
A Service Provider’s MIP Award payment (if any) shall be paid as soon as administratively feasible during the second month following the close of the performance period to which the MIP Award relates (but in any event no later than two and half (2 1/2) months following the conclusion of the performance period. (For example, if the performance period is the Company’s fiscal year, the payment date shall occur during the month of June.) No MIP Award may be paid without a certification by the Committee that the Company goals under the applicable Performance Measures have been achieved. If awards are made in whole or in part based on achievement by eligible Employees of individual goals, a named executive officer will receive such an award only after determination by the Committee that the named executive officer has achieved such goals.
14.7.4 Employment Transfers
If a participating Service Provider transfers between locations, the calculation of the MIP Award payment for him or her (if any) shall be subject to the following rules:
(a) The MIP Award payment (if any) shall be based on Eligible Earnings earned at the first location using the first location’s Company Achievement Percentage plus Eligible Earnings earned at the second location using the second location’s Company Achievement Percentage; and
(b) Only one Individual Achievement Percentage will be used, which shall be based on the overall attainment of individual goals for the Fiscal Year;
provided, that the location of the participating Employee when the MIP Award is paid shall be charged for the MIP Award payment.

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14.7.5 Position Changes
If a participating Employee’s position, salary level and Target MIP Incentive Opportunity changes during a Fiscal Year in which that Employee is participating in the Management Incentive Program, any MIP Award payment shall be based on the Eligible Earnings and Target MIP Incentive Opportunity in the beginning position, plus the Eligible Earnings and Target MIP Incentive Opportunity while in the subsequent salary grade.
SECTION 15. PARACHUTE LIMITATIONS
Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a U.S. Grantee with the Company or any Subsidiary, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the U.S. Grantee (including groups or classes of U.S. Grantees or beneficiaries of which the U.S. Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the U.S. Grantee (a “Benefit Arrangement”), if the U.S. Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Stock Unit, Performance Share, Performance Unit or MIP Award held by that U.S. Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the U.S. Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the U.S. Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the U.S. Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the U.S. Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the U.S. Grantee under any Other Agreement or any Benefit Arrangement would cause the U.S. Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the U.S. Grantee as described in clause (ii) of the preceding sentence, then the rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the U.S. Grantee under this Plan be deemed to be a Parachute Payment shall be reduced as follows: (i) by reducing first any rights, payments or benefits that are exempt from Section 409A of the Code and then reducing any rights, payments or benefits subject to Section 409A of the Code in the reverse order in which such rights, payments or benefits would be paid or provided (beginning with such right, payment or benefit that would be made last in time and continuing, to the extent necessary, through to such right, payment or benefit that would be made first in time).
SECTION 16. REQUIREMENTS OF LAW
16.1 General
The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the

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laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
16.2 Rule 16b-3
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
SECTION 17. EFFECT OF CHANGES IN CAPITALIZATION
The provisions in this Section 17 are intended to provide equivalency for certain capitalization events, and, in all events, and notwithstanding anything to the contrary contained herein, may not be accomplished, provided for or be applicable to an Award, if, at any time, such Award is not in compliance with Code Section 409A (including from the Grant Date), if it would subject an Award to Code Section 409A that was not previously subject to Code Section 409A unless it would be compliant in its entirety (including with a fixed payout date if necessary).
17.1 Capitalization Adjustments
In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor or replacement accounting standard) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding Option and SAR (including the number and class of securities subject to each outstanding Option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Stock Unit Award (including the number and class of securities subject thereto), and the terms of each outstanding MIP Award and Performance Award (including the number and class of securities subject thereto) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate Option Price or purchase price and in accordance with Code Section 409A. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
17.2 Corporate Transaction
Subject to the terms of the applicable Award Agreements, in the event of a “Corporate Transaction,” the Board, as constituted prior to the Corporate Transaction, may, in its discretion:
(i) require that (i) some or all outstanding Options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding Awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;
(ii) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Corporate Transaction, or a parent corporation thereof, be substituted for some or all of the shares of Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Committee in accordance with Section 17.1; and/or
(iii) require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment or other property in an amount equal to (A) in the case of an Option or an SAR, the aggregate number of shares of Stock then subject to the portion of such Option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Stock as of the date of the Corporate Transaction, over the Option Price or SAR Exercise Price subject to such Option or SAR, (B) in the case of an Award (other than an Option or SAR) denominated in shares of Stock, the number of shares of Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 17.2(i), whether or not vested, multiplied by the Fair Market Value of a share

2022 Proxy Statement	A-20

Appendix A
of Stock as of the date of the Corporate Transaction, and (C) in the case of an Award denominated in cash, the value of the Award then subject to the portion of such Award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 17.2(i); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Corporate Transaction, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash or other property pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.
17.3 Adjustments
Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee shall determine the effect of a Corporate Transaction upon Awards, and such effect shall be set forth in the appropriate Award Agreement or as otherwise determined by the Committee in accordance with this Section 17. This Section 17.3 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.
17.4 No Limitations on Company
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
SECTION 18. GENERAL PROVISIONS
18.1 Disclaimer of Rights
No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or a Subsidiary. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
18.2 Nonexclusivity of the Plan
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or any committee thereof to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.
18.3 Withholding Taxes
No shares of Stock shall be delivered under the Plan to any Grantee until such Grantee has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, local or foreign taxes (including the Grantee’s payroll tax obligations) required or permitted by law to be withheld with respect to any taxable event concerning a Grantee arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Grantee to elect to have the Company withhold shares of Stock otherwise issuable under an Award or allow the return of shares of Stock having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Grantee of such Award after such shares of Stock were acquired by the Grantee from the Company) in order to satisfy the Grantee’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. Notwithstanding the discretionary provisions above, for an

A-21	La-Z-Boy Incorporated

Appendix A
Award where a tax payment is required with respect to a Reporting Person, the Company shall withhold shares of Stock otherwise issuable under an Award to satisfy the tax payment obligation.
18.4 Clawback of Awards
The Awards granted under this Plan and any cash payment or shares of Stock delivered pursuant to such Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any Company clawback or recoupment policy as in effect on the date of grant, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
18.5 Protected Rights
Nothing contained in this Plan is intended to limit the participant’s ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company or (iii) under applicable United States federal law to (A) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
18.6 Captions
The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
18.7 Other Provisions
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
18.8 Number and Gender
With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
18.9 Severability
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
18.10 Governing Law
The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the state of Michigan, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
18.11 Code Section 409A
The Committee intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Committee determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee. Notwithstanding anything to the contrary in the Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Stock are publicly traded, and if a holder holding an award that constitutes “deferred compensation” under Code Section 409A of the Code is a “specified employee” for purposes of Code Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Code Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such holder’s “separation from service” (as defined in Code Section 409A without regard to alternative definitions thereunder) or, if earlier, the date of the holder’s death, unless such

2022 Proxy Statement	A-22

Appendix A
distribution or payment can be made in a manner that complies with Code Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
18.12 Foreign Employees
Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
To record adoption of the Plan by the Board as of June 28, 2022, and approval of the Plan by the stockholders on
_________, 2022, the Company has caused its authorized officer to execute the Plan.

A-23	La-Z-Boy Incorporated

Appendix B
LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Year Ended
(Amounts in thousands, except per share data)	4/30/22	4/24/21
GAAP operating income	$206,756	$136,736
Purchase accounting charges/(gain)	(2,251)	16,024
Business realignment (gain)/charges	(3,277)	3,883
Sale-leaseback gain	(10,655)	—
Supply chain optimization initiative gain	—	(50)
Non-GAAP operating income	$190,573	$156,593

GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$3.39	$2.30
Purchase accounting charges/(gain), net of tax, per share	(0.04)	0.33
Business realignment (gain)/charges, net of tax, per share	(0.06)	0.07
Sale-leaseback gain, net of tax, per share	(0.18)	—
CARES Act benefit, net of tax, per share	—	(0.08)
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$3.11	$2.62
Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), this Proxy Statement also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This Proxy Statement contains references to Non-GAAP operating income and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share, each of which exclude purchase accounting charges/(gain), business realignment (gain)/charges, benefits from the CARES Act, charges for our supply chain optimization initiative, and sale-leaseback gain. The business realignment charges include severance costs, asset impairment costs, and costs to relocate equipment and inventory related to organizational changes we undertook as a result of our response to COVID, including a reduction in the company's work force, temporary closure of certain manufacturing facilities and subsequent gains resulting from the sale of related assets. The purchase accounting charges may include the amortization of intangible assets, incremental expense upon the sale of inventory acquired at fair value, amortization of employee retention agreements, fair value adjustments of future cash payments recorded as interest expense, and adjustments to the fair value of contingent consideration. The benefits from the CARES Act include the impact of employee retention credits. The charges for our supply chain optimization initiative may include severance costs, accelerated depreciation expense, costs to relocate equipment and inventory, as well as other costs related to the closure, relocation and sale of certain manufacturing operations. Sale-leaseback gains are the result of the sale of the buildings and related fixed assets of three Retail stores. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the table above.
Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, business realignment charges and the charges related to the company's supply chain optimization initiative are dependent on the timing, size, number and nature of the operations being moved or closed, and the charges may not be incurred on a predictable cycle. Management also excludes benefits from the CARES Act and sale-leasebacks when assessing the company’s operating and financial performance due to the one-time or infrequent nature of the transactions. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the above “Reconciliation of GAAP to Non-GAAP Financial Measures” table presents the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented.

2022 Proxy Statement	B-1

2022 ANNUAL MEETING
When:
August 30, 2022, at 8:00 a.m. (Eastern Daylight Time)
Proposals to Be Voted On:

Board Recommendation:
1.	Election of the nine director nominees named in the Proxy Statement:				VOTE “FOR” EACH
	•	Erika L. Alexander	•	W. Alan McCollough
	•	Sarah M. Gallagher	•	Rebecca L. O’Grady
	•	James P. Hackett	•	Lauren B. Peters
	•	Janet E. Kerr	•	Melinda D. Whittington
	•	Michael T. Lawton

2.	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for FY 2023				VOTE “FOR”
3.	Approval, through a non-binding advisory vote, of the compensation of our named executive officers as disclosed in the Proxy Statement				VOTE “FOR”
4.	Approval of the La-Z-Boy Incorporated 2022 Omnibus Incentive Plan				VOTE “FOR”
Vote:

Online	By Phone	By Mail	In Person
www.proxyvote.com	1-800-690-6903	Completing, dating, signing and returning your proxy card	With proof of ownership and a valid photo ID
Where:
Wright Room, Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Detroit, Michigan

LA-Z-BOY INCORPORATED

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 29, 2022 for shares held directly and by 11:59 p.m. Eastern Time on August 25, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 29, 2022 for shares held directly and by 11:59 p.m. Eastern Time on August 25, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01) Erika L. Alexander
02) Sarah M. Gallagher
03) James P. Hackett
04) Janet E. Kerr
05) Michael T. Lawton
06) W. Alan McCollough
07) Rebecca L. O'Grady
08) Lauren B. Peters
09) Melinda D. Whittington

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2023.	☐	☐	☐
3. To approve, through a non-binding advisory vote, the compensation of our named executive officers as disclosed in the Proxy Statement.	☐	☐	☐
4. To approve the La-Z-Boy Incorporated 2022 Omnibus Incentive Plan.	☐	☐	☐

NOTE: In their discretion, the Proxy is authorized to act upon such other business as may properly come before the meeting or any adjournment thereof.

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000575898_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

LA-Z-BOY INCORPORATED
Annual Meeting of Shareholders
August 30, 2022 8:00 A.M. EDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael T. Lawton Proxy, with power of substitution, to attend the Annual Meeting of Shareholders of La-Z-Boy Incorporated to be held at the Wright Room of the Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Detroit, Michigan, on August 30, 2022 at 8:00 A.M., Eastern Daylight Time, and any adjournment thereof, and thereat to vote all shares now or hereafter standing in the name of the undersigned.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all the director nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4.

0000575898_2 R1.0.0.24

Continued and to be signed on reverse side